UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Hot Topic, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HOT TOPIC, INC.

18305 E. San Jose Avenue

City of Industry, California 91748

(626) 839-4681

DEAR SHAREHOLDER:

We cordially invite you to attend a special meeting of shareholders of Hot Topic, Inc. (“Hot Topic” or the “Company”) to be held at the Pacific Palms Resort, One Industry Hills Parkway, City of Industry, California 91744, at 10:00 a.m., local time, on May 31, 2013 (the “Special Meeting”). Holders of record of the Company’s common stock, no par value per share, at the close of business on May 3, 2013 (the “record date”), will be entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

At the Special Meeting, we will ask you to approve the Agreement and Plan of Merger, dated as of March 6, 2013, among 212F Holdings LLC, a Delaware limited liability company (“Parent”), HT Merger Sub Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Hot Topic (the “Merger Agreement”), under which Merger Sub will merge with and into Hot Topic, with Hot Topic surviving the merger (the “Merger”), and to approve the principal terms of the Merger. Parent and Merger Sub are beneficially owned by affiliates of Sycamore Partners Management, L.L.C.

We are also asking you to (a) approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and (b) grant us the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement and the principal terms of the Merger.

Upon the consummation of the Merger, you will be entitled to receive $14.00 in cash, without interest and less any applicable withholding taxes, for each share of the Company’s common stock that you own, and you will have no ongoing ownership interest in the continuing business of Hot Topic. We cannot consummate the Merger unless all of the conditions to closing are satisfied, including the approval of the Merger Agreement and the principal terms of the Merger by the affirmative vote of the holders of a majority of all outstanding shares of our common stock as of the record date.

Our board of directors reviewed and considered the terms and conditions of the Merger and has unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of Hot Topic’s shareholders, has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in accordance with California law, and has unanimously resolved to recommend that Hot Topic’s shareholders approve the Merger Agreement and the principal terms of the Merger.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE PRINCIPAL TERMS OF THE MERGER, “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE MERGER-RELATED COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES TO VOTE IN FAVOR OF APPROVING THE MERGER AGREEMENT AND THE PRINCIPAL TERMS OF THE MERGER.

YOUR VOTE IS IMPORTANT.

In connection with the Merger Agreement, certain Hot Topic shareholders, including our chief executive officer and funds affiliated with certain of our directors, who beneficially owned, in the aggregate, approximately 11.4% of the outstanding shares of our common stock as of April 30, 2013 (including shares issuable upon the exercise of options held by such parties exercisable within 60 days of such date), each entered into a support agreement with Parent and Merger Sub, pursuant to which each such shareholder has agreed, among other things, to vote all shares of our common stock that she or it owns in favor of the Merger and the approval of the Merger Agreement.

In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a proxy statement relating to the actions to be taken by our shareholders at the Special Meeting and a proxy card. The proxy statement includes other important information about the Merger Agreement and the Merger. We encourage you to read the entire proxy statement and its annexes carefully. A copy of the Merger Agreement is attached as Annex A to the attached proxy statement.

Your vote is very important, regardless of how many shares you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy card in the enclosed envelope as promptly as possible or submit your proxy over the Internet or by telephone as instructed in these materials. It is important that your shares be represented and voted at the Special Meeting. If you are a shareholder of record, you may vote in person at the Special Meeting as you wish, even if you have previously returned your proxy card or appointed a proxy over the Internet or by telephone. If your shares are held in the name of your bank, brokerage firm or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

If your shares of the Company’s common stock are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares of the Company’s common stock, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of the Company’s common stock “FOR” approval of the proposal to approve the Merger Agreement and the principal terms of the Merger will have the same effect as voting against the proposal to approve the Merger Agreement and the principal terms of the Merger.

If you have any questions or need assistance voting your shares of the Company’s common stock, please call AST Phoenix Advisors, our proxy solicitor, toll-free at (800) 761-6523.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” the approval of the Merger Agreement and the principal terms of the Merger.

Sincerely,

Lisa Harper

Chairman of the Board

This proxy statement is dated May 10, 2013, and is first being mailed to our shareholders on or about May 10, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER OR THE MERGER AGREEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

HOT TOPIC, INC.

18305 E. San Jose Avenue

City of Industry, California 91748

(626) 839-4681

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2013

DEAR SHAREHOLDER:

You are cordially invited to attend the Special Meeting of Shareholders of Hot Topic, Inc., a California corporation (“Hot Topic” or the “Company”), that will be held at the Pacific Palms Resort, One Industry Hills Parkway, City of Industry, California 91744, at 10:00 a.m., local time, on May 31, 2013 (the “Special Meeting”) for the following purposes:

1.	to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 6, 2013, among 212F Holdings LLC, a Delaware limited liability company (“Parent”), HT Merger Sub Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Hot Topic (the “Merger Agreement”), under which Merger Sub will merge with and into Hot Topic, with Hot Topic surviving the merger and becoming a wholly owned subsidiary of Parent (the “Merger”), and to approve the principal terms of the Merger;

2.	to consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers; and

3.	to consider and vote upon a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval of the Merger Agreement and the principal terms of the Merger.

Parent and Merger Sub are beneficially owned by affiliates of Sycamore Partners Management, L.L.C.

Shareholders of record at the close of business on May 3, 2013 (the “record date”) are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting.

Our board of directors reviewed and considered the terms and conditions of the Merger and has unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of Hot Topic’s shareholders, has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in accordance with California law, and has unanimously resolved to recommend that Hot Topic’s shareholders approve the Merger Agreement and the principal terms of the Merger.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE PRINCIPAL TERMS OF THE MERGER, “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE MERGER-RELATED COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES TO VOTE IN FAVOR OF ADOPTING AND APPROVING THE MERGER AGREEMENT. YOUR VOTE IS IMPORTANT.

The Company’s shareholders who affirmatively vote against the approval of the Merger Agreement and the principal terms of the Merger will have the right to demand that the Company purchase the shares of common stock of the Company owned by them at their fair market value if the Merger is completed, but only if they perfect their dissenters’ rights by complying with all of the required procedures under California law. A copy of the California statutory provisions relating to dissenters’ rights is attached as Annex D to the attached proxy statement, and a summary of these provisions can be found under “The Merger—Dissenters’ Rights” in the attached proxy statement.

You should not send any certificates representing shares of the Company’s common stock with your proxy card. Upon the closing of the Merger, you will be sent instructions regarding the procedure to exchange your share certificates for the cash Merger consideration.

Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return your proxy card in the enclosed envelope, or appoint a proxy over the Internet or by telephone as instructed in these materials, to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the approval of the Merger Agreement and the principal terms of the Merger, in favor of the proposal to approve, on an advisory basis, the merger-related compensation of the Company’s named executive officers, and in favor of the proposal to adjourn the Special Meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of approving the Merger Agreement and the principal terms of the Merger.

If you fail to return your proxy card or if you fail to appoint a proxy over the Internet or by telephone and you do not attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the adoption and approval of the Merger Agreement. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your bank, brokerage firm or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by Hot Topic or any other person.

By Order of the Board of Directors,

Jonathan Block Secretary

May 10, 2013

City of Industry, California

IN ADDITION TO DELIVERING THE PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON MAY 31, 2013 TO SHAREHOLDERS BY MAIL, THE PROXY STATEMENT FOR SUCH MEETING, ALONG WITH OUR ANNUAL REPORT TO SHAREHOLDERS AND OTHER MATERIALS, ARE AVAILABLE AT

http://www.hottopic.com/specialmeetingproxy.

ANNEX A	Agreement and Plan of Merger, dated as of March 6, 2013, by and among 212F Holdings LLC, HT Merger Sub Inc. and Hot Topic, Inc.	A-1
ANNEX B	Form of Support Agreement entered into between 212F Holdings LLC, HT Merger Sub Inc. and the following shareholders of Hot Topic, Inc.: Lisa Harper; Becker Drapkin Partners (QP), L.P.; Becker Drapkin Partners, L.P.; BD Partners I, L.P.; and Becker Drapkin Management, L.P.	B-1
ANNEX C	Opinion of Guggenheim Securities, LLC	C-1
ANNEX D	Certain Provisions of Chapter 13 of the California General Corporation Law	D-1

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers About the Special Meeting and Merger,” highlights selected information in the proxy statement and may not contain all the information that may be important to you. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the Special Meeting. In addition, you may obtain additional business and financial information about Hot Topic, Inc. without charge by following the instructions in “Other Matters—Where You Can Find More Information” beginning on page 102. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. The Agreement and Plan of Merger, dated as of March 6, 2013, among 212F Holdings LLC, HT Merger Sub Inc. and Hot Topic, Inc. (the “Merger Agreement”), is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, as it is the legal document that governs the merger of HT Merger Sub Inc. with Hot Topic, Inc. which is referred to in this proxy statement as the “Merger.” In this proxy statement, “we,” “us,” “our,” “Hot Topic” and the “Company” refer to Hot Topic, Inc.

PARTIES TO THE MERGER AGREEMENT

The Parties to the Merger (see page 20). Hot Topic, Inc., a California corporation, is a specialty retailer of apparel, accessories, music and gift items for young men and women whose lifestyles reflect a passion for music, fashion and pop culture. 212F Holdings LLC, a Delaware limited liability company (“Parent”), is an affiliate of Sycamore Partners Management, L.L.C. (“Sycamore”), a private equity firm based in New York specializing in consumer and retail investments. HT Merger Sub Inc., a California corporation (“Merger Sub”), is a wholly owned subsidiary of Parent. Both Parent and Merger Sub were formed for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

THE MERGER

Background of the Merger (see page 21). For a discussion of the material events relating to the negotiation and execution of the Merger Agreement, see “The Merger—Background of the Merger” beginning on page 21.

Reasons for the Merger (see page 29). For a discussion of the material factors considered by our board of directors in reaching their conclusions and the reasons why our board of directors determined that the Merger is in the best interests of Hot Topic and our shareholders, see “The Merger—Reasons for the Merger and Recommendation of the Board of Directors” beginning on page 29.

Board Recommendation (see page 29). Our board of directors recommends that Hot Topic’s shareholders vote “FOR” the approval of the Merger Agreement and the principal terms of the Merger, “FOR” the adoption of the resolution to approve, on an advisory basis, the merger-related compensation for our named executive officers and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies. See “The Merger—Reasons for the Merger and Recommendation of the Board of Directors” beginning on page 29.

Opinion of the Company’s Advisor (see page 35). Guggenheim Securities, LLC (“Guggenheim Securities”) delivered its opinion to Hot Topic’s board of directors to the effect that, as of March 6, 2013 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger price in connection with the Merger was fair, from a financial point of view, to the holders of shares of common stock, no par value, of Hot Topic, other than shares held by certain members of the Company’s management that are being contributed to Parent (“Rollover Shares”). The full text of Guggenheim Securities’ written opinion, which is attached as Annex C to this proxy statement and which you should read in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion.

Guggenheim Securities’ opinion was provided to Hot Topic’s board of directors (solely in its capacity as such) for its information and assistance in connection with its consideration of the transaction, did not constitute a recommendation to Hot Topic’s board of directors in connection with the Merger and does not constitute advice or a recommendation to any holder of Hot Topic common stock as to how to vote in connection with the Merger or otherwise. Guggenheim Securities’ opinion addresses only the fairness, from a financial point of view, of the Merger price to the shareholders of Hot Topic, excluding holders of Rollover Shares, in connection with the Merger and does not address any other aspect of the Merger or any financing or other transactions related thereto.

More specifically, Guggenheim Securities’ opinion (i) did not address Hot Topic’s underlying business or financial decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Hot Topic, the financing of the Merger or the effects of any other transaction in which Hot Topic might engage; (ii) addressed only the fairness, from a financial point of view, of the Merger price pursuant to the Merger Agreement; (iii) expressed no view or opinion as to (a) any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (b) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of Hot Topic; (iv) expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Hot Topic’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger price pursuant to the Merger Agreement; and (v) did not constitute a solvency opinion or a fair value opinion, and Guggenheim Securities did not evaluate the solvency or fair value of Hot Topic under any federal or state laws relating to bankruptcy, insolvency or similar matters. Furthermore, Guggenheim Securities expressed no view or opinion as to the price or range of prices at which the shares of common stock or other securities of Hot Topic may trade at any time, including, without limitation, subsequent to the announcement of the Merger.

FINANCING OF THE MERGER

Parent estimates that the total amount of funds required to complete the Merger and related transactions, including payment of fees and expenses in connection with the Merger, is anticipated to be approximately $625 million. This amount is expected to be provided through a combination of (i) equity contributions from affiliates of Sycamore of up to $255 million, (ii) rollover financing from the Rollover Investors totaling approximately $7.7 million, (iii) debt financing of up to $350 million and (iv) up to $20 million of the Company’s available cash. See “The Merger—Financing of the Merger” beginning on page 47 for additional information.

LIMITED GUARANTEE

Affiliates of Sycamore have agreed to guarantee the obligations of Parent under the Merger Agreement to pay, under certain circumstances, a reverse termination fee and to reimburse certain expenses. See “The Merger —Limited Guarantee” beginning on page 51 for additional information. See “The Merger—Limited Guarantee” beginning on page 51 for additional information.

INTERESTS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of our board of directors in favor of the approval of the Merger Agreement and the principal terms of the Merger, you should be aware that certain of our executive officers and directors have interests in the Merger that may be different from, or in addition to, your interests as a shareholder. These interests include, among others:

•

the Merger Agreement provides for accelerated vesting of stock options and cash payments with respect to stock options that have an exercise price of less than $14.00 per share. Assuming no options are exercised between April 30, 2013 and the consummation of the Merger, our executive officers will receive, in the aggregate, $14,273,683 pursuant to the Merger Agreement in connection with the cancellation of their options, of which $6,441,898 is attributable to options vested as of April 30, 2013, and $7,831,785 is attributable to options that were not vested as of such date, and our non-employee directors will receive, in the aggregate, $3,710,523 pursuant to the Merger Agreement in connection with the cancellation of their options, of which $2,080,788 is attributable to options vested as of April 30, 2013 and $1,629,735 is attributable to options that were not vested as of such date;

•

the Merger Agreement provides for accelerated vesting of restricted shares of Company common stock and cash payments with respect to restricted shares of Company common stock. All of the outstanding restricted shares of Company common stock are held by our non-employee directors. Our non-employee directors will receive, in the aggregate, $294,112 attributable to shares of restricted common stock that were not vested as of April 30, 2013;

•

the entry by Ms. Harper into an amended employment agreement in connection with the completion of the Merger, providing for, among other things, (i) continuation of Ms. Harper’s employment as the Chief Executive Officer of the Company and continued service on the Company’s Board of Directors and Ms. Harper’s employment as the Chief Executive Officer of Parent and service as a member of Parent’s Board of Managers, (ii) participation in the Company’s (or Parent’s) annual bonus plan, to be established following the closing of the Merger, on substantially similar terms and conditions to the Company’s bonus plan provided to Ms. Harper prior to the closing of the Merger, (iii) payment of Ms. Harper’s legal and financial advisory fees incurred in connection with the negotiation of her employment terms and rollover equity participation, in an amount not to exceed $75,000, (iv) a tax gross-up payment in connection with any excise tax that may be imposed on Ms. Harper in connection with the receipt of any payments deemed to be on account of a change of ownership or control of the Company (including as a result of the consummation of the Merger) and (v) grants of certain restricted incentive equity interests (that are subject to time-based vesting and are junior to a liquidation preference in favor of Sycamore and other preferred unit holders of Parent) in Parent (which are separate from the interests Ms. Harper will receive as a Rollover Investor), all as further described under “The Merger—Interests of Our Directors and Executive Officers in the Merger”;

•	the expected ownership of equity interests in Parent by the Rollover Investors (see “The Merger – Financing of the Merger – Rollover Financing”); and

•	continued indemnification and liability insurance for directors and officers following completion of the Merger.

See “The Merger – Interests of Our Directors and Executive Officers in the Merger” beginning on page 52.

DISSENTERS’ RIGHTS

Shares of Hot Topic common stock that are outstanding immediately prior to the Merger and held by any dissenting shareholder who properly perfects his, her or its dissenters’ rights will not be converted into the right to receive the Merger consideration. Instead, the dissenting shareholder will be entitled to demand payment of the fair market value of his, her or its dissenting shares in accordance with and subject to Chapter 13 of the California General Corporation Law (the “CGCL”). A copy of certain provisions of Chapter 13 of the CGCL is attached as Annex D to this proxy statement. See “The Merger—Dissenters’ Rights” beginning on page 58 for additional information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

Any gain recognized in the Merger by a U.S. person, as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” will be subject to U.S. federal income tax. If you are a U.S. person, your receipt of cash in exchange for your shares of Hot Topic common stock in the Merger generally will cause you to recognize a capital gain or loss measured by the difference, if any, between the cash you receive in the Merger, determined before the deduction of any applicable withholding taxes, and your adjusted tax basis in your shares of Hot Topic common stock. Under U.S. federal income tax law, you will be subject to information reporting on cash received in the Merger unless an exemption applies. Backup withholding may also apply with respect to cash you receive in the Merger, unless you provide proof of an applicable exemption or provide a properly executed IRS Form W-9 and a correct taxpayer identification number and otherwise comply with the applicable requirements of the backup withholding rules. You should consult your own tax advisor for a full understanding of how the Merger will affect your U.S. federal, state and local and/or foreign taxes and, if applicable, the tax consequences of the receipt of cash in connection with the termination of, and full payment for, your stock options to purchase shares of Hot Topic common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 for additional information.

REGULATORY MATTERS

The Merger Agreement requires us and Parent to cooperate with each other and to use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement. In furtherance of the foregoing, we and Parent have each agreed to (i) make an appropriate filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) promptly and in any event no later than March 20, 2013, (ii) use reasonable best efforts promptly to cause the expiration or termination of any applicable waiting periods under the HSR Act, and (iii) provide as promptly as reasonably practicable information requested by any governmental body pursuant to the HSR Act. Hot Topic and Parent both filed the required notifications under the HSR Act, and on March 25, 2013, the Federal Trade Commission granted early termination of the waiting period applicable to the Merger under the HSR Act. The Merger Agreement also requires each of us and Parent to promptly, and in any event no later than March 20, 2013, make all filings to be made, and to use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals to be obtained, and to use reasonable best efforts to promptly obtain all other consents from any governmental body or third party, necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement. None of the parties is aware of any other required regulatory approvals. See “The Merger—Regulatory Matters” beginning on page 63 for additional information.

SHAREHOLDER LITIGATION

Between March 8 and April 25, 2013, seven putative class action complaints (Leone v. Harper et al., Case No. BC502537; Weisberg v. Harper et al., Case No. BC502538; Gonzalez v. Hot Topic, Inc. et al., Case No. BC502693; Carter v. Hot Topic, Inc. et al., Case No. BC502839; Mor v. Harper et al., Case No. BC502992; Coniglio v. Hot Topic, Inc. et al., Case No. BC502875; and Wolfe v. Hot Topic, Inc. et al., Case No. BC503322) were filed in the Superior Court of California, County of Los Angeles, and two putative class action complaints (Horn v. Hot Topic, Inc. et al., Case No CV13-02939 SJO (JCx); and Walton v. Hot Topic, Inc., et al., Case No. CV13-02941 DSG (AGRx)) were filed in the United States District Court for the Central District of California, in connection with the proposed acquisition of the Company by an affiliate of Sycamore. On May 7, 2013, the parties in the state court lawsuits entered into a stipulation to consolidate the seven cases pending in Los Angeles Superior Court.

Each lawsuit names the Company, its board of directors, Sycamore, Parent, and Merger Sub as defendants. The lawsuits generally allege that the Company’s directors breached their fiduciary duties by engaging in a flawed sales process, by approving an inadequate price, and by agreeing to provisions that would allegedly preclude another interested buyer from making a financially superior proposal to acquire the Company. The plaintiffs in the Leone, Carter and Coniglio cases have filed amended complaints adding allegations that the Company’s preliminary proxy statement contains materially misleading statements and omissions regarding the Merger and that the directors breached their fiduciary duties by disseminating the misleading proxy statement. The Horn and Walton cases also allege that the directors breached their fiduciary duties and that the Company and the directors violated Section 14 of the Securities Exchange Act of 1934 by omitting material facts from the preliminary proxy statement and failing to provide all material information necessary for shareholders to cast an informed vote in connection with the proposed transaction. The lawsuits also allege that one or more of the Company, Sycamore, Parent, and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the directors. Among other things, plaintiffs seek an injunction (to prevent consummation of the transaction), damages, declaratory relief, and attorneys’ fees.

The Company believes these lawsuits are without merit. See “Litigation Related to the Merger” beginning on page 66.

THE SPECIAL MEETING OF HOT TOPIC’S SHAREHOLDERS

We cannot consummate the Merger unless the Merger Agreement and the principal terms of the Merger are approved at the Special Meeting (or any adjournment or postponement thereof) by the affirmative vote of the holders of a majority of all outstanding shares of our common stock as of the record date. For more information, see “Questions and Answers About the Special Meeting and Merger” beginning on page 12 and “The Special Meeting” beginning on page 67.

THE MERGER AGREEMENT

The Merger (see page 21). You are being asked to vote to approve the Merger Agreement and the principal terms of the Merger. Pursuant to the Merger Agreement, Merger Sub will merge with and into Hot Topic with Hot Topic continuing as the surviving corporation in the Merger. As a result of the Merger, Hot Topic will become a wholly owned subsidiary of Parent and will cease to be a publicly-traded company. Following consummation of the Merger, you will no longer have any interest in the Company’s future earnings or growth, and the registration of the Company’s common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated upon application to the Securities and Exchange Commission (the “SEC”). In addition, following consummation of the Merger, shares of our common stock will no longer be listed on any stock exchange, including the NASDAQ Global Select Market (“NASDAQ”).

Merger Consideration (see page 73). Upon the consummation of the Merger, you will be entitled to receive $14.00 in cash, without interest and less any applicable withholding taxes, for each share of share of common stock, no par value, of the Company (“common stock”) that you own (other than shares as to which dissenters’ rights have been properly exercised).

Treatment of Outstanding Stock Options and Restricted Stock (see page 56). We will take all necessary action to accelerate the vesting of each outstanding stock option effective as of immediately prior to the effective time of the Merger. Each stock option outstanding immediately prior to the effective time of the Merger (whether vested or unvested) will be cancelled and converted into the right to receive, with respect to each share of Hot Topic common stock subject to such stock option, a cash payment equal to the excess, if any, of $14.00 over the exercise price per share of such stock option, without interest and subject to applicable tax withholding. In addition, we will take all necessary action to accelerate the vesting of each share of restricted common stock granted and outstanding as of immediately prior to the effective time of the Merger, and each such share of restricted common stock will be treated as a share of common stock for purposes of the Merger Agreement.

Conditions to the Merger (see page 87). The consummation of the Merger by Parent and Merger Sub depends on the satisfaction or waiver of a number of conditions, including, among others, the following:

•	the Merger Agreement must have been approved by the affirmative vote of the holders of a majority of all outstanding shares of our common stock;

•	the waiting period applicable to the consummation of the Merger under the HSR Act must have expired or been earlier terminated;

•

certain representations and warranties relating to our capital structure (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification) must be accurate in all respects as of March 6, 2013 and as of the closing date of the Merger as though made on and as of such date, except where the failure to be so accurate in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their affiliates, individually or in the aggregate, of more than $4 million;

•

our representations and warranties relating to change in control payments and payments subject to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), authority to enter into the Merger Agreement, the due execution, delivery and enforceability of the Merger Agreement, the shareholder vote required to approve the Merger Agreement and our financial advisor with respect to the Merger Agreement (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification) must be accurate in all material respects as of March 6, 2013 and as of the closing date of the Merger as though made on and as of such date;

•

our representations and warranties relating to the absence of any material adverse effect on the Company since January 28, 2012 through March 6, 2013 must be accurate in all respects as of March 6, 2013 and as of the closing date of the Merger as though made on and as of such date;

•

our other representations and warranties in the Merger Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification) must be accurate as of March 6, 2013 and as of the closing date of the Merger as though made on and as of such date (except to the extent made as of a specific date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse effect on the Company;

•

we must have performed or complied in all material respects with any covenant or obligation that we are required to comply with or to perform under the Merger Agreement prior to the closing date of the Merger, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured;

•	since March 6, 2013, there shall not have occurred any material adverse effect on the Company and its subsidiaries that is continuing as of the closing date of the Merger;

•

no law or injunction shall have been issued or enacted by any court or governmental entity and remain in effect that prevents consummation of the Merger or directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of our Common Stock or the consummation of the Merger; and

•

no governmental entity shall have instituted any action (which remains pending at what would otherwise be the closing date) before any court or other governmental entity seeking to restrain or prohibit consummation of the Merger.

Parent and Merger Sub have made customary representations and warranties in the Merger Agreement, including a representation that Parent and its affiliates do not own, and have not owned at any time during the last three years, any shares of capital stock of the Company, and a representation that Parent’s committed equity and debt financing, together with the proceeds of equity rollover investments from certain employees of the Company and up to $20 million of the available cash of the Company, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses.

Restrictions on Solicitations (see page 80). Under the Merger Agreement, we have agreed that, except as expressly permitted by the Merger Agreement, neither we nor any of our subsidiaries will, nor will we permit our respective representatives to:

•

continue (and we shall immediately cease, and cause each of our subsidiaries to immediately cease and direct our respective representatives to immediately cease) any solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal;

•

solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of knowingly encouraging or facilitating, an acquisition proposal; or

•	enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an acquisition proposal.

Notwithstanding these restrictions, prior to the time that our shareholders approve the Merger Agreement and the principal terms of the Merger, if we or any of our representatives receives a written acquisition proposal from any person or group of persons, which acquisition proposal was made or renewed on or after March 6, 2013 and did not result from any breach of the restrictions on solicitation summarized above, we and our representatives may contact such person or group of persons to clarify the terms and conditions of the acquisition proposal and, if our board of directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior offer, then we and our representatives may engage in discussions or negotiations with such person or group of persons, and furnish to such person or group of persons information (including non-public information) pursuant to an acceptable confidentiality agreement (provided that we promptly make such information available to Parent and Merger Sub if not previously made available to Parent or Merger Sub). We must provide to Parent an unredacted copy of any such acquisition proposal and a written summary of any material terms not made in writing.

Ability to Change Board Recommendation (see page 82). In addition, the Merger Agreement provides that (subject to certain exceptions) our board of directors may not take any of the following actions:

•

fail to include in this proxy statement, or withhold, withdraw, qualify or modify in a manner adverse to Parent our board of directors’ recommendation to our shareholders that our shareholders vote to approve the Merger Agreement and the principal terms of the Merger (or publicly propose to take any of the foregoing actions);

•	make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication;

•	fail to publicly recommend against any publicly announced acquisition proposal (and reaffirm the board of directors’ recommendation in favor of the Merger);

•	adopt, approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company, an acquisition proposal; or

•

authorize, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, agreement or agreement in principle (other than an acceptable confidentiality agreement) with respect to any acquisition proposal.

However, prior to the time that our shareholders approve the Merger Agreement and the principal terms of the Merger, our board of directors may, under specified circumstances, change its recommendation with respect to the Merger and, with respect to a superior proposal, terminate the Merger Agreement if our board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, that:

•	failure to take such action could reasonably constitute a breach of fiduciary duties of the board of directors to the Company’s shareholders under applicable legal requirements; and

•	if such action relates to any acquisition proposal, such acquisition proposal constitutes a superior offer.

However, our board of directors may change its recommendation or terminate the Merger Agreement in connection with a superior offer in the circumstances summarized above only if:

•

the Company provides Parent with at least four calendar days’ notice of its intention to take such action (including an unredacted copy of the superior offer, an unredacted copy of the relevant proposed transaction agreements and a copy of any financing commitments relating thereto and a written summary of the material terms of any superior offer not made in writing, to the extent not previously provided to Parent);

•	the Company does not, and does not permit its subsidiaries to, enter into any alternative acquisition agreement during such notice period;

•	the Company and its advisors negotiate with Parent in good faith during such notice period; and

•

following the end of such notice period, the board of directors of the Company shall have considered in good faith any proposed revisions to the Merger Agreement and related agreements (including financing agreements) proposed in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined that the superior offer constitutes a superior offer if such revisions were to be given effect.

Any material change to the material terms of any superior offer made to the Company will be deemed a new acquisition proposal that will require giving of new notice and the commencement of a new notice period (which will be two calendar days rather than four calendar days), during which the Company must comply with the requirements summarized above.

Termination of the Merger Agreement (see page 89). The Merger Agreement may be terminated at any time prior to the effective time of the Merger even if our shareholders have adopted and approved it at the Special Meeting, by mutual written consent of us and Parent.

The Merger Agreement may also be terminated at any time prior to the effective time of the Merger as follows:

by either Parent or the Company, if:

•	shareholder approval of the Merger Agreement and the principal terms of the Merger shall not have been obtained at the Special Meeting or any adjournment or postponement thereof;

•

a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order having the effect of permanently restraining the Merger (but this right to terminate will not be available to a party if the issuance of such final, non-appealable order is primarily due to the failure of such party to perform in any material respect any of its obligations under the Merger Agreement); or

•

the Merger has not been consummated by September 6, 2013 (the “End Date”) (but this right to terminate will not be available to a party if the failure to consummate the Merger prior to the End Date was primarily due to the failure of such party to perform in all material respects any of its obligations under the Merger Agreement);

by Parent, if:

•

our board of directors shall have failed to include its recommendation of the Merger in this proxy statement or effected a change in recommendation; or if the Company fails to hold the Special Meeting within five business days prior to the End Date;

•

the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements set forth in the Merger Agreement (except the covenants and agreements described under “The Merger Agreement—No Solicitation of Other Offers”), which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to Parent’s and Merger Sub’s obligation to effect the Merger and (ii) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Parent gives the Company notice of such breach or failure to perform; provided that, Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to the Company’s obligation to effect the Merger not being satisfied; or

•

the Company shall have failed to perform its obligations described under “The Merger Agreement—No Solicitation of Other Offers,” which breach (i) would give rise to the failure of a condition to Parent’s and Merger Sub’s obligation to effect the Merger and (ii) cannot be cured by the Company by the End Date or if capable of being cured, shall not have been cured within five business days following receipt of written notice from Parent of such breach (or, if earlier, the End Date); provided that, Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to the Company’s obligation to effect the Merger not being satisfied;

by the Company, if:

•

prior to the receipt of shareholder approval of the Merger, in order to accept a superior offer and enter into an agreement with respect to a superior proposal, if (i) the Company has complied in all material respects with the requirements described under “The Merger Agreement—No Solicitation of Other Offers” and (ii) prior to or concurrently with such termination, the Company pays the termination fee described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses;”

•

the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of their covenants or agreements contained in the Merger Agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to the Company’s obligation to effect the Merger and (ii) cannot be cured by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date the Company gives Parent notice of such breach or failure to perform; provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to Parent and Merger Sub’s obligation to effect the Merger not being satisfied; or

•

(i) the marketing period described under “The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period” has ended and the conditions to Parent and Merger Sub’s obligation to effect the Merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied, (ii) the Company has irrevocably confirmed by notice to Parent after the end of the marketing period that all conditions to the Company’s obligation to effect the Merger have been satisfied or that it is willing to waive any unsatisfied conditions and (iii) the Merger shall not have been consummated within three business days after the delivery of such notice.

Termination Fees and Reimbursement of Expenses (see page 90). In connection with a termination of the Merger Agreement under specified circumstances involving competing transactions, a change in the Company’s board of directors’ recommendation of the Merger to the Company’s shareholders or other triggering events, the Company may be required to pay Parent a termination fee of $21 million. In addition, if the Company’s shareholders do not approve the Merger at the Special Meeting (or any adjournment or postponement thereof), the Company will be required to reimburse a “turn-down fee” to Parent for its actual and reasonable expenses incurred in connection with the transactions, not to exceed $4.5 million (which will be credited against any termination fee that subsequently becomes payable under such circumstances). In connection with a termination of the Merger Agreement under specified circumstances involving Parent’s failure to satisfy certain closing conditions or failure to consummate the Merger following the expiration of the marketing period (provided other closing conditions are satisfied), Parent may be required to pay the Company a reverse termination fee of $42 million.

Remedies (see page 91). The Company’s right to receive the reverse termination fee from Parent (or affiliates of Sycamore pursuant to the limited guarantee, discussed below) and certain reimbursement and indemnification payments from Parent will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of the Company and its subsidiaries and shareholders against Parent, Merger Sub, the guarantors, the parties to the rollover letter agreements, the financing sources of the debt financing or any of their respective former, current or future general or limited partners, shareholders, financing sources, managers, members, directors, officers or affiliates for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and upon payment of such amount, no such related party shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

Parent’s right to receive payment from the Company of its expenses or the applicable termination fee will be, subject to equitable relief, including specific performance, described below, the sole and exclusive remedy of Parent and Merger Sub (and the other related parties described in the preceding paragraph) against the Company and its subsidiaries and any of their respective former, current or future officers, directors, partners, shareholders, managers, members or affiliates for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and upon payment of such amount(s), no such related party will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

Under no circumstances will the Company be entitled to monetary damages in excess of the amount of the reverse termination fee described above (and certain reimbursement and indemnification payments from Parent). While the Company may pursue both a grant of specific performance under certain circumstances and the payment of the reverse termination fee, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the reverse termination fee.

The parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the Merger Agreement. However, the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the equity financing to be funded will be subject to the requirements that (i) the marketing period has ended and all conditions to the obligations of Parent and Merger Sub to effect the Merger were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing) at the time when the closing would have been required to occur but for the failure of the equity financing to be funded, (ii) the debt financing (including any alternative financing that has been obtained in accordance with the Merger Agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the closing if the equity financing is funded at the closing, (iii) the equity rollover contribution is made at the closing and (iv) the Company has irrevocably confirmed that if the equity financing and debt financing are funded, then it would take such actions that are within its control to cause the closing to occur. In addition, the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the debt financing to be funded to fund the Merger will be subject to the requirements that (i) the marketing period has ended and all conditions to the obligations of Parent and Merger Sub to effect the Merger were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing) at a time when the closing would have been required to occur but for the failure of the debt financing to be funded, and (ii) all of the conditions to the debt financing have been satisfied.

THE SUPPORT AGREEMENTS

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into Support Agreements (the “Support Agreements”) with the Company’s chief executive officer and affiliates of one of the

Company’s largest shareholders, Becker Drapkin Management. The shareholders subject to the Support Agreements have, among other things, agreed to vote, and have irrevocably appointed Parent as their proxy to vote, the shares of the Company’s common stock held by each such shareholder (i) in favor of the Merger and the approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would in any material respect impede, interfere with or prevent the Merger and (iii) against any competing transaction. Including Company stock options that are exercisable within 60 days of April 30, 2013, 11.4% of the outstanding shares of the Company’s common stock are subject to the Support Agreements. Excluding Company stock options that are exercisable within 60 days of April 30, 2013, 8.8% of the outstanding shares of the Company’s common stock are subject to the Support Agreements.

The shareholders subject to the Support Agreements also have agreed, among other things (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company’s common stock, and (ii) to waive, in connection with the Merger and the other transactions contemplated by the Merger Agreement, any dissenters’, appraisal or other similar rights they may have with respect to their shares of the Company’s common stock.

The Support Agreements terminate in the event the Merger Agreement is terminated and in certain other circumstances.

The form of Support Agreement is attached as Annex B to this proxy statement. For a complete description of the Support Agreements, see “The Support Agreements” beginning on page 93.

MARKET PRICES OF COMMON STOCK AND DIVIDEND INFORMATION

The Company’s common stock is listed on NASDAQ under the symbol “HOTT.” The closing price of our common stock on NASDAQ on March 6, 2013, the last trading day prior to our public announcement that we had entered into the Merger Agreement, was $10.75 per share. On May 9, 2013, the most recent practicable date before the filing of this proxy statement, the closing price for the common stock was $13.90 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock. See “Market Price and Dividend Data” beginning on page 94.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

As of April 30, 2013, our directors and executive officers collectively beneficially held, including shares subject to stock options exercisable within 60 days of April 30, 2013, approximately 13.3% of the outstanding shares of Hot Topic common stock. See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 97.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Hot Topic. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 102.

Q:	Why am I receiving this proxy statement?

A:	On March 6, 2013, we entered into the Merger Agreement with Parent and Merger Sub, providing for the merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Sycamore. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of the approval of the Merger Agreement and the principal terms of the Merger.

Q:	What will happen to Hot Topic as a result of the Merger?

A:	As a result of the Merger, Hot Topic will become a wholly owned subsidiary of Parent and will cease to be a publicly-traded company. Following consummation of the Merger, you will no longer have any interest in the Company’s future earnings or growth, and the registration of the Company’s common stock and our reporting obligations with respect to our common stock under the Exchange Act will be terminated upon application to the SEC. In addition, following consummation of the Merger, shares of our common stock will no longer be listed on any stock exchange, including NASDAQ.

Q:	What will happen to my shares of common stock after the Merger?

A:	Upon the consummation of the Merger, each outstanding share of common stock (other than shares held (i) by the Company, Parent, or any of their wholly owned subsidiaries, including certain shares to be contributed to Parent immediately prior to the Merger by each of Lisa Harper, Chairman and Chief Executive Officer of the Company, Don Hendricks, Chief Operating Officer of the Company and Mark Mizicko, Chief Planning Officer of the Company, pursuant to an equity commitment agreement entered into between Parent and each of such individuals or (ii) by shareholders of the Company who have validly exercised their dissenters’ rights under California law), will automatically be converted into the right to receive $14.00 in cash, without interest and subject to any required tax withholding.

Q:	Will I own any shares of common stock or other equity interest in Hot Topic or any equity interests of Parent after the Merger?

A:	No. You will be paid cash for your shares of common stock. Our shareholders will not have the option to receive any equity interests of Hot Topic or Parent in exchange for their shares instead of cash.

Q:	What will happen to Hot Topic’s stock options and restricted stock in the Merger?

A:	We will take all necessary action to accelerate the vesting of each outstanding stock option effective as of the effective time of the Merger. At the effective time of the Merger, each outstanding option will vest and be cancelled and converted into the right to receive the excess, if any, of $14.00 over the exercise price of the option, multiplied by the number of shares subject to such option, without interest and less all applicable tax withholdings. Prior to the effective time of the Merger, the Company will take all necessary action to accelerate the vesting of each share of restricted common stock granted and outstanding under the Company’s stock plans, and each such share of restricted common stock will be treated as a share of common stock for purposes of the Merger Agreement.

Q.	What happens if the Merger is not consummated?

A.	If the Merger Agreement is not approved by our shareholders or if the Merger is not consummated for any other reason, shareholders will not receive any payment for their shares of common stock in connection with the Merger. Instead, Hot Topic will remain a public company and the common stock will continue to be listed and traded on NASDAQ. Under specified circumstances, we may be required to pay a termination fee to Parent and/or reimburse Parent for up to $4.5 million of its out-of-pocket expenses (the “turn-down fee”) or Parent may be required to pay us a reverse termination fee, as described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses” beginning on page 90.

Q:	Will the Merger be taxable to me?

A:	Generally, yes. For U.S. federal income tax purposes, generally Hot Topic’s shareholders that are U.S. persons (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), will recognize a capital gain or loss with respect to their shareholdings as a result of the Merger measured by the difference, if any, between $14.00 per share of common stock they own and their adjusted tax basis in that share. This gain or loss will be a long-term capital gain or loss if the U.S. person has held its shares of Hot Topic common stock for more than one year as of the date of the Merger and will be a short-term capital gain or loss if such shares have been held for not more than one year as of the date of the Merger. For a discussion of tax-related implications, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60.

Q:	Will I continue to receive regular quarterly dividends?

A:	We have paid a quarterly cash dividend to our shareholders since the first quarter of fiscal 2010. However, the terms of the Merger Agreement provide that, from the date of the Merger Agreement until the effective time of the Merger, we may not declare, set aside or pay any dividends on shares of our common stock without the consent of Parent.

Q:	Does our board of directors recommend the approval of the Merger Agreement and the principal terms of the Merger?

A:	Yes. Our board of directors reviewed and considered the terms and conditions of the Merger and:

•	has unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of Hot Topic’s shareholders;

•	has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in accordance with California law; and

•	has unanimously resolved to recommend that Hot Topic’s shareholders approve the Merger Agreement and the principal terms of the Merger.

Our board of directors recommends that Hot Topic’s shareholders vote “FOR” the approval of the Merger Agreement and the principal terms of the Merger.

Q:	What matters will be voted on at the Special Meeting?

A:	You will be asked to consider and vote on the following proposals:

•	Approval of the Merger Agreement and the principal terms of the Merger;

•	Approval, on an advisory basis, of the Merger-related compensation of the Company’s named executive officers; and

•

Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement and the principal terms of the Merger.

Q:	What vote of the shareholders is required to approve the proposals?

A:	The voting requirements to approve the proposals are as follows:

•

The approval of the Merger Agreement and the principal terms of the Merger requires that shareholders of record as of the close of business on May 3, 2013 holding a majority of all outstanding shares of our common stock must vote “FOR” the approval of the Merger Agreement and the principal terms of the Merger. There are 40,694,682 outstanding shares of common stock entitled to be voted at the Special Meeting.

•

The approval, on an advisory basis, of the Merger-related compensation for the Company’s named executive officers requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or by proxy, at the Special Meeting and entitled to vote thereon, provided a quorum is present.

•

The approval of the adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or by proxy, at the Special Meeting and entitled to vote thereon, whether or not a quorum is present.

Q:	Have any shareholders of the Company agreed to vote in favor of the Merger?

A:	In connection with the Merger Agreement, the Company’s chief executive officer and affiliates of one of the Company’s largest shareholders, Becker Drapkin Management, have each entered into a Support Agreement with Parent and Merger Sub, pursuant to which each such shareholder has, among other things, agreed to vote, and has irrevocably appointed Parent as its proxy to vote, the shares of the Company’s common stock held by each such shareholder (i) in favor of the Merger and the approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would in any material respect impede, interfere with or prevent the Merger and (iii) against any competing transaction. Including Company stock options that are exercisable within 60 days of April 30, 2013, 11.4% of the outstanding shares of the Company’s common stock are subject to the Support Agreements. Excluding Company stock options that are exercisable within 60 days of April 30, 2013, 8.8% of the outstanding shares of the Company’s common stock are subject to the Support Agreements.

Q:	Who is soliciting my vote?

A:	This proxy solicitation is being made and paid for by Hot Topic. In addition, we have retained AST Phoenix Advisors to assist in the solicitation. We will pay AST Phoenix Advisors approximately $15,000 for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	Are dissenters’ rights available?

A:

Yes. As a holder of common stock outstanding on the record date, you are entitled to exercise dissenting shareholder rights under the California General Corporation Law (the “CGCL”) in connection with the Merger, but only if (i) you affirmatively vote against the proposal to approve the principal terms of the Merger Agreement and the Merger, (ii) by no later than the date of the Special Meeting the Company or its transfer agent receive from you a written demand for the purchase of your shares and payment to you in cash of the fair market value of your shares, and (iii) you take certain other actions and meet certain conditions to the exercise of dissenting shareholder rights under, and in accordance with, Chapter 13 of the CGCL. See “Dissenters’ Rights” beginning on page 58. If you desire to exercise dissenting shareholder rights and receive cash in the amount of the fair market value of your shares of common stock instead of the

Merger consideration, then (in addition to the other conditions described above) your shares must be affirmatively voted “AGAINST” the proposal to approve the Merger Agreement and the principal terms of the Merger. It will not be sufficient to abstain from voting on the proposal or have your shares subject to a broker non-vote. If you return a signed proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the Merger Agreement and the principal terms of the Merger, then your shares will be voted in favor of the approval of that proposal and you will lose your dissenting shareholder rights.

Q:	What is the date, time and location of the Special Meeting?

A:	The Special Meeting will be held at the Pacific Palms Resort, One Industry Hills Parkway, City of Industry, California 91744, at 10:00 a.m., local time, on May 31, 2013.

Q:	What is the difference between being a “shareholder of record” and holding shares in “street name”?

A.	If your shares of our common stock are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares of common stock, the “shareholder of record.” In that case, this proxy statement, and your proxy card, have been sent directly to you by Hot Topic.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of our common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those shares of common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares of common stock by following their instructions for voting.

Q:	What do I do to cast my vote if I am a shareholder of record?

A:	If you were a shareholder of record on May 3, 2013, you can mail your completed, dated and signed proxy card in the enclosed return envelope or appoint a proxy over the Internet or by telephone as soon as possible so that your shares can be voted at the Special Meeting. If you return a signed proxy without voting instructions, your proxy will be voted “FOR” the approval of the Merger Agreement and the principal terms of the Merger, “FOR” the adoption of the resolution to approve, on an advisory basis, the Merger-related compensation for our named executive officers and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

Q:	If my shares are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares for me?

A:	Your bank, brokerage firm or other nominee may NOT and will NOT vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares, following the procedure provided by your bank, brokerage firm or other nominee. Without instructions, your shares will not be voted, which will have the same effect as voting against the approval of the Merger Agreement and the principal terms of the Merger and will have no effect on the outcome of the other two proposals.

Q:	What happens if I do not vote?

A:	If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or in person at the Special Meeting, your shares will not be voted. This will have the same effect as voting against the approval of the Merger Agreement and the principal terms of the Merger. If your shares are held in “street name” by a bank, brokerage firm or other nominee, and you do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, your shares will not be voted at the Special Meeting. This will have the same effect as voting against the approval of the Merger Agreement and the principal terms of the Merger and will have no effect on the outcome of the other two proposals.

Q:	How are votes counted?

A:	For the proposal relating to the approval of the Merger Agreement and the principal terms of the Merger, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal relating to the adoption and approval of the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as if you vote against the approval of the Merger Agreement and the principal terms of the Merger.

For the proposal relating to the approval, on an advisory basis, of the Merger-related compensation for the Company’s named executive officers, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal relating to the Merger-related compensation for the Company’s named executive officers, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it will have the same effect as if you vote against the proposal relating to the Merger-related compensation.

For the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, but will count for the purpose of determining whether a quorum is present. As a result, if you “abstain,” it will have the same effect as if you vote “against” an adjournment of the Special Meeting.

If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” each of the proposals identified above. If you hold your shares in “street name,” follow the instructions from your bank, brokerage firm or other nominee on how to vote your shares. Please note, however, that failing to provide your bank, brokerage firm or other nominee with instructions on how to vote you shares will have the same effect as a vote against the proposal to adopt and approve the Merger Agreement and will have no effect on the outcome of the other two proposals. Please do NOT send in your share certificates with your proxy card.

Q:	What is a quorum?

A:	A quorum will be present at the Special Meeting if a majority of the outstanding shares of common stock entitled to vote on the record date are represented in person or by proxy.

Q:	How do I vote?

A:	If you are a shareholder of record, you may have your shares of the common stock voted on matters presented at the Special Meeting in any of the following ways:

•	in person;

•	by proxy;

•	over the Internet; or

•	by telephone.

If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Q:	May I vote in person?

A:

Yes. You may vote in person at the Special Meeting, rather than signing and returning your proxy card, if you owned shares in your own name as of the record date. However, we encourage you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the Special Meeting if your shares are held in “street name” through a bank, brokerage firm or other nominee provided that you bring a legal proxy from your bank, brokerage firm or other nominee and present it at the Special Meeting.

Q:	What is a proxy?

A.	A proxy is your legal designation of another person, who is also referred to as a proxy, to vote your shares of common stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card.

Q:	May I appoint a proxy over the Internet or by telephone?

A:	Yes. You may appoint a proxy over the Internet or by telephone by following the instructions included in these materials. See “The Special Meeting—General Information for All Shares Voted Over the Internet or by Telephone” beginning on page 69.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You can revoke your proxy at any time before the applicable vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Corporate Secretary of Hot Topic, Inc. at 18305 E. San Jose Avenue, City of Industry, California 91748.

•	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Corporate Secretary of Hot Topic prior to the annual meeting and, in the case of Internet or telephonic voting instructions, must be received before 12:00 p.m., Central Time, on May 30, 2013.

If you have instructed a bank, brokerage firm or other nominee to vote your shares, you must follow the directions received from your bank, brokerage firm or other nominee to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to us or by voting in person at the Special Meeting, unless you obtain a legal proxy card from your bank, brokerage firm or other nominee.

Q:	Should I send in my share certificates now?

A:	No. After the Merger is consummated, you will receive written instructions, including a letter of transmittal that explains how to exchange your shares of common stock for the Merger consideration of $14.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For examples, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of common stock. If you are a holder of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	When do you expect the Merger to be completed?

A:	We are working toward consummating the Merger as quickly as possible, but we cannot predict the exact timing. We currently expect the Merger to be consummated in the second or third quarter of fiscal year 2013. In addition to obtaining shareholder approval, all other closing conditions, including the expiration or termination of the waiting period under the HSR Act, must be satisfied or waived. However, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the Merger consideration for my shares of common stock?

A:	After the Merger is consummated, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the Merger consideration of $14.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock. When you properly return and complete the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the Merger consideration for your shares.

Q:	What happens if I sell my shares of common stock before the Special Meeting?

A:	The record date of May 3, 2013 for shareholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting and the expected closing date of the Merger. If you transfer your shares of common stock after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger consideration to the person to whom you transfer your shares.

Q:	How will the Merger affect the Hot Topic Employee Stock Purchase Plan?

A:	In accordance with the terms of the Merger Agreement, we will terminate our Employee Stock Purchase Plan (the “ESPP”) prior to the effective time of the Merger and will not permit any new offering period to begin after March 6, 2013 and prior to the effective time of the Merger. The current offering period ends on June 30, 2013. If the Merger closes on or before June 30, 2013, the current offering period will terminate and accumulated employee contributions will be used to purchase common stock immediately prior to the closing at the lower of (i) $8.19 (which is 85% of the $9.63 closing price on December 31, 2012, the trading day immediately prior to January 1, 2013) or (ii) 85% of the fair market value of our common stock immediately prior to the closing. If the Merger closes after June 30, 2013, accumulated employee contributions will be used on that date to purchase common stock at the lower of (i) $8.19 or (ii) 85% of the fair market value of our stock on June 30, 2013.

Q:	Who can help answer my questions?

A:	If you have questions about the Merger, including the procedures for voting your shares, you should contact us or our proxy solicitor, AST Phoenix Advisors, as follows:

Hot Topic, Inc.	AST Phoenix Advisors
Investor Relations	6201 15th Avenue
18305 E. San Jose Avenue	Brooklyn, New York 11219
City of Industry, California 91748	Telephone: (toll free) (800) 761-6523
Telephone: (626) 839-4681

If you would like additional copies, without charge, of this proxy statement, you may request them in writing from Jonathan Block at Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748, or by calling him at (626) 839-4681.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary Term Sheet,” “The Merger,” “The Special Meeting,” “Certain Financial Projections,” and “Opinion of Guggenheim Securities, LLC.” Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties, including, among others:

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the payment of any termination fee;

•	the outcome of legal proceedings that have been, and others that may be, instituted against us, Parent or others in connection with the Merger Agreement;

•

failure to obtain the required shareholder approval, to satisfy other conditions to the completion of the Merger, or to obtain the regulatory approvals required for the Merger on the terms expected or on the anticipated schedule;

•	the amount of the costs, fees, expenses and charges related to the Merger; and

•	our and Parent’s ability to meet expectations regarding the timing and completion of the Merger.

In addition, we are subject to risks and uncertainties and other factors detailed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended February 2, 2013 and in subsequent filings with the SEC, which should be read in conjunction with this proxy statement. See “Other Matters—Where You Can Find More Information” on page 102. Readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement, which speak only as of the date hereof. Except as may be required by applicable law, the Company does not undertake to update any of these statements in light of new information or future events.

THE PARTIES TO THE MERGER

HOT TOPIC, INC.

Hot Topic is a California corporation with headquarters in City of Industry, California. We are a specialty retailer of apparel, accessories, music and gift items for young men and women whose lifestyles reflect a passion for music, fashion and pop culture. Our principal executive offices are located at 18305 E. San Jose Avenue, City of Industry, California 91748, and our telephone number is (626) 839-4681. For more information about us, please visit our website at http://investorrelations.hottopic.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference. Our common stock is publicly traded on NASDAQ under the ticker symbol “HOTT.”

SYCAMORE PARTNERS MANAGEMENT, L.L.C.

Sycamore is a private equity firm based in New York specializing in consumer and retail investments. The firm has more than $1 billion in capital under management. The founders of Sycamore have a long history of partnering with management teams to improve the operating profitability and strategic value of their businesses. They work with companies they believe have significant growth potential, particularly when given the capital and outside expertise they need to succeed. The principal executive offices of Sycamore are located at 9 West 57th Street, 31st Floor, New York, New York 10019, and its telephone number is (212) 796-8500.

212F HOLDINGS LLC

212F Holdings LLC, which we refer to as “Parent,” was formed by Sycamore solely for the purpose of owning the Company after the Merger and arranging the related financing transactions. Parent is currently owned by Sycamore Partners, L.P., a Delaware limited partnership, and Sycamore Partners A, L.P., a Delaware limited partnership. Parent has not engaged in any business except for activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. The principal executive offices of Parent are located at c/o Sycamore Partners Management, L.L.C., 9 West 57th Street, 31st Floor, New York, New York 10019, and its telephone number is (212) 796-8500.

HT MERGER SUB INC.

HT Merger Sub Inc., a California corporation, which we refer to as “Merger Sub,” was formed by Parent solely for the purpose of completing the Merger. Merger Sub is wholly owned by Parent and has not engaged in any business except for activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist. The principal executive offices of Merger Sub are located at c/o Sycamore Partners Management, L.L.C., 9 West 57th Street, 31st Floor, New York, New York 10019, and its telephone number is (212) 796-8500.

THE MERGER

The discussion of the Merger contained in this section summarizes the material terms of the Merger. Although we believe that the description covers the material terms of the Merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and the other documents referred to herein (including the annexes) carefully for a more complete understanding of the Merger.

BACKGROUND OF THE MERGER

The Company is a mall and web-based specialty retailer of apparel, accessories, music and gift items for young men and women whose lifestyles reflect a passion for music, fashion and pop culture. The Company operates under two primary concepts: Hot Topic and Torrid.

The board of directors and senior management of the Company periodically review the Company’s strategic long-term plan with the goal of maximizing shareholder value. In November 2010, the board of directors approved a cost reduction plan, including closing approximately 50 underperforming stores and commenced a strategic review of the Company’s business operations. Following this review, in March 2011, the board of directors approved certain strategic business changes to better position the Company for growth, including closing its online digital music website, ShockHound. Also, in March 2011, the board of directors appointed Lisa Harper as chief executive officer, following her service on the board of directors since 2008 and as a consultant since early February 2011. Throughout fiscal 2011 and 2012, the Company continued to implement these strategic business changes, including stabilizing the Hot Topic brand, pursuing growth in the number of Torrid stores and implementing a vertical sourcing model for Torrid merchandise to improve operating margins. In the second quarter of fiscal 2011, the board authorized the repurchase of $25 million of the Company’s common stock, in the fourth quarter of fiscal 2011 the board increased the Company’s quarterly cash dividend from seven cents to eight cents per share and in the third quarter of fiscal 2012, the board authorized an additional $25 million in stock repurchases.

Following the implementation of the aforementioned changes in the Company’s business, the Company’s stock price increased from $5.44 per share to $9.50 per share between November 1, 2010 and the close of business on November 2, 2012, following the announcement of preliminary results for its third fiscal quarter of 2012.

On November 20, 2012, Ms. Harper attended a dinner, which Mr. Stefan Kaluzny, a managing partner at Sycamore, also attended. The dinner was initially arranged for Ms. Harper and Mr. James Schwartz, the Chief Executive Officer of TSAM Holdings, LLC, one of the Company’s new suppliers, to get better acquainted. Mr. Schwartz, as a business acquaintance of each of Ms. Harper and Mr. Kaluzny, invited Mr. Kaluzny to attend the dinner. At the dinner Mr. Kaluzny informally expressed an unsolicited interest in discussing a potential strategic transaction with the Company. Ms. Harper thanked Mr. Kaluzny for his interest in the Company, but no further details were discussed. Following the dinner, Ms. Harper informed Mr. Matthew Drapkin, the Company’s lead independent director, that Mr. Kaluzny had expressed an interest in discussing a potential strategic transaction with the Company.

On December 17, 2012, Ms. Harper and Mr. Drapkin met with representatives of Guggenheim Securities in Santa Monica, California, to interview them with respect to establishing a potential investment banking relationship with the Company, as the Company did not have an active relationship with any investment bank and was interested in obtaining a third-party view of the Company and its business. Ms. Harper had previously worked with Mr. Peter Comisar, a Vice Chairman of Guggenheim Securities, in 2001 and 2002, at which time Ms. Harper was Chief Executive Officer of The Gymboree Corporation and Mr. Comisar was employed by another investment bank. Mr. Comisar and other representatives of Guggenheim Securities had previously made presentations describing their investment banking capabilities to the Company’s management in 2011 and 2012, although no formal engagement of Guggenheim Securities resulted from such presentations. Following the meeting on December 17, 2012, Mr. Drapkin informed Ms. Harper that he would be in favor of the board establishing an investment banking relationship with Guggenheim Securities, and Ms. Harper asked Guggenheim Securities to provide preliminary views with respect to the valuation implications of the Company’s LRP Projections (as described under “The Merger—Certain Financial Projections”) at the upcoming regular meeting of the board of directors on January 17, 2013.

On December 22, 2012, Mr. Kaluzny called Ms. Harper and during the telephone conversation Mr. Kaluzny made an oral expression of interest, on behalf of Sycamore, to acquire the Company at a price of $10.00-$12.00 per share in cash. (The closing price of the Company’s common stock on the previous trading day was $9.81 per share.) Mr. Kaluzny indicated that he was confident in Sycamore’s ability to obtain financing and execute a transaction in an expeditious manner. After consulting with Mr. Drapkin, Ms. Harper informed Mr. Kaluzny that the Company was not interested in engaging in any discussions at that price level and was not for sale, but suggested that Mr. Kaluzny review publicly available information regarding the Company’s business and consider the valuation implications of such information. On December 30, 2012, Mr. Kaluzny contacted Ms. Harper and expressed Sycamore’s interest in acquiring the Company at a price of $14.00 per share in cash. Ms. Harper informed Mr. Kaluzny that she would consult with Mr. Drapkin regarding the proposal. Mr. Drapkin and Ms. Harper subsequently agreed that a special meeting of the board of directors should be held to review the proposal, and that representatives of Guggenheim Securities should attend the meeting.

On January 6, 2013, the board of directors of the Company met telephonically. Messrs. Jonathan Block, the Company’s General Counsel, Donald Hendricks, the Company’s Chief Information Officer, Jim McGinty, the Company’s then Chief Financial Officer and Mark Mizicko, the Company’s Chief Planning Officer, and representatives of Guggenheim Securities and Cooley LLP (“Cooley”), the Company’s legal counsel, also attended the meeting. Ms. Harper reported in detail on her conversations with Mr. Kaluzny and the unsolicited oral expression of interest from Sycamore regarding a potential acquisition of the Company. Ms. Harper then introduced the board to representatives of Guggenheim Securities, who then provided background on Sycamore, including a summary of its prior acquisitions and a review of potential next steps. After the Guggenheim Securities representatives left the meeting, the board of directors also received advice from Cooley regarding their fiduciary duties related to the consideration of the unsolicited expression of interest received by the Company. The board of directors determined to further consider the offer at the upcoming regular in-person board meeting scheduled for January 17, 2013, at which time management would present the LRP Projections. The board of directors also discussed the proposed engagement of Guggenheim Securities to serve as the Company’s financial advisor, including in connection with the evaluation of potential strategic alternatives. In discussing the engagement of Guggenheim Securities, the board of directors considered Guggenheim Securities’ knowledge and expertise in the specialty retail industry, Mr. Drapkin’s favorable impression of the firm following their meeting on December 17, 2012 and Ms. Harper’s prior experience with the firm. Guggenheim Securities had indicated that they had not performed services for Sycamore or any of its affiliates. Following a discussion, the board of directors determined to engage Guggenheim Securities, subject to agreement on the terms of an engagement letter, and determined to form a transaction committee in order to more efficiently manage a potential process of reviewing strategic alternatives. The board of directors formed the transaction committee and appointed Mr. Drapkin, Mr. John Kyees and Ms. Harper as the initial members of the transaction committee (as described below, Ms. Harper ceased to participate as a member of the transaction committee effective as of January 22, 2013). The transaction committee was authorized by the board of directors to review and provide oversight with respect to matters associated with the Company’s evaluation of potential strategic alternatives (including evaluating any specific proposals or offers received by the Company) and make recommendations to the full board of directors with respect to such matters. The transaction committee did not have the authority to independently approve or reject any proposed transactions, but only to make recommendations to the full board of directors (all of whom, with the exception of Ms. Harper, are independent directors within the meaning of applicable Nasdaq listing standards) with respect to such transactions. Mr. Drapkin and Ms. Harper were directed to negotiate and approve the engagement letter with Guggenheim Securities. The board of directors also authorized the Company to enter into a confidentiality and standstill agreement with Sycamore.

Following the January 6, 2013 meeting of the board of directors, Ms. Harper and Mr. Drapkin engaged in a practice of frequent, generally daily, telephone calls to ensure that Mr. Drapkin, as the lead independent director of the Company, was informed of developments in the process of evaluating strategic alternatives and to consult with him regarding the process.

From January 9, 2013 to January 17, 2013, Mr. Drapkin, with the assistance of Mr. Block, negotiated with representatives of Guggenheim Securities the terms of the engagement letter between the Company and Guggenheim Securities.

On January 16, 2013, representatives of Guggenheim Securities met with representatives of Company A, a private equity fund, at a conference for retail, apparel, restaurant and general consumer companies in Miami to explore Company A’s potential interest in an acquisition without identifying the Company. Company A had been identified by Guggenheim Securities as a potential acquirer based upon its fund size, interest and track record in specialty apparel retail and focus on the plus-size sector. Company A indicated it would be receptive to receiving more information about the potential opportunity.

On January 17, 2013, the board of directors held its regularly scheduled board meeting in Miami, Florida. Messrs. Block, Hendricks, McGinty and Mizicko, and representatives of Guggenheim Securities and Cooley also attended the meeting. During the meeting, management presented the 2013 budget, including the capital budget for new store openings and store remodeling, which was approved by the board. Representatives of Guggenheim Securities then reviewed the Company’s LRP Projections, including the key assumptions in the plan and the underlying risks and uncertainties in the plan, and provided perspective on the potential intrinsic value of the Company if it achieved the plan. Management prepared the LRP Projections as a planning tool to consider the potential results the Company might be able to achieve through accelerated growth, improvement in operating margins and execution of its new concept, Blackheart, and another potential new concept. The LRP Projections (and the key assumptions of such projections) are further described under “The Merger—Certain Financial Projections”. Guggenheim Securities also reviewed the potential strategic alternatives available to the Company, including remaining an independent public company, spinning out its growth business (Torrid) or engaging in discussions with Sycamore and approaching other potential buyers, including Company A. Guggenheim Securities also reviewed various preliminary analyses prepared by Guggenheim Securities relating to the proposal from Sycamore, including the impact of the favorable debt markets on the ability of buyers to pay a premium to the current stock valuation. Following a discussion of the LRP Projections, potential strategic alternatives and the preliminary analysis of the Sycamore proposal, the board indicated it was supportive of considering a potential sale of the Company through a process of engaging in discussions with Sycamore while simultaneously exploring the possible interest of other potential private equity and strategic buyers identified through Guggenheim Securities as having the most likely interest and ability to purchase the Company, and the board authorized the transaction committee to oversee the solicitation of potential proposals.

On January 21, 2013, the Company and an affiliate of Sycamore executed a confidentiality and standstill agreement. The standstill agreement permitted Sycamore to submit proposals privately to the board of directors and such standstill agreement would be automatically terminated in the event the Company executed a definitive agreement for an acquisition by a third party.

From the third week in January 2013 until the first week in February 2013, representatives of Guggenheim Securities had regular calls with Mr. Drapkin to inform him of material developments and solicit his input, as the lead independent director of the Company, with respect to the potential sale of the Company.

On January 22, 2013, the Company’s management team and representatives of Guggenheim Securities had an in-person meeting with representatives of Sycamore, including Mr. Kaluzny, at the offices of Guggenheim Securities in Santa Monica, California. At this meeting, the Company’s management team gave a presentation regarding the Company’s business, which included certain summary information regarding the LRP Projections. Also at this meeting, Mr. Kaluzny indicated an interest in retaining the Company’s current management team.

Following this meeting, Ms. Harper called Mr. Drapkin and updated him with respect to the meeting, including that Sycamore expressed interest in retaining members of the current management team. Accordingly, from and after January 22, 2013, Ms. Harper ceased to participate as a member of the transaction committee and was not involved in negotiations with respect to the terms of the Merger. Furthermore, at no time was there any understanding between Ms. Harper and Sycamore during the time that Ms. Harper was engaged in discussions with Mr. Kaluzny with respect to the Merger and, with the exception of Sycamore’s initial indication of interest in acquiring the Company made on November 20, 2012 and preliminary discussions of the price offered by Sycamore on December 22, 2012 and December 30, 2012, at no point did Ms. Harper engage in negotiations with respect to the terms of the Merger.

On January 23, 2013, representatives of Guggenheim Securities had a telephonic meeting with a representative of Company A who indicated interest in exploring an acquisition of the Company and meeting Ms. Harper and other members of the Company’s management team during the week of January 28th. The Company subsequently entered into a confidentiality and standstill agreement with Company A on substantially the same terms as the confidentiality and standstill agreement with Sycamore (including provisions whereby such standstill agreement would be automatically terminated in the event the Company executed a definitive agreement for an acquisition by a third party (including the Merger Agreement)) and the Company provided Company A access to confidential due diligence materials, including the LRP Projections.

On January 24, 2013, representatives of Guggenheim Securities provided Sycamore with a copy of the Company’s LRP Projections as part of Sycamore’s due diligence process and had preliminary discussions with Sycamore regarding the assumptions used to prepare the LRP Projections. The next day, Sycamore sent the Company a formal due diligence request list and commenced its due diligence process.

At the direction of the board of directors, between the second week of January and the first week of February, Guggenheim Securities had interactions with ten private equity funds, in addition to Sycamore and Company A, identified by Guggenheim Securities as potential buyers based upon existing apparel industry holdings, interest and activity in recent comparable transactions, and ability to complete a transaction of the expected size involving the Company. Seven of the ten aforementioned private equity funds indicated no interest in pursuing a potential transaction. Ms. Harper and Guggenheim Securities held initial in-person meetings discussing only publicly available information with the remaining three of the ten aforementioned private equity funds. As part of her regular practice, following each of these meetings, Ms. Harper called Mr. Drapkin to update him with respect to the meeting. None of these discussions with any of the aforementioned private equity funds led to the execution of a confidentiality agreement. In several of these discussions, the private equity funds indicated that the Company appeared fairly valued and that a premium to the then-current market price would be difficult to justify. Guggenheim Securities did not believe there were any likely strategic buyers for the Company at the valuation implied by Sycamore’s unsolicited offer, particularly given that the Company’s business consists of a combination of mature concept stores (Hot Topic) and growing concept stores (Torrid and Blackheart).

On January 30, 2013, representatives of Company A had an in-person meeting with the Company’s management team. Following this meeting, a representative of Company A contacted Guggenheim Securities to confirm interest in proceeding with discussions regarding an acquisition of the Company and provided a summary list of critical diligence information that Company A would require.

On January 31, 2013, Mr. Kaluzny contacted a representative of Guggenheim Securities to reaffirm Sycamore’s desire to proceed with an acquisition of the Company at $14.00 per share in cash and to request the Company’s consent to share confidential information with Bank of America, N.A. (“Bank of America”) as a debt financing source, and with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as financial, accounting, human resources and tax advisors to Sycamore. Mr. Kaluzny and Guggenheim Securities discussed the preparation of a draft acquisition agreement and agreed that the Company’s counsel would prepare the draft. The Company subsequently consented to Bank of America and PricewaterhouseCoopers being given access to confidential information.

On February 1, 2013, the board of directors held a telephonic meeting. Messrs. Block, Hendricks and Mizicko and representatives of Guggenheim Securities and Cooley also attended the meeting. During the meeting, representatives of Guggenheim Securities updated the board on the discussions occurring with Sycamore since the last board meeting and the feedback from the other potential buyers contacted by Guggenheim Securities, including a subset of potential private equity fund buyers who appeared to have interest in engaging in further discussions about a potential strategic transaction. Guggenheim Securities reiterated their viewpoint that strategic interest was unlikely given the valuation of the Company implied by Sycamore’s unsolicited offer, particularly given that the Company’s business consists of a combination of mature concept stores and growing concept stores, and did not recommend making such inquiries at that time. Following a discussion, the board of directors authorized the transaction committee, with the assistance of Guggenheim Securities, to continue to explore the possible sale of the Company. Also as part of this meeting, Ms. Harper informed the board of directors that she had stepped down as a member of the transaction committee because Sycamore had expressed an interest in retaining the current management team. Then, in recognition of the substantial amount of time Mr. Drapkin had already spent working with the Company and its advisors with respect to the potential transaction, and the anticipated additional time the transaction committee would thereafter spend, the board approved payment of a one-time cash retainer of $25,000 to each of the remaining members of the transaction committee (Messrs. Drapkin and Kyees).

On February 2, 2013, a representative of Guggenheim Securities had a telephonic conversation with a representative of Company A during which the representative of Guggenheim Securities discussed the need for Company A to accelerate its timeline for making a proposal in order to be competitive with another proposal the Company was considering (the Sycamore proposal). The representative of Company A indicated that Company A would spend the next week further evaluating the Company.

On February 6, 2013, the Company released its sales results for its fourth quarter and full year of fiscal 2012 and narrowed and reaffirmed its guidance for the fourth quarter.

Between February 4 and February 7, 2013, representatives of Sycamore, accompanied by representatives of Guggenheim Securities, participated in in-person accounting and finance due diligence meetings at the Company’s headquarters.

On February 7, 2013, representatives of the Company’s management and Guggenheim Securities met with Bank of America at a hotel in the City of Industry, California, in connection with financing due diligence related to the Sycamore bid.

On February 7, 2013, a representative of Company A had a telephonic conversation with a representative of Guggenheim Securities and communicated that Company A was continuing to evaluate a potential acquisition of the Company. Company A also disclosed its initial proposed debt financing source and requested permission to involve its debt financing source, and the Company subsequently granted such permission.

On February 8, 2013, representatives of Guggenheim Securities had a telephonic meeting with the transaction committee during which the transaction committee was provided with an update on the process and a summary of discussions with potential bidders, including Sycamore and Company A. The transaction committee also indicated that it intended to direct management to develop a set of projections for use in evaluating potential strategic alternatives that better reflected what management believed the Company would be able to achieve during the next five years compared to the LRP Projections.

On February 10, 2013, representatives of Guggenheim Securities and Cooley had a telephonic meeting with the transaction committee during which the Guggenheim Securities representatives updated the committee members on recent developments in the Company’s strategic transaction process. The Cooley representatives then reviewed and discussed the material terms of a draft merger agreement they had prepared for the strategic transaction process, focusing in particular on the structure of the transaction and the rationale for the use of that structure. Following discussion, the committee concurred that the draft agreement should be sent to Sycamore the following morning, and potentially to Company A following additional discussions to confirm Company A’s interest.

On February 10, 2013, as part of Sycamore’s due diligence, members of the Company’s product, merchandising and marketing teams met with Sycamore at a hotel in Pasadena, California. Thereafter, Mr. Kaluzny, Ms. Harper, Mr. George Wehlitz, Jr., the Company’s Interim Chief Financial Officer (who had been appointed to that position upon the resignation of Mr. McGinty as Chief Financial Officer on January 21, 2013), and Mr. Mizicko met at dinner to discuss the potential transaction, including Mr. Kaluzny’s background in retail, the timing of the transaction and Sycamore’s financing sources.

On February 11, 2013, Company A’s proposed debt financing source was granted access to the Company’s confidential due diligence materials. At the request of Company A, the Company subsequently consented to the involvement of Company A’s accounting advisor and outside operational consultancy firm, and such accounting advisor and outside operational consultancy firm were granted access to the Company’s confidential due diligence materials.

On February 11, 2013, Cooley delivered to Winston & Strawn LLP (“Winston & Strawn”), counsel to Sycamore, a draft merger agreement containing a comprehensive set of proposed terms and conditions. The draft did not contemplate a rollover of equity by management or any other shareholders of the Company.

On February 14, 2013, Ms. Harper and Mr. Mizicko, accompanied by representatives of Guggenheim Securities, and representatives of Company A attended a dinner to discuss a potential acquisition of the Company. Company A indicated continuing interest in the Company but did not provide any valuation indication.

On February 15, 2013, members of the Company’s management, accompanied by representatives of Guggenheim Securities, had an in-person meeting at the Company’s headquarters with representatives of Company A and Company A’s debt financing source for financing due diligence. Following the meeting, and based upon Company A’s continued indication of interest, on February 16, 2013, a representative of Guggenheim Securities delivered to Company A a draft merger agreement containing a comprehensive set of proposed terms and conditions which was the same draft merger agreement that had previously been provided to Sycamore.

On February 16, 2013, representatives of Guggenheim Securities had a telephonic meeting with the transaction committee during which the transaction committee was provided with an update on the process and a summary of discussions with Sycamore and Company A, who were the remaining potential bidders.

Between February 7, 2013 and March 5, 2013, Sycamore continued its due diligence of the Company that included due diligence by Winston & Strawn, PricewaterhouseCoopers and Bank of America.

Between February 15, 2013 and March 3, 2013, Company A continued its due diligence of the Company which included due diligence by Company A’s accountants and debt financing sources.

On February 17, 2013, Winston & Strawn delivered a revised draft of the merger agreement to Cooley. The revised draft required a pre-tax rollover of all of Ms. Harper’s equity interests as well as a potential rollover of the equity interests of other unnamed members of the Company’s management and added extensive financing related requirements relating to Sycamore’s proposed financing structure for the transaction. In connection with the delivery of the draft, Sycamore informed Guggenheim Securities that its intention was to finance the transaction primarily through a note offering under Rule 144A and that it was intending to obtain a commitment for a backup bridge facility from Bank of America.

On February 19, 2013, representatives of Guggenheim Securities met with Mr. Kaluzny at Sycamore’s headquarters in New York City to discuss the transaction process and reconfirm Sycamore’s interest in pursuing an acquisition of the Company.

On February 20, 2013, representatives of Guggenheim Securities met with representatives of Company A in New York City to discuss the transaction process and reconfirm Company A’s interest in potentially pursuing an acquisition of the Company.

On February 21, 2013, Winston & Strawn delivered a draft of the support agreement to Cooley. Earlier that day, Winston & Strawn had indicated that Sycamore would require Becker Drapkin Partners, L.P. (one of the Company’s largest shareholders) and Ms. Harper (the Company’s Chief Executive Officer) to execute a support agreement as condition to entering into a definitive agreement.

On February 23, 2013, Sycamore provided the Company with a draft of its equity commitment letter and sponsor guarantee and requested permission for Bank of America and PricewaterhouseCoopers to perform additional due diligence on the Company the following week.

On February 26, 2013, at the request of Company A, members of the Company’s management, accompanied by representatives of Guggenheim Securities, had an in-person meeting at a hotel in the City of Industry, California, with an alternate debt financing source for Company A, which representatives of Company A also attended. The Company had previously authorized Company A to share confidential information with the alternative financing source.

Between February 17, 2013 and March 6, 2013, Winston & Strawn and Gary Holihan, co-counsel to Sycamore, and Cooley, in consultation with their respective clients and advisors, engaged in several rounds of negotiation of the proposed terms and conditions of the merger agreement, including terms relating to deal certainty and timing issues, including the terms of the marketing period for the financing and the conditions to closing, the termination provisions, termination fees and expense reimbursement in connection with certain termination triggers. Because Sycamore had expressed an interest in retaining the current management team, Ms. Harper did not participate in the negotiation of the merger agreement, and such negotiations were directed by Mr. Drapkin on behalf of the transaction committee.

Between February 23, 2013 and March 6, 2013, Winston & Strawn and Mr. Holihan and Cooley negotiated the terms and conditions of the equity commitment letter and sponsor guarantee.

On February 27, 2013, representatives of Guggenheim Securities had a telephonic meeting with the transaction committee during which the transaction committee was provided with an update on the process and a summary of discussions with Sycamore and Company A.

On March 1, 2013, a representative of Company A had a telephonic conversation with a representative of Guggenheim Securities and communicated that Company A had arrived at a valuation range of $13.00 to $14.00 per share and would require an additional two weeks to present a committed transaction. Guggenheim Securities communicated that Company A’s indicated value range and timing was not a proposal that offered anything compelling to the Company’s board of directors.

On March 1, 2013, representatives of Guggenheim Securities were contacted by a representative of Company A’s financial advisor. Company A’s financial advisor indicated that Company A’s proposal was preliminary and that Company A would propose a final valuation indication following Company A’s investment committee meeting on March 4, 2013. Guggenheim Securities reiterated that the $13.00 to $14.00 per share value range was insufficient.

On March 2, 2013, Sycamore provided the Company with a draft of Bank of America’s debt commitment letter.

Between March 2, 2013 and March 6, 2013, Davis Polk Wardwell LLP, counsel to Bank of America, and Sycamore in consultation with the Company, Cooley and Guggenheim Securities negotiated the terms and conditions of the debt commitment letter, with a particular focus on improving deal certainty by narrowing the conditions to Bank of America’s obligation to fund the debt financing.

Ms. Harper’s counsel, the Law Offices of Colleen Westbrook, initially received Sycamore’s proposal with respect to equity interests in Parent to be granted to Ms. Harper (as described under “The Merger—Interests of Our Directors and Executive Officers in the Merger”) on February 25, 2013, and initially received Sycamore’s proposal with respect to other amended employment terms for Ms. Harper on February 28, 2013. Ms. Westbrook initially shared such proposals with Ms. Harper on February 28, 2013 and discussed the proposals with Ms. Harper on March 1, 2013. The initial proposal made by Sycamore required Ms. Harper to rollover all of her equity in the Company on a pre-tax basis and would have resulted in an investment by Ms. Harper of approximately $10 million. Between March 1, 2013 and March 6, 2013, Mr. Holihan and Ms. Westbrook, in consultation with their respective clients, negotiated the terms and conditions of Ms. Harper’s support agreement and rollover commitment letter, including proposed amendments to her employment agreement to be effective as of the closing of the transaction, as described more fully under “The Merger—Interests of Our Directors and Executive Officers in the Merger.”

On March 4, 2013, a representative of Company A had a telephonic conversation with a representative of Guggenheim Securities and expressed an interest in acquiring the Company at a price of $14.00 per share in cash subject to completion of due diligence and negotiation of definitive merger agreement over approximately a two-week period. Guggenheim Securities asked Company A if improved financing terms, additional due diligence information or any other factors could result in an improvement in Company A’s bid and encouraged Company A to make the highest and best proposal it could make as quickly as possible. The representative from Company A indicated that they did not believe improved financing terms, additional due diligence information or any other factors would result in a proposal in excess of $14.00 per share.

On March 4, 2013, the board of directors of the Company met telephonically. Messrs. Block, Hendricks, Mizicko and Wehlitz, and representatives of Guggenheim Securities and Cooley also attended the meeting. Representatives of Guggenheim Securities provided an update on their recent discussions with Sycamore and Company A with respect to the potential sale of the Company. The Guggenheim Securities representatives reported that after performing a significant level of due diligence on the Company, Company A had advised Guggenheim Securities that it would be unable to offer a price in excess of $14.00 per share and that Company A and its financing source would require approximately two additional weeks of confirmatory due diligence before being in a position to execute a definitive merger agreement with the Company. It was noted that Company A had not yet provided a mark-up of the initial draft definitive merger agreement prepared by the Company’s counsel. The Guggenheim Securities representatives then updated the board of directors on discussions with Sycamore. The Guggenheim Securities representatives reported that Sycamore indicated that it would likely be in a position to finalize and execute definitive agreements within the next two days. Following a discussion, the board of directors agreed that the Company should proceed with finalizing a potential transaction with Sycamore rather than taking the risk of adverse events, including risks relating to debt markets and risks relating to realizing the Company’s targeted sales goals following soft February sales for the Company and the retail industry as a whole, that could jeopardize the proposed $14.00 per share price offered by Sycamore or the ability of Sycamore’s financing sources to continue to provide committed financing for a transaction. The board of directors also considered new financial projections (the “Financial Projections”, as further described under “The Merger—Certain Financial Projections”) that management prepared at the direction of the transaction committee for purposes of the board of directors’ consideration of strategic alternatives. Management reviewed the key assumptions that differed between the Financial Projections and the LRP Projections reviewed with the board in January 2013, using a comparison sent to the board in advance of the meeting. The new Financial Projections reflected a more moderate growth trajectory and achievement of operating margin improvement over a longer period than the LRP Projections. Following a discussion of the Financial Projections, the board of directors approved the Financial Projections and agreed that the Financial Projections presented an outcome that was more likely to be achieved than the LRP Projections, which LRP Projections were subject to greater execution risks and other risks and uncertainties and were not adjusted for probability of success. For this reason, the board of directors believed that the Financial Projections would be more appropriate for the purposes of Guggenheim Securities’ financial analyses and directed Guggenheim Securities to use the Financial Projections in connection with its financial analyses.

By the evening of March 4, 2013, a significant number of issues in the merger agreement had been resolved, but there remained several points of substantive disagreement with respect to the marketing period for the financing, conditions to closing, and the size of the termination fee, reverse termination fee and expense reimbursement in connection with certain termination triggers.

On the evening of March 5, 2013, representatives of Winston & Strawn advised representatives of Cooley that Sycamore would require George Wehlitz, Jr., the Company’s Interim Chief Financial Officer, Donald L. Hendricks, the Company’s Chief Information Officer, Mark Mizicko, the Company’s Chief Planning Officer, and Elizabeth Munoz, the Company’s Senior Vice President of Product, to also execute rollover commitment letters that would be substantially similar to the letter it would require to be executed by Ms. Harper.

On the evening of March 6, 2013, the Company’s board of directors met telephonically to consider the revisions to Sycamore’s proposal since the board last met. Also participating in the meeting were Messrs. Block, Hendricks, Mizicko and Wehlitz and representatives of Guggenheim Securities and Cooley. Prior to the meeting, the directors had received a copy of a proposed form of merger agreement, a summary of each of the proposed merger agreement, debt and equity financing arrangements and rollover commitments prepared by Cooley, a term sheet relating to Ms. Harper’s rollover contribution and post-closing employment terms and a copy of the financial presentation to be made at the meeting by the Guggenheim Securities representatives. The Guggenheim Securities representatives made a presentation that included an overview of the sale process, a market and transaction valuation summary, and a summary of the Financial Projections. The Guggenheim Securities representatives also reviewed valuation analyses, including a comparable company analysis, a discounted cash flow analysis, a precedent transactions analysis and a leveraged buyout analysis summarized under “The Merger—Opinion of Guggenheim Securities, LLC”, and reviewed other indicia of value. After responding to questions from the directors on their presentation, the Guggenheim Securities representatives orally delivered their opinion that, as of the date thereof, and subject to the assumptions, qualifications and limitations set forth in their written opinion, the $14.00 per share in cash to be received pursuant to the proposed merger agreement was fair, from a financial point of view, to the holders of the Company’s common stock, other than holders of rollover shares. The Cooley representatives then reviewed the fiduciary duty considerations relating to the proposed sale of the Company and then reviewed the material terms of the proposed merger agreement, the support agreement, the rollover agreements and the equity and debt commitments and limited guarantee and responded to questions from the directors about the proposed transaction. The transaction committee then shared its perspective on the proposed transaction with the board of directors and unanimously recommended that the board of directors approve the proposed sale to Sycamore. The Cooley representatives next reviewed the proposed resolutions to be considered by the board. The board of directors then engaged in a discussion of the acquisition proposal and the financial and legal advice that had been provided with respect to the proposal. The Company’s board considered the value proposed by Sycamore in the context of the financial analysis presented by Guggenheim Securities and the Company’s strategic alternatives, including risks relating to the long-term plan and ability to achieve a higher long term stock price than $14.00 per share. Following a discussion, the board of directors then unanimously determined that the Merger Agreement and the Merger were in the best interests of the Company and its shareholders, approved the Merger Agreement and authorized its execution and resolved to recommend that the Company’s shareholders adopt the Merger Agreement.

The definitive Merger Agreement was executed by representatives of the Company, 212F Holdings LLC, a Delaware limited liability company and affiliate of Sycamore, and HT Merger Sub Inc. on the evening of March 6, 2013 and publicly announced on the morning of March 7, 2013.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

On March 6, 2013, our board of directors (i) unanimously determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are in the best interests of the Company and its shareholders, approved the Merger Agreement, in substantially the form presented to the board, approved the Merger and the other transactions contemplated by the Merger Agreement and declared their advisability in accordance with the provisions of CGCL and (ii) recommended that the shareholders of the Company vote in favor of the approval of the Merger Agreement and approval of the principal terms of the Merger and the other transactions contemplated by the Merger Agreement, subject to the right of the board to withhold, withdraw, qualify or modify its recommendation in accordance with the terms of the Merger Agreement.

Our board of directors considered the following factors (which are not listed in any relative order of importance) in reaching its conclusion to approve the Merger Agreement and the principal terms of the Merger and the other transactions contemplated by the Merger Agreement and to recommend the adoption and approval of the Merger Agreement to our shareholders, all of which it viewed as generally supporting its decision to approve the business combination with an affiliate of Sycamore:

•	the fact that Sycamore’s offer will be paid in cash, providing certainty, near-term value and liquidity to our shareholders;

•

the current and historical market price of Hot Topic common stock, including the fact that the $14.00 price to be paid for each share represents a 30% premium to the closing price of $10.75 per share on March 6, 2013, the last full trading day before the Merger was approved by our board of directors and publicly announced;

•

our board of directors’ belief that Hot Topic is unlikely to achieve a sustainable trading price for its common stock in excess of the $14.00 per share merger consideration in the near future if it remains a public company given that Hot Topic common stock has traded at a discount to the multiples for its peer companies for an extended period of time, the Hot Topic component of its business is mature with low growth rates and is likely to continue to trade at a discount, the Company’s growth initiatives in Torrid and other new concepts will require greater scale in order to achieve higher trading multiples, research analysts are likely to continue to discount Hot Topic’s ability to execute on its growth forecasts and other risks attendant to execution of Hot Topic’s business plan;

•

our board of directors’ belief that the sale of the Company for the Merger consideration is a better alternative to provide value to shareholders than (i) remaining a public company and pursuing the Company’s strategic business plan, considering the risks relating to the Company’s ability to execute a more aggressive growth strategy while improving its operating margins in light of store location related risks and costs, dependence on the popularity of products and other merchandising related risks, risks relating to launching new concept stores, including the risk that the newly launched Blackheart concept would be successful, and other risks associated with the Company’s business, (ii) pursuing a debt-financed stock buy-back at levels that exceed the levels permitted by the Company’s liquidity and the risk of impairing its growth opportunities as a result or (iii) spinning-out its growth business which depends on shared management and infrastructure;

•

our board of directors’ belief that Hot Topic, with the assistance of its financial advisors, had negotiated the highest price per share of common stock that Sycamore was willing to pay for Hot Topic, the fact that no higher offer was received as a result of the process conducted by the Company and that our board of directors’ belief that the process conducted by the Company had resulted in the highest price reasonably available to the Company under the circumstances;

•

the opinion of Guggenheim Securities that, as of March 6, 2013, and based upon and subject to the various assumptions made, matters considered and qualifications and limitations on the scope of review undertaken as set forth in such opinion, the $14.00 per share in cash expected to be received by the holders of Hot Topic common stock pursuant to the Merger Agreement was fair from a financial point of view to holders of Hot Topic common stock, other than the holders of rollover shares, and the related financial analyses;

•

the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the debt financing, each of which, in the reasonable judgment of the board, increases the likelihood of such financings being completed;

•

the fact that the Merger Agreement provides that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $42 million termination fee, without the Company having to establish any damages, and the guarantee of such payment obligation by Sycamore Partners, L.P. and Sycamore Partners A, L.P. pursuant to the limited guarantee;

•

the Company’s ability, under certain circumstances pursuant to the Merger Agreement and the equity commitment letters, to seek specific performance of Parent’s obligation to cause Sycamore Partners, L.P. and Sycamore Partners A, L.P. to make or secure the equity contributions to Parent pursuant to the equity commitment letters;

•	the reputation of Sycamore and Sycamore’s ability to complete public acquisition transactions;

•

the principal terms of the Merger Agreement, including, among others, the consideration to be received by holders of Hot Topic common stock and the conditions to the parties’ obligations to consummate the Merger;

•	the terms and conditions of the Merger Agreement, which were the product of arm’s-length negotiations between the parties, including the following:

•

the limited number and nature of the conditions to Parent’s obligation to consummate the merger (including the absence of a financing condition) and the limited risk of non-satisfaction of such conditions;

•

the board of directors’ ability under the Merger Agreement to withhold, withdraw, qualify or modify its recommendation in favor of the approval of the Merger Agreement and the principal terms of the Merger in certain circumstances, including in connection with a superior proposal, and its right to terminate the Merger Agreement in certain circumstances in order to accept a superior proposal, subject to the payment of the termination fee; and

•

the right of our board of directors to approve selected actions by Hot Topic under the Merger Agreement, including amendments to the Merger Agreement, waivers of the Merger Agreement provisions and the termination of the Merger Agreement under selected circumstances;

•	the requirement that the Merger Agreement be adopted and approved by the holders of a majority of the outstanding shares of our common stock;

•

the availability of statutory dissenters’ rights to the Company’s shareholders who comply with all required procedures of the CGCL, which allow such shareholders to dissent to the Merger and demand payment of the fair value of their shares of Hot Topic common stock; and

•	the likelihood that the Merger will be consummated on a timely basis, including the likelihood that the Merger will receive all necessary regulatory antitrust approvals.

Our board of directors also considered the potential risks of the Merger and other potentially negative factors, including the following:

•

the fact that we would no longer exist as an independent, publicly traded company, and our shareholders would no longer participate in any future earnings or growth of the Company and would not benefit from any potential future appreciation in value of the Company;

•	the fact that receipt of the Merger consideration generally will be taxable to our shareholders for U.S. federal income tax purposes;

•	the risk that the Merger might not be consummated in a timely manner or at all and the trading price of Hot Topic common stock may be adversely affected;

•	the risk to the Company’s business, sales, operations and financial results in the event that the Merger is not consummated;

•	the risk of diverting management’s attention from other strategic priorities to focus on matters relevant to the Merger;

•	the potential impact on the Company’s business of any negative reaction by customers, suppliers or other constituencies after the announcement of the Merger;

•	the possible loss of key management or other personnel of Hot Topic during the pendency of the Merger;

•

the fact that, pursuant to the Merger Agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to the closing of the Merger or the termination of the Merger Agreement;

•

the termination fee payable by Hot Topic upon the occurrence of certain events, including the potential of such termination fee to deter other potential acquirers from proposing an alternative transaction that may be more advantageous to the Company’s shareholders;

•

that certain terms of the Merger Agreement prohibit Hot Topic and its representatives from soliciting third-party bids and from accepting, approving or recommending third-party bids except in limited circumstances, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our shareholders; and

•

the requirement under the Merger Agreement that, unless the Merger Agreement is terminated by the Company in certain circumstances in order to accept a superior proposal, the Company’s obligation to hold the Special Meeting shall not be affected by any superior proposal, alternative proposal, change in circumstance or recommendation change (See “The Merger Agreement—Ability to Change Board Recommendation/Termination in Connection with a Superior Offer”).

The board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger.

The foregoing discussion of the board of directors’ reasons for its recommendation to approve the Merger Agreement and the principal terms of the Merger is not meant to be exhaustive, but addresses the material information and factors considered by the board of directors in consideration of its recommendation. In view of the wide variety of factors considered by the board of directors in connection with the evaluation of the Merger and the complexity of these matters, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, the directors made their determinations and recommendations based on the totality of the information presented to them, and the judgments of individual members of the board of directors may have been influenced to a greater or lesser degree by different factors. In arriving at their respective recommendations, the members of the board of directors were aware of the interests of executive officers and directors of Hot Topic as described under “The Merger— Interests of Our Directors and Executive Officers in the Merger.”

Our board of directors unanimously recommends that you vote “FOR” the approval of the Merger Agreement and the principal terms of the Merger.

CERTAIN FINANCIAL PROJECTIONS

Hot Topic does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance or results of operations beyond the current or proximate fiscal year due to the inherent unpredictability of the underlying assumptions and estimates. Beginning in early 2012, management prepared long-range, non-United States generally accepted accounting principles (“GAAP”) financial projections for fiscal years 2013 through 2018 (the “LRP Projections”) as part of its strategic planning process and subsequently asked Guggenheim Securities to provide the board of directors with a summary of the potential valuation implications of the LRP Projections. After the LRP Projections had been prepared and provided to Guggenheim Securities for review in advance of the regularly scheduled board meeting on January 17, 2013, the Company received the unsolicited proposal from Sycamore to acquire the Company. After the board of directors decided to engage in discussions with Sycamore, the Company provided a copy of the LRP Projections to Sycamore as part of its due diligence investigation. However, the Merger Agreement included a specific representation that the Company did not make any representation with respect to any estimates, projections, forecasts, forward looking statements or business plans provided to Sycamore. The LRP Projections estimate EBITDA (earnings before interest, taxes, depreciation and amortization) for fiscal years 2013 through 2018. The LRP Projections reflect numerous estimates and assumptions made by management with respect to general business, economic, competitive, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond our control. In preparing the LRP Projections, management assumed an aggressive store growth of approximately 160 new stores per year which significantly exceeded historical average during peak expansion periods, significant gross margin expansion driven by a continued shift to vertically sourced merchandise and occupancy benefits from Torrid strip center real estate expansion and significant revenue and margin contributions from centralized corporate functions leveraged across new concepts, including the new Blackheart concept launched in the fourth quarter of 2012 and another potential new concept. The LRP Projections were not risk adjusted for probability of success or for execution and other risks inherent in the plan because management intended to use the LRP Projections to determine what might be possible to achieve through operation of the business under its strategic plan as opposed to projecting probable outcomes for the business.

At the direction of the transaction committee, management prepared new projections for use by the board of directors in connection with the evaluation of the Merger and the Merger consideration in comparison to Hot Topic’s strategic alternatives that were provided to Hot Topic’s financial advisor in March 2013. In preparing the new projections (the “Financial Projections”), management included many of the same assumptions as the LRP Projections but assumed a slower build out of new stores, moderated the growth of outlet stores, moderated gross margin expansion driven by a continued shift to vertically sourced merchandise and occupancy benefits from Torrid strip center real estate expansion, and moderated revenue and margin contributions from new concepts, some of which have not been initiated. Management noted that execution of some of the business strategies reflected in the LRP Projections required the Company to acquire additional personnel and that the Financial Projections took into account these and other related risks. The Financial Projections also estimate free cash flow (calculated as cash from operations less capital expenditures) for fiscal years 2013 through 2018. The Financial Projections were not provided to Sycamore.

The information set forth below is included solely to give the Company’s shareholders access to the LRP Projections and the Financial Projections and is not included in this proxy statement in order to influence any shareholder of Hot Topic to vote in favor of the Merger or for any other purpose, including whether or not to seek dissenters’ rights with respect to a shareholder’s shares of Hot Topic common stock.

The LRP Projections and the Financial Projections were not prepared with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. Neither Hot Topic’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the LRP Projections or the Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The LRP Projections and the Financial Projections reflect numerous estimates and assumptions made by management with respect to general business, economic, competitive, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond our control.

The LRP Projections and the Financial Projections reflect management’s subjective judgments in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The LRP Projections and the Financial Projections constitute forward-looking information and are subject to risks and uncertainties that could cause the actual results to differ materially from the projected results, including, but not limited to, the Company’s performance and ability to achieve strategic goals over the applicable period, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and other factors described under “Risk Factors” in Hot Topic’s Annual Report on Form 10-K for the year ended February 2, 2013. The LRP Projections and the Financial Projections cannot, therefore, be considered a guaranty of future operating results, and the projections should not be relied upon as such.

The inclusion of the LRP Projections and the Financial Projections in this proxy statement should not be regarded as an indication that Hot Topic or its representatives then considered, or now consider, such financial projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Neither Hot Topic, Sycamore nor any of their affiliates or representatives intends to, and each of them disclaims any obligation to, update, revise or correct the projections if any of such projections becomes inaccurate (even in the short term).

The LRP Projections and the Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Hot Topic contained in Hot Topic’s public filings with the SEC.

The LRP Projections and the Financial Projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. Further, such projections do not take into account the effect of any failure of the Merger to be consummated and should not be viewed as accurate or continuing in that context. Due to such factors, as well as the other risks and uncertainties described above, shareholders are cautioned not to place undue reliance on the LRP Projections and the Financial Projections included in this proxy statement.

The LRP Projections and Financial Projections included the following estimates of the Company’s future financial performance:

LRP Projections (in millions)

FYE Jan of following year	2013F	2014F	2015F	2016F	2017F	2018F
Total Stores	864	996	1,178	1,380	1,572	1,785
Same-Store Sales	3.7%	4.7%	6.0%	5.4%	4.1%	3.9%
Sales per Sq. Ft.	$419	$418	$415	$415	$413	$412
Total Revenue	$799	$906	$1,092	$1,324	$1,560	$1,807
% Growth	7.8%	13.4%	20.6%	21.2%	17.8%	15.8%
Gross Margin	$296	$345	$423	$523	$627	$735
% Margin	37.0%	38.0%	38.7%	39.5%	40.2%	40.7%
Operating Expenses	$253	$282	$334	$397	$460	$525
% Margin	31.7%	31.2%	30.6%	30.0%	29.5%	29.1%
Operating Income	$42	$62	$89	$126	$168	$209
% Margin	5.3%	6.9%	8.2%	9.5%	10.7%	11.6%
EBITDA	$79	$102	$135	$181	$232	$283
% Margin	9.9%	11.2%	12.4%	13.7%	14.9%	15.7%
Capital Expenditures	$48	$68	$80	$89	$87	$91

Financial Projections (in millions)

FYE Jan of following year	2013F	2014F	2015F	2016F	2017F	2018F
Total Stores	870	958	1,064	1,176	1,270	1,371
Same-Store Sales	3.4%	3.6%	4.0%	3.5%	2.8%	2.7%
Sales per Sq. Ft.	$415	$413	$414	$416	$418	$421
Total Revenue	$791	$876	$994	$1,128	$1,253	$1,374
% Growth	6.7%	10.8%	13.4%	13.4%	11.1%	9.7%
Gross Margin	$290	$330	$379	$436	$491	$543
% Margin	36.6%	37.7%	38.1%	38.7%	39.2%	39.5%
Operating Expenses	$248	$272	$305	$341	$374	$406
% Margin	31.3%	31.1%	30.6%	30.3%	29.9%	29.5%
Operating Income	$42	$58	$74	$95	$117	$137
% Margin	5.3%	6.6%	7.5%	8.4%	9.4%	10.0%
EBITDA	$77	$95	$116	$141	$169	$194
% Margin	9.7%	10.8%	11.6%	12.5%	13.5%	14.2%
Cash from Operations	$64	$80	$92	$108	$127	$146
(-) Capital Expenditures	(47)	(58)	(61)	(66)	(62)	(63)

Free Cash Flow	$17	$23	$31	$43	$65	$83
% Margin	2.2%	2.6%	3.1%	3.8%	5.2%	6.1%

EBITDA and free cash flow are non-GAAP financial measures. These non-GAAP financial measures are not calculated in accordance with, or a substitute for financial measures calculated in accordance with, GAAP and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation. The table below sets forth a reconciliation of EBITDA and free cash flow to GAAP financial measures.

	2013	2014	2015	2016	2017	2018
LRP Projections (in millions)
EBITDA	$79	$102	$135	$181	$232	$283
Depreciation/Amortization/Impairment/Write Offs	37	40	46	55	64	74

Operating Income	$42	$62	$89	$126	$168	$209

Financial Projections (in millions)
EBITDA	$77	$95	$116	$141	$169	$194
Depreciation/Amortization/Impairment/Write Offs	35	37	42	46	52	57

Operating Income	$42	$58	$74	$95	$117	$137
Free Cash Flow	$17	$23	$31	$43	$65	$83
Net Cash Provided/(Used) By Financing Activities	(13)	(12)	(12)	(13)	(14)	(14)

Net Increase in Cash and Cash Equivalents	4	11	19	30	51	69
Beginning Cash and Cash Equivalents Balance	50	54	64	83	113	165
Ending Cash and Cash Equivalents Balance	$54	$65	$83	$113	$164	$234

OPINION OF GUGGENHEIM SECURITIES, LLC

Overview

Pursuant to an engagement letter dated as of January 17, 2013, Hot Topic’s board of directors retained Guggenheim Securities to act as its financial advisor with respect to a potential sale of Hot Topic. In selecting Guggenheim Securities as its financial advisor, Hot Topic’s board of directors considered that, among other things, Guggenheim Securities is an internationally recognized investment management, investment banking and financial advisory firm whose senior professionals have substantial experience advising companies in the retail industry as well as significant experience providing strategic and financial advisory services. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, restructurings and recapitalizations, spin-offs/split-offs, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At the March 6, 2013 meeting of Hot Topic’s board of directors, Guggenheim Securities delivered its oral opinion, which subsequently was confirmed in writing, to the effect that, as of March 6, 2013 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger price in connection with the Merger was fair, from a financial point of view, to the holders of shares of Hot Topic common stock, other than with respect to the Rollover Shares.

The full text of Guggenheim Securities’ written opinion is attached as Annex C to this proxy statement and you should read the opinion carefully and in its entirety. Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

In reading the discussion of the opinion set forth below, you should be aware that Guggenheim Securities’ opinion:

•	was provided to Hot Topic’s board of directors (solely in its capacity as such) for its information and assistance in connection with its consideration of the Merger;

•	did not constitute a recommendation to Hot Topic’s board of directors in connection with the Merger;

•	does not constitute advice or a recommendation to any holder of Hot Topic common stock as to how to vote in connection with the Merger or otherwise;

•

did not address Hot Topic’s underlying business or financial decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Hot Topic, the financing of the Merger or the effects of any other transaction in which Hot Topic might engage;

•	addressed only the fairness, from a financial point of view, of the Merger price pursuant to the Merger Agreement;

•

expressed no view or opinion as to (i) any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of Hot Topic;

•

expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Hot Topic’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger price pursuant to the Merger Agreement; and

•

did not constitute a solvency opinion or a fair value opinion, and Guggenheim Securities did not evaluate the solvency or fair value of Hot Topic under any federal or state laws relating to bankruptcy, insolvency or similar matters.

In the course of performing its reviews and analyses for rendering its opinion, Guggenheim Securities:

•	reviewed a draft of the Merger Agreement dated as of March 6, 2013;

•	reviewed a draft of the Limited Guarantee dated as of March 6, 2013 made by Sycamore in favor of Hot Topic;

•	reviewed draft copies dated as of March 3, 2013 of the debt commitment letters and the equity commitment letters with respect to Sycamore’s contemplated financing of the Merger;

•	reviewed certain publicly available business and financial information regarding Hot Topic;

•

reviewed certain non-public business and financial information regarding Hot Topic’s business and prospects (including certain financial projections), all as prepared and provided to Guggenheim Securities by Hot Topic’s senior management;

•	reviewed the historical prices, trading multiples and trading volumes of Hot Topic’s common stock;

•

compared the financial performance of Hot Topic and the trading multiples and trading activity of the Hot Topic’s common stock with relevant data for certain other publicly traded companies which Guggenheim Securities deemed generally comparable to Hot Topic;

•	reviewed the valuation and financial metrics of certain relevant mergers and acquisitions involving companies which Guggenheim Securities deemed generally comparable to Hot Topic;

•	performed discounted cash flow analyses based on the financial projections for Hot Topic furnished to Guggenheim Securities by Hot Topic;

•	performed illustrative leveraged buyout analyses based on the financial projections for Hot Topic furnished to Guggenheim Securities by Hot Topic;

•	reviewed the premia paid in precedent transactions involving retail targets; and

•	conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

In connection with rendering its opinion, Guggenheim Securities noted that:

•

Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, any financial projections, other estimates and other forward-looking information) provided to or discussed with Guggenheim Securities by Hot Topic or obtained by Guggenheim Securities from public sources, data suppliers and other third parties.

•

Guggenheim Securities (i) did not and does not assume any responsibility, obligation or liability (whether direct or indirect, in contract or tort or otherwise) for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, any financial projections, other estimates and other forward-looking information), (ii) expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of any financial projections, other estimates and other forward-looking information or the assumptions upon which they are based and (iii) relied upon the assurances of Hot Topic’s senior management that they were unaware of any facts or circumstances that would have made such information (including, without limitation, any financial projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading.

•

Specifically, with respect to all (i) financial projections, other estimates and other forward-looking information provided to or discussed with Guggenheim Securities by Hot Topic, Guggenheim Securities was advised by Hot Topic’s senior management, and Guggenheim Securities assumed, that such financial projections, other estimates and other forward-looking information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Hot Topic’s senior management as to the expected future performance of Hot Topic and (ii) financial projections, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

•

During the course of its engagement, Guggenheim Securities was asked by Hot Topic’s board of directors to solicit indications of interest from various third parties regarding a potential transaction with Hot Topic, and Guggenheim Securities considered the results of such solicitation in rendering its opinion.

•

Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Hot Topic, nor was Guggenheim Securities furnished with any such appraisals.

•

Guggenheim Securities did not express any view or render any opinion regarding the tax consequences to Hot Topic of the Merger. Guggenheim Securities is not a legal, regulatory, tax, accounting or actuarial expert and it relied on the assessments made by Hot Topic and its advisors with respect to such issues.

•	Guggenheim Securities assumed that:

•

In all respects material to its analyses, (i) the final executed form of the Merger Agreement and other documents reviewed by Guggenheim Securities would not differ from the drafts that Guggenheim Securities reviewed, (ii) Hot Topic and Sycamore would comply with all terms of the Merger Agreement and (iii) the representations and warranties of Hot Topic and Sycamore contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger would be satisfied without any waiver thereof; and

•

The Merger would be consummated in a timely manner and in accordance with the terms of the Merger Agreement, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise.

•

Guggenheim Securities expressed no view or opinion as to the price or range of prices at which the shares of common stock or other securities of Hot Topic may trade at any time, including, without limitation, subsequent to the announcement of the Merger.

Summary of Valuation and Financial Analyses

Overview/Definitions

This “Summary of Valuation and Financial Analyses” presents a summary of the principal valuation and financial analyses performed by Guggenheim Securities and presented to Hot Topic’s board of directors in connection with rendering its opinion. Some of the valuation and financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such valuation and financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ valuation and financial analyses.

Throughout this “Summary of Valuation and Financial Analyses,” the following financial terms are used in connection with Guggenheim Securities’ various valuation and financial analyses:

•	Enterprise value: represents the relevant company’s net equity value plus (i) the principal or face amount of total debt and preferred stock and (ii) the book value of any non-controlling/minority interests less (iii) cash and equivalents, (iv) the book value of any non-consolidated investments and (v) the book value of any non-cash generating assets.

•

Net equity value: represents the relevant company’s (i) gross equity value as calculated (a) based on outstanding common shares plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants times (b) the relevant company’s stock price less (ii) the cash proceeds from the assumed exercise of all in-the-money stock options and stock warrants.

•	EBIT: means the relevant company’s operating earnings (after deduction of stock-based compensation) before interest and taxes.

•	EBITDA: means EBIT plus depreciation and amortization.

•	EBIT multiple: represents the relevant company’s enterprise value divided by its historical or projected EBIT.

•	EBITDA multiple: represents the relevant company’s enterprise value divided by its historical or projected EBITDA.

•	CAGR: means compound annual growth rate.

•	CapEx: means capital expenditures.

•	Unlevered free cash flow or ULFCF: means the relevant company’s after-tax unlevered operating cash flow minus CapEx and changes in working capital.

•	DCF: means discounted cash flow.

•	WACC: means weighted average cost of capital.

Recap of Merger Valuation

Based on the Merger price of $14.00 per share in cash and Hot Topic’s closing stock price of $10.75 on March 6, 2013, Guggenheim Securities reviewed the implied (i) enterprise value/2012 and 2013 EBITDA multiples and (ii) enterprise value/2012 and 2013 EBIT multiples at both the Merger price and the March 6, 2013 closing market price.

Implied Market & Merger Valuation Multiples

Merger Price per Share		$14.00

	3/6/2013 Market	Transaction
Enterprise Value/EBITDA for Hot Topic:
2012E:
Hot Topic Management Estimates	6.2x	8.5x
2013E:
Hot Topic Management Estimates	5.2x	7.1x
Enterprise Value/EBIT for Hot Topic:
2012E:
Hot Topic Management Estimates	12.9x	17.7x
2013E:
Hot Topic Management Estimates	9.5x	13.0x

Hot Topic Valuation Analyses

Summary of Hot Topic Valuation Analyses. In assessing the valuation of Hot Topic in connection with rendering its opinion, Guggenheim Securities performed various valuation and financial analyses which are summarized in the table below and described in more detail elsewhere herein, including peer group financial benchmarking and trading valuation analysis, precedent merger and acquisition transaction analysis, discounted cash flow analyses and leveraged buyout analysis. Solely for reference purposes, Guggenheim Securities also reviewed the historical trading price range for Hot Topic’s common stock, Wall Street equity research analysts’ discounted price targets for Hot Topic’s common stock and premia paid in precedent public company retail acquisitions.

Merger Price per Share		$14.00

Core Valuation Analyses	Low	High
Comparable Company Trading Analysis	$7.50	$12.50
Discounted Cash Flow Analysis	12.50	18.25
Precedent Transaction Analysis	9.00	15.50
LBO Analysis	12.25	15.50

Other Valuation Indicators
Hot Topic’s Stock Price Range During Past Year	$8.25	$11.82
Retail Premia Paid Analysis	13.44	15.59
Wall Street Equity Research Discounted Price Targets	9.82	14.64

Peer Group Financial Benchmarking and Trading Valuation Analysis. Guggenheim Securities reviewed and analyzed Hot Topic’s historical stock price performance, historical and projected financial performance and trading valuation metrics compared to such information for certain publicly traded companies in the specialty retail sector that Guggenheim Securities deemed relevant for purposes of its valuation analysis. Guggenheim Securities selected these companies because they principally operate as specialty retailers of mid-tier apparel and accessories primarily in U.S. malls targeting customers primarily in their teens and 20s. Companies with an equity market capitalization less than $200 million were excluded. The following publicly traded peer group companies were used by Guggenheim Securities for purposes of its valuation:

Selected Peer Group Companies

• Abercrombie & Fitch Co.	• Gap Inc.

• American Eagle Outfitters Inc.	• Rue21 Inc.

• Ascena Retail Group Inc.	• Urban Outfitters Inc.

• bebe Stores Inc. • Buckle Inc. • Express Inc.	• Wet Seal Inc. • Zumiez Inc.

Guggenheim Securities calculated the following trading multiples for the selected peer group companies based on Wall Street consensus estimates and the most recent publicly available financial filings:

Selected Peer Group Trading Multiples

	Enterprise Value/		Enterprise Value/
	EBIT		EBITDA
	2012E	2013E	2012E	2013E
Abercrombie & Fitch Co.	9.5x	8.2x	5.9x	5.4x
American Eagle Outfitters Inc.	8.2x	7.3x	6.4x	5.8x
Ascena Retail Group Inc.(1)	NA	8.0x	NA	5.7x
bebe Stores Inc.	NM	NM	9.2x	NM
Buckle Inc.	7.5x	7.2x	6.6x	6.3x
Express Inc.	7.0x	6.8x	5.5x	5.3x
Gap Inc.	8.5x	7.9x	6.8x	6.4x
Rue21 Inc.	8.7x	7.5x	6.1x	5.3x
Urban Outfitters Inc.	15.3x	12.5x	11.6x	9.7x
Wet Seal Inc.	NM	NM	NM	5.7x
Zumiez Inc.	8.3x	7.7x	6.4x	5.9x
Mean	9.1x	8.1x	7.2x	6.2x
Median	8.4x	7.7x	6.4x	5.8x
High	15.3x	12.5x	11.6x	9.7x
Low	7.0x	6.8x	5.5x	5.3x
Hot Topic:
Transaction Value	17.7x	13.0x	8.5x	7.1x
Market (Management Forecast)	12.9x	9.5x	6.2x	5.2x
Market (Consensus Estimates)	13.1x	10.4x	6.1x	5.4x

Note: Underlying financial figures calendarized to December year-end, except January year-end companies.

(1)	Pro forma 2012 EBITDA figure including Charming Shoppes unavailable for Ascena Retail Group.

In performing its peer group trading valuation analysis:

•

After reviewing all of the peer group trading multiples and benchmarking analysis, Guggenheim Securities’ analysis of the selected peer group companies resulted in an overall reference range of $7.50-$12.50 per share for purposes of valuing Hot Topic’s common stock on a stand-alone public-market trading basis. This reference range implied EV/2013 EBITDA multiples of 3.3x-6.2x and EV/2013 EBIT multiples of 6.1x-11.4x.

•	Guggenheim Securities noted that the Merger price of $14.00 per share was in excess of the aforementioned valuation reference range based on the peer group trading analysis.

Discounted Cash Flow Analyses. Guggenheim Securities performed illustrative stand-alone discounted cash flow analyses of Hot Topic based on projected after-tax unlevered free cash flows for Hot Topic and an estimate of its terminal value at the end of the projection horizon:

•	Guggenheim Securities based its discounted cash flow analyses on the six-year financial projections for Hot Topic as provided by Hot Topic’s senior management.

•

Guggenheim Securities estimated Hot Topic’s weighted average cost of capital to be within a range of 10.5%-13.5% based on, among other factors, (i) Guggenheim Securities’ then-current estimate of the prospective US equity risk premium range of 5.5%-6.5%, (ii) a review of Hot Topic’s Bloomberg historical five-year average adjusted beta, its Bloomberg historical two-year average adjusted beta and its then-current Barra predicted beta as of the day prior to announcement of the Merger and over time as well as similar beta information for Hot Topic’s selected peer group companies, resulting in an estimated unlevered beta range of .950-1.250, (iii) the prevailing yield on the 20-year US Treasury bond as a proxy for the risk-free rate of 2.77%, (iv) the size/liquidity premium for companies of a comparable size to Hot Topic, which was estimated at 2.51%, (v) Hot Topic’s assumed target capital structure which was assumed not to include any debt and (vi) Guggenheim Securities’ investment banking and capital markets judgment and experience in valuing companies similar to Hot Topic.

•

In calculating Hot Topic’s terminal value for purposes of its discounted cash flow analyses, Guggenheim Securities used an illustrative reference range of perpetual growth rates of Hot Topic’s terminal year normalized after-tax unlevered free cash flow of 1.5% to 2.5%. The terminal values implied by these assumptions implied a terminal EV/EBITDA multiple range of 3.7x-5.5x and a terminal EV/EBIT multiple range of 5.2x-7.8x.

•

Guggenheim Securities’ illustrative discounted cash flow analyses resulted in an overall reference range of $12.50 to $18.25 per share for purposes of valuing Hot Topic’s common stock on a stand-alone intrinsic-value basis.

•	Guggenheim Securities noted that the Merger price of $14.00 per share was within the aforementioned valuation reference range based on the illustrative discounted cash flow analyses.

Precedent Merger and Acquisition Transaction Analysis. Guggenheim Securities reviewed and analyzed the valuation and financial metrics of precedent merger and acquisition transactions announced since January 1, 2009 involving U.S. targets that were, on the date of the transaction announcement, softlines specialty retailers primarily focused on mid-tier apparel and/or accessories. Transactions for which the target’s financial metrics were not publicly disclosed or with transaction values less than $200 million were excluded. The following precedent merger and acquisition transactions were reviewed and considered by Guggenheim Securities for purposes of its valuation analysis:

Selected Softlines Retail Precedent M&A Transaction Multiples

			EV/EBITDA		EV/EBIT
Date Announced	Target	Acquiror	LTM	FY1	LTM	FY1
10/31/2012	Warnaco Group, Inc.	PVH Corp.	11.4x	8.7x	18.3x	10.7x
5/2/2012	Charming Shoppes, Inc.	Ascena Retail Group Inc.	9.6x	7.5x	NM	14.4x
5/1/2012	Collective Brands, Inc.	Wolverine World Wide and Golden Gate Capital	8.1x	7.5x	NM	12.6x
2/17/2012	Nixon, Inc.	Trilantic Capital Partners Group	9.2x	NA	NA	NA
2/8/2011	Retail Ventures, Inc.	DSW Inc.	4.6x	NA	6.4x	NA
12/23/2010	Jo-Ann Stores, Inc.	Leonard Green & Associates LP	6.6x	6.4x	8.9x	8.7x
11/23/2010	J. Crew Group, Inc.	TPG Capital, Leonard Green & Associates LP, Millard Drexler	8.6x	8.9x	10.2x	10.9x
10/11/2010	The Gymboree Corp.	Bain Capital LLC	8.0x	7.8x	9.8x	9.6x
3/15/2010	Tommy Hilfiger Corp.	Phillip Van Heusen Corp.	8.3x	7.9x	11.2x	10.6x
8/24/2009	Charlotte Russe Holding, Inc.	Advent International LLC	6.6x	NA	NM	23.4x
6/25/2009	Tween Brands, Inc.	Dress Barn (Ascena Retail Group Inc.)	7.3x	6.8x	NM	26.2x

	Mean		8.0x	7.7x	10.8x	14.1x
	Median		8.1x	7.7x	10.0x	10.9x
	25th Percentile		7.0x	7.3x	9.1x	10.6x
	75th Percentile		8.9x	8.1x	11.0x	14.4x
	Hot Topic – Sycamore Partners		8.5x	7.1x	17.7x	13.0x

In performing its precedent merger and acquisition transactions analysis:

•

After reviewing all of the precedent transaction valuation multiples, Guggenheim Securities’ determined an illustrative reference range of $9.00-$15.50 per share for purposes of valuing Hot Topics’s common stock on a change-of-control basis. This range implied transaction multiples of 4.1x-8.0x 2013 EBITDA and 7.6x-14.7x 2013 EBIT.

•	Guggenheim Securities noted that the Merger price of $14.00 per share was within the aforementioned valuation reference range based on the precedent merger and acquisition transactions analysis.

LBO Analysis

Guggenheim Securities performed an illustrative analysis of the implied price per share of Hot Topic’s common stock that could theoretically be paid by a financial sponsor, provided that the financial sponsor required a 6-year internal rate of return ranging from 20% to 25%, net of estimated incentive equity compensation paid to senior management following completion of the transaction. Guggenheim Securities performed the illustrative LBO analysis assuming that the transaction was completed with $350 million of debt (or approximately 5.1x Hot Topic’s 2012 EBITDA) at prevailing market rates. The results of the illustrative LBO analysis were as follows:

•

Assuming the six-year projections were achieved and assuming an exit multiple of 4.5x-6.0x Hot Topic’s LTM EBITDA in the terminal year of 2018, the LBO analysis implied a reference range of values of $12.25-$15.50 per share of Hot Topic common stock.

•	Guggenheim Securities noted that the $14.00 Merger price was within the range of values implied by this analysis.

Other Financial Reviews and Analyses

Guggenheim Securities performed various additional financial reviews and analyses as summarized below solely for reference purposes and to provide certain context for the various valuation and financial analyses in connection with its opinion.

Hot Topic Stock Price and EBITDA Multiple Trading History. Guggenheim Securities reviewed Hot Topic’s stock price and trading multiples over various time frames:

•

Guggenheim Securities indicated that during the 52 weeks prior to the transaction Hot Topic’s stock price traded within a range of $8.25-$11.82 per share and that the Merger price of $14.00 per share reflected a 18.4% premium to the 52 week high.

•

Guggenheim Securities also noted that Hot Topic’s stock price had performed well relative to the peer group and the S&P 500. Specifically, during the last three years, Hot Topic’s stock price had increased 60% relative to a 19% increase in the peer group index and a 35% increase in the S&P 500.

•

Guggenheim Securities also reviewed Hot Topic’s LTM and one-year forward EBITDA multiples over time relative to the peer companies. From 2008-2013 (1) Hot Topic’s average LTM EBITDA multiple was 5.6x relative to the peer group average of 6.9x during that same time period and (2) Hot Topic’s one-year forward EBITDA multiple was 4.0x relative to the peer group average of 6.0x during the same time period. Guggenheim Securities also noted that the 2012 EBITDA multiple of 8.5x and 2013 EBITDA multiple of 7.1x implied by the $14.00 price being paid in the Merger compared favorably to these historical benchmarks.

Hot Topic Wall Street Equity Research Analyst Discounted Price Targets. Guggenheim Securities reviewed selected Wall Street equity research analyst price targets for Hot Topic:

•

Guggenheim Securities reviewed selected public market trading price targets for Hot Topic’s common stock as prepared and published by certain Wall Street equity research analysts prior to March 6, 2013

(the last trading day prior to Hot Topic’s board meeting approving the Merger Agreement). Such price targets reflected each equity research analyst’s estimate of the future public market trading price of Hot Topic’s common stock approximately one year in the future. Guggenheim Securities noted that the range of one-year equity research analyst price targets for Hot Topic’s common stock was $11.00-$16.40 per share. Using a discount rate of 12%, which reflected the midpoint of Guggenheim Securities’ estimate of Hot Topic’s weighted average cost of capital, Guggenheim Securities discounted such equity research analysts’ price targets back one year to arrive at an illustrative range of present values for these target stock price targets. Guggenheim Securities’ analysis of the present value of equity research analysts’ future price targets implied a value per share of Hot Topic’s common stock in the range of approximately $9.82-$14.64 per share. For comparison purposes, Guggenheim Securities noted that the consideration to be received by Hot Topic’s shareholders pursuant the proposed Merger pursuant to the Merger Agreement is $14.00 per share.

•

Guggenheim Securities noted that the public market trading price targets published by Wall Street equity research analysts do not necessarily reflect current market trading prices for Hot Topic’s common stock, and such estimates are subject to various uncertainties, including the future financial performance of Hot Topic and future capital markets conditions.

Premia Analysis

Guggenheim Securities reviewed the premia paid in transactions in which US retail targets were acquired in transactions announced after January 1, 2011. Guggenheim Securities compared the price paid in the precedent transactions to the unaffected market price 1-day, 1-week and 1-month prior to the first public reference to each such precedent transaction to the same premium being offered to Hot Topic’s shareholders in the Merger. The summary of the premia analysis is set forth below:

Retail Deals Premia Paid Analysis

	1-Day	1-Week	1-Month
25th Percentile	24.5%	25.7%	21.9%
Median	35.6%	33.6%	28.0%
75th Percentile	49.0%	48.1%	53.8%

Hot Topic	30.2%	29.6%	27.3%

Note: Premia paid analysis includes retail transactions announced since January 1, 2011, with a U.S. target and a deal value between $500 million and $1.5 billion. Auto retailers and gas stations are excluded.

Other Considerations

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant valuation and financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the valuation and financial analyses set out above, without considering such analysis as a whole, would in the view of Guggenheim Securities create an incomplete and misleading picture of the processes underlying the valuation and financial analyses considered in rendering Guggenheim Securities’ opinion.

In arriving at its opinion, Guggenheim Securities:

•

based its valuation and financial analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions, capital markets considerations and industry-specific and company-specific factors, all of which are beyond the control of Hot Topic and Guggenheim Securities;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•	considered the results of all of its valuation and financial analyses and did not attribute any particular weight to any one analysis or factor; and

•

ultimately arrived at its opinion based on the results of all of its valuation and financial analyses assessed as a whole and believes that the totality of the factors considered and the various valuation and financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view, of the Merger price pursuant to the Merger.

Guggenheim Securities also noted that:

•

The valuation and financial analyses performed by Guggenheim Securities, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•

None of the selected publicly traded companies used in the peer group trading analysis described above are identical or directly comparable to Hot Topic, and none of the selected precedent merger and acquisition transactions used in the precedent merger and acquisitions transactions analysis described above are identical or directly comparable to the Merger; however, such companies and transactions were selected by Guggenheim Securities, among other reasons, because they represented or involved target companies which may be considered broadly similar, for purposes of Guggenheim Securities’ valuation analyses, to Hot Topic based on their significant exposure to the specialty retail sector in the United States.

•

In any event, peer group trading analysis and precedent merger and acquisition transactions analysis are not mathematical; rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the peer group companies and precedent merger and acquisition transactions to which Hot Topic and the Merger were compared.

•

The valuation and financial analyses performed by Guggenheim Securities do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Hot Topic did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its valuation and financial analyses or providing its opinion. The type and amount of consideration payable in the Merger were determined through negotiations between Hot Topic and Sycamore and were approved by Hot Topic’s board of directors. The decision to enter into the Merger Agreement was solely that of Hot Topic’s board of directors. Guggenheim Securities’ opinion was just one of the many factors taken into consideration by Hot Topic’s board of directors. Consequently, Guggenheim Securities’ valuation and financial analyses should not be viewed as determinative of the decision of Hot Topic’s board of directors with respect to the fairness, from a financial point of view, of the Merger price pursuant to the Merger.

Pursuant to the terms of Guggenheim Securities’ engagement letter, Hot Topic has agreed to pay Guggenheim Securities a transaction fee of approximately $6 million, all of which is contingent on successful consummation of the Merger. In addition, Hot Topic has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify it against certain liabilities arising out of its engagement.

Guggenheim Securities has not been previously engaged by Hot Topic or Sycamore during the last two years, other than Guggenheim Securities’ engagement by Hot Topic in connection with the Merger, and no other material relationship has existed during the past two years between Guggenheim Securities and its affiliates, on the one hand, and Hot Topic, Sycamore or their respective affiliates, on the other hand. Guggenheim Securities may seek to provide Hot Topic and Sycamore and their respective affiliates with certain investment banking and financial advisory services unrelated to the Merger in the future.

Guggenheim Securities and its affiliates engage in a wide range of financial services activities for their own accounts and the accounts of customers, including asset and investment management, investment banking, corporate finance, mergers and acquisitions, restructuring, merchant banking, fixed income and equity sales, trading and research, derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities or its affiliates may (i) provide such financial services to Hot Topic, Sycamore, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies for which services Guggenheim Securities or certain of its affiliates may receive compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to Hot Topic, Sycamore, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. As of the date of this proxy statement, the Company has not paid any fees to Guggenheim Securities or its affiliates with respect to any such services and there are no agreements or arrangements in place for the Company to pay fees to Guggenheim Securities or its affiliates in the future (other than the fee payable to Guggenheim Securities in connection with the Merger).

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Hot Topic, Sycamore, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the Merger that differ from the views of Guggenheim Securities’ investment banking personnel.

DELISTING AND DEREGISTRATION OF HOT TOPIC’S COMMON STOCK

Following consummation of the Merger, the registration of the Company’s common stock and our reporting obligations with respect to our common stock under the Exchange Act will be terminated upon application to the SEC. In addition, following consummation of the Merger, shares of our common stock will no longer be listed on any stock exchange, including NASDAQ.

ACCOUNTING

Parent will account for the Merger as a “business combination,” as that term is used under U.S. generally accepted accounting principles, for accounting and financial reporting purposes, which requires the application of purchase accounting. Under purchase accounting, our assets (including identifiable intangible assets) and liabilities (including contracts and other commitments) as of the effective time of the Merger will be recorded at their respective fair values. Any excess of purchase price over the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Financial statements issued after the Merger would reflect these fair values and would not be restated retroactively to reflect our historical financial position or results of operations.

EFFECTS ON HOT TOPIC IF THE MERGER IS NOT COMPLETED

If our shareholders do not approve the Merger Agreement and the principal terms of the Merger, or if the Merger is not consummated for any other reason, shareholders will not receive any payment for their shares of common stock in connection with the Merger. Instead, we will remain a public company and our common stock will continue to be listed and traded on NASDAQ. In addition, if the Merger is not consummated, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, regulatory and market conditions. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. From time to time, our board of directors will evaluate and review, among other things, our business operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If our shareholders do not approve the Merger Agreement and the principal terms of the Merger, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Hot Topic will be offered, or that the business, prospects or results of operations of Hot Topic will not be adversely impacted.

Under certain circumstances, if the Merger is not completed, we may be obligated to pay to Parent a termination fee and reimburse certain of Parent’s expenses. See “The Merger Agreement—Termination Fees and Reimbursement of Expenses.”

FINANCING OF THE MERGER

The Company and Parent estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $625 million. Parent expects this amount to be provided through a combination of the proceeds of:

•

cash equity investments of up to $255 million by Sycamore Partners, L.P. and Sycamore Partners A, L.P. (collectively, “Sponsor”), which are described elsewhere in this section under the subheading “Equity Financing”;

•

the contribution to Parent of shares of Company common stock (an aggregate of 33,838 shares, the equivalent of an approximately $474,000 investment based upon the per share merger consideration of $14.00) and approximately $7.7 million in cash immediately prior to the Merger by the Rollover Investors, which is described elsewhere in this section under the subheading “Rollover Financing”;

•

debt financing consisting of a $75 million ABL facility (none of which is expected to be drawn as of the closing of the Merger) and a $350 million senior secured bridge loan (less the aggregate proceeds of senior secured notes that would be issued in a high yield bond offering under Rule 144A), which is described elsewhere in this section under the subheading “Debt Financing”; and

•	up to $20 million of the Company’s available cash.

Equity Financing

On March 6, 2013, Sponsor entered into an equity commitment letter with Parent pursuant to which Sponsor committed to contribute to Parent, immediately prior to the consummation of the Merger, a cash equity contribution of up to $255 million in exchange for preferred equity securities of Parent (Class L Units). The equity commitment is conditioned upon the contribution of shares of Company common stock and cash by the Rollover Investors described below and the funding of the debt financing described below (or alternative debt financing being obtained in accordance with the Merger Agreement), and is further conditioned upon the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the Merger contained in the Merger Agreement and upon the substantially simultaneous consummation of the Merger. The amount of the equity commitment may be reduced by an amount specified by Parent, but only to the extent that it will nevertheless be possible for Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement in accordance with all requirements therein with Sponsor contributing less than the full amount of its contribution obligation. The equity commitment will terminate upon the earliest to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the consummation of the Merger, provided that Sponsor has funded the contribution obligation in connection therewith or (iii) the Company or any of its affiliates making any claim against Sponsor or certain of its affiliates other than claims expressly permitted under the limited guarantee, the equity commitment letter or the Merger Agreement. The Company is an express third-party beneficiary of each of the equity commitment letters and has the right to seek specific performance of each of the equity commitments under the circumstances in which the Company would be permitted by the Merger Agreement to obtain specific performance requiring Parent to enforce the equity commitments.

Rollover Financing

On March 6, 2013, each of Lisa Harper, Chairman and Chief Executive Officer of the Company, Don Hendricks, Chief Operating Officer of the Company, Mark Mizicko, Chief Planning Officer of the Company, George Wehlitz, Jr., Chief Financial Officer of the Company, and Elizabeth Munoz, Senior Vice President of Product of the Company (collectively, the “Rollover Investors”) entered into separate letter agreements (the “Rollover Letters”) with Parent pursuant to which each Rollover Investor committed to contribute to Parent, as of the effective time of the Merger, cash and, with respect to Ms. Harper and Messrs. Hendricks and Mizicko, shares of common stock held by such Rollover Investor in exchange for preferred equity securities of Parent (Class L Units). The exact number of Class L Units to be issued to each Rollover Investor will be determined by multiplying 100,000,000 Class L Units by the percentage of (i) the cash value of the Rollover Investor’s investment divided by (ii) the cash value of the total equity investments in Parent of all Rollover Investors and Sponsor. The Class L Units will entitle the holders thereof to a preferred return of invested capital, a preferred rate of return on invested capital and to participate in the residual equity of Parent proportionally with Parent’s other outstanding vested units. The Class L Units will include rights and restrictions customary for preferred equity securities in private companies, including restrictions on transfer, “drag along” and “tag along” provisions and piggyback registration rights.

Pursuant to such letter agreements, the Rollover Investors will contribute to Parent an aggregate of 33,838 shares of common stock (the equivalent of an approximately $474,000 investment based upon the per share merger consideration of $14.00) and approximately $7.7 million in cash. Ms. Harper’s Rollover Letter provides that Ms. Harper may, in her sole discretion, invest up to an additional $2 million in cash in Parent in exchange for Class L Units, with such investment determination to be made no later than the 10th business day prior to the closing of the Merger. Ms. Harper has informed the Company that, to date, she has made no determination whether or not she will make such optional investment. The Rollover Investors’ commitments pursuant to the Rollover Letters are conditioned upon the substantially simultaneous funding of Sponsor’s equity contribution to Parent pursuant to the equity commitment described above and the funding of the debt financing described below (or alternative debt financing being obtained in accordance with the Merger Agreement). Such commitments are further conditioned upon the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the Merger contained in the Merger Agreement (as determined by Sycamore or as determined by a court enforcing Sycamore’s equity commitments pursuant to the Company’s specific performance remedy under the Merger Agreement) and upon the substantially simultaneous consummation of the Merger. The Company is an express third-party beneficiary of the Rollover Letters and has the right to seek specific performance of the commitments of the Rollover Investors under the Rollover Letters under the circumstances in which the Company would be permitted by the Merger Agreement to obtain specific performance requiring Parent to enforce such commitments.

The following table sets forth, for each of the Rollover Investors, (i) the number of shares of Hot Topic common stock to be contributed by such Rollover Investor, (ii) the amount of cash to be contributed by such Rollover Investor, (iii) the estimated number of Class L Units of Parent to be received by each such Rollover Investors in respect of his or her contributions and (iv) the estimated percentage of Parent’s total outstanding Class L Units that will be held by such Rollover Investor as of the closing of the Merger. The disclosure in the table below assumes, for illustrative purposes only, that (i) Sponsor contributes to Parent the full $255 million equity contribution described above under the subheading “Equity Financing” and (ii) Ms. Harper does not elect to make the optional investment described above.

Name	Rollover Shares	Cash Contribution	Est. Parent Class L Units	Est. Percentage of Total Parent Class L Units
Lisa Harper	30,160	$5,000,000	2,060,679	2.06%
George Wehlitz, Jr.	—	$340,000	129,214	0.13%
Donald Hendricks	1,099	$755,000	292,779	0.29%
Mark Mizicko	2,579	$880,000	348,158	0.35%
Elizabeth Munoz	—	$680,000	258,428	0.26%

Debt Financing

In connection with Parent’s entry into the Merger Agreement, Merger Sub received a debt commitment letter, dated March 6, 2013, from Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Bank of America (“Bank of America”). On March 20, 2013, Merger Sub received an amended and restated commitment letter (the “Debt Commitment Letter”) from MLPFS, Bank of America and Jefferies Finance LLC (“JF,” and collectively with MLPFS and Bank of America, the “Debt Commitment Parties;” and JF collectively with MLPFS, the “Lead Arrangers”). The Debt Commitment Letter provides an aggregate of $425 million in debt financing to Merger Sub, consisting of a $350 million senior secured bridge loan and up to $75 million in a senior secured asset-based revolving credit facility, to pay amounts owing to effect the transactions contemplated by the Merger Agreement, including the payments of related fees and expenses, and for working capital, capital expenditures and other general corporate purposes.

The Debt Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing described in the Debt Commitment Letter and to undertake a portion of the commitments to provide such debt financing.

Asset-Based Revolving Credit Facility. Interest under the asset-based revolving credit facility will initially be payable either at a base rate (based on the higher of the prime rate, the Federal Funds Effective Rate plus 0.50% and adjusted LIBOR for an interest period of one month plus 1.00%) plus 0.75% or an adjusted LIBOR-based rate plus 1.75%, at the option of Merger Sub (with both the margin over the base rate and the margin over the LIBOR-based rate being subject to upward or downward adjustment from and after the first fiscal quarter ending at least three months after the consummation of the Merger based on average historical borrowing availability), and will be payable at the end of each interest period set forth in the credit agreement (but not less often than quarterly).

The borrower under the asset-based revolving credit facility will be Merger Sub, and upon consummation of the Merger, the rights and obligations under the asset-based revolving credit facility will be assumed by the Company. In addition, each entity that holds assets included in the borrowing base shall be a co-borrower under the asset-based revolving facility. Borrowings under the asset-based revolving credit facility will be limited to a borrowing based comprised of the sum of 90% of eligible credit card receivables of the loan parties, 90% (subject to increase to 92.5% under certain circumstances) of appraised net orderly liquidation value of eligible inventory, less customary availability reserves. The asset-based revolving credit facility will be guaranteed on a joint and several basis by Parent and by all of the existing and future direct and indirect wholly-owned domestic subsidiaries of Merger Sub (which will include, after the Merger, all of the existing and future direct and indirect domestic subsidiaries of the Company) other than certain immaterial and other subsidiaries. The asset-based revolving credit facility will be secured, subject to permitted liens and other agreed upon exceptions, by substantially all the assets of Parent, Merger Sub and each subsidiary guarantor, including a first-priority security interest in all personal property consisting of accounts receivable, inventory, cash, deposit and securities accounts and the identifiable proceeds therefrom and all books and records relating to the foregoing (the “ABL Priority Collateral”) and a second-priority security interest in, and mortgages on, substantially all of the owned real property and equipment, other personal property (including intellectual property), intercompany notes and pledges of all the capital held by Parent, Merger Sub or any subsidiary guarantor, including the stock of Merger Sub with certain exceptions, including limitations on the pledge of capital stock of foreign subsidiaries, and proceeds therefrom (the “Bridge Loan Priority Collateral”). The asset-based revolving credit facility will mature on the fifth anniversary of the closing date, and contains customary representations and warranties, affirmative and negative covenants (including a springing minimum fixed charge coverage ratio of 1.0:1.0) and events of default.

Senior Secured Bridge Facility. The Debt Commitment Letter contemplates that either (i) Merger Sub will issue and sell senior secured notes in a Rule 144A or other private placement on or prior to the closing date of the Merger yielding at least $350 million in gross proceeds, or (ii) to the extent Merger Sub does not so issue all of such senior secured notes on or prior to the closing date of the Merger, Merger Sub will borrow up to $350 million (less the gross proceeds of any offering of senior secured notes) under the senior secured bridge facility.

The borrower under the senior secured bridge facility will be Merger Sub, and upon consummation of the Merger, the rights and obligations under the senior secured bridge facility will be assumed by the Company. Interest under the senior secured bridge facility shall initially equal a LIBOR-based rate (subject to a 1.25% floor) plus 675 basis points increasing by 50 basis points per quarter thereafter until reaching a specified cap. The senior secured bridge facility will be guaranteed on a joint and several basis by the guarantors of the asset-based revolving credit facility on a senior secured basis with the guarantee of each such guarantor under the senior secured bridge facility being pari passu in right of payment with all obligations under the asset-based revolving credit facility. The senior secured bridge facility will be secured, subject to permitted liens and other agreed upon exceptions, by a first priority security interest in the Bridge Loan Priority Collateral and a second-priority security interest in the ABL Priority Collateral. The senior secured bridge facility will contain customary representations and warranties, affirmative and negative covenants and events of default.

If the senior secured bridge facility is funded and is not paid in full on or before the first anniversary of the closing of the Merger, then the principal amount of the bridge loans outstanding on the such date may, subject to specified conditions precedent, be converted into senior secured rollover loans with a maturity of eight years from the closing of the Merger. After such conversion, the holders of the outstanding senior bridge loans may choose to exchange such loans for senior exchange notes that mature eight years after the closing date of the Merger that the Company may be required to register for public sale under a registration statement in compliance with applicable securities laws.

Conditions:

The funding of the facilities contemplated by the Debt Commitment Letter are subject to certain closing conditions, including, without limitation:

•	the execution and delivery of definitive documentation with respect to the applicable debt facilities consistent with the Debt Commitment Letter;

•	the consummation of the Merger substantially concurrently with the initial borrowing under the debt facilities in accordance with the terms of the Merger Agreement;

•	the consummation of the contributions described above under the subheadings “Equity Financing” and “Rollover Financing”;

•

the Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision thereof waived or any consent granted thereunder in any manner that is materially adverse to the interests of the debt financing sources or the Lead Arrangers without the prior written consent of the Lead Arrangers;

•

since January 28, 2012, except as expressly contemplated by the Merger Agreement as in effect on March 6, 2013, there shall not have occurred a material adverse effect on Hot Topic or its subsidiaries (defined in the Debt Commitment Letter in a manner substantially similar to the definition of “Material Adverse Effect” in the Merger Agreement);

•	the accuracy of certain representations and warranties in the Merger Agreement and specified representations and warranties in the loan documents;

•

the delivery of certain customary closing documents (including, among others, a solvency certificate, legal opinions, evidence of insurance and customary lien searches), documentation required under anti-money laundering laws and the taking of certain actions necessary to establish and perfect a security interest in certain items of collateral;

•	delivery of certain audited, unaudited and pro forma financial statements;

•	the payment of applicable fees and expenses;

•

as a condition to the availability of the senior secured bridge facility, the delivery of a customary preliminary offering memorandum and other customary documentation (including draft “comfort” letters of auditors) with respect to the senior secured notes offering, and the expiration of a marketing period of 15 consecutive business days (subject to certain black-out periods) following receipt of such offering memorandum for use in the placement of the senior secured notes;

•

after giving effect to the transactions contemplated by the Merger Agreement, the borrower and its subsidiaries shall have outstanding no indebtedness for borrowed money, credit facilities or preferred stock other than the asset-based revolving credit facility, the senior secured bridge facility (if any) and/or the senior secured notes (if any), except as reasonably agreed by the Lead Arrangers;

•	receipt of documentation and other information that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act; and

•

as a condition to the availability of the asset-based revolving credit facility, MLPFS shall have received each of the following in form and substance reasonably satisfactory to it (i) an initial borrowing base certificate, (ii) a field examination and inventory appraisal with respect to assets to be included in the borrowing base, (iii) evidence that excess availability on the date of the Merger shall not be less than $30 million and (iv) projected financial statements and availability projections for the 12 months following the closing date, each in form reasonably satisfactory to MLPFS.

The termination date for the Debt Commitment Letter is the earliest of (i) September 6, 2013, (ii) the closing of the Merger without the use of the asset-based revolving credit facility and the senior secured bridge facility, (iii) the acceptance by any of Parent or Hot Topic or any of their affiliates of an offer for all or any substantial part of the capital stock or property and assets of Parent, Hot Topic or any of their affiliates, other than as part of the Merger, (iv) the termination of the Merger Agreement in accordance with its terms and (v) the public announcement of the abandonment of the Merger by Parent or any of Parent’s affiliates in a public statement or filing.

Subject to the terms and conditions of the Merger Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Financing (as defined in the Merger Agreement) on the terms and conditions described in the Financing Letters (as defined in the Merger Agreement), and the contribution contemplated by the Rollover Letters (as defined in the Merger Agreement) pursuant to the terms thereof, and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Letters or Rollover Letter if such amendment, modification or waiver (i) reduces (or could have the effect of reducing) the aggregate amount of the Financing and amount of Company common stock to be contributed, or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing or contribution contemplated by the Rollover Letter that would reasonably be expected to, in any material respect, (a) delay or prevent or make less likely the funding of the Financing or contributions contemplated by the Rollover Letter (or satisfaction of the conditions to the Financing or contributions contemplated by the Rollover Letters) on the closing date or (b) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Financing Letters or the Rollover Letter.

Although the debt financing described in this proxy statement is not subject to due diligence or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

LIMITED GUARANTEE

Sycamore Partners, L.P., a Delaware limited partnership, and Sycamore Partners A, L.P. (collectively, the “Guarantor”), have agreed to guarantee the obligations of Parent under the Merger Agreement to pay, under certain circumstances, a reverse termination fee and reimburse certain expenses. The limited guarantee will terminate on the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement by mutual written consent of the parties or by the Company to accept a superior offer, (iii) the payment by the Guarantor of the entire reverse termination fee or the maximum amount of the guaranteed obligations as et forth in the Merger Agreement or (iv) the twelve-month anniversary following termination of the Merger Agreement under circumstances other than those specified in clause (ii) above (unless, with respect to this clause (iv), the Company has delivered a written notice to Guarantor with respect to any guaranteed obligations and commenced litigation under the limited guarantee on or prior to such termination, in which case the limited guaranty will terminate when the Guarantor has satisfied any obligations finally determined or agreed to be owed by them under the limited guarantee). However, if the Company or any of its affiliates asserts a claim that the provisions of the limited guarantee are illegal, invalid or unenforceable or a claim in excess of the guaranteed amounts, the limited guarantee will immediately terminate and become null and void by its terms and neither the Guarantor, Parent, Merger Sub nor their related parties will have any liability under the limited guarantee.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of our board of directors with respect to the Merger, you should be aware that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Our board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.

The following table and the related footnotes present information about the compensation payable to the named executive officers of Hot Topic in connection with the Merger. The compensation shown in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the Merger. Such compensation is subject to a nonbinding advisory vote of the shareholders of Hot Topic at the Special Meeting, as described in this proxy statement under “Advisory Vote on Compensation.” The cash and perquisites/benefits disclosure provided by this table is quantified assuming that the Merger closed, and that each individual’s service was terminated without cause or such individual resigned with good reason, on April 30, 2013, the latest practicable date prior to the filing of this proxy statement. The cash amounts listed in the table would be payable in connection with the Merger only if such a termination of employment actually occurs. The equity disclosure provided in this table is quantified assuming that the Merger closed on April 30, 2013. None of our executive officers are entitled to any pension or non-qualified deferred compensation benefits enhancements, or any other form of compensation that is based on or otherwise related to the Merger.

Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur (including assumptions described in this proxy statement/prospectus) or may occur at times different than the time assumed. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Regardless of the manner in which a named executive officer’s employment terminates, the officer is entitled to receive amounts already earned and vested during his or her term of employment.

GOLDEN PARACHUTE COMPENSATION

Name (1)	Cash (2)		Equity (3)	Perquisites/ Benefits (4)		Tax Reimbursement (5)		Other (6)		Total
Lisa Harper	$1,300,000	(7)	$5,343,141	$54,000	(8)	$2,644,116	(9)	$75,000	(10)	$9,416,257
George Wehlitz, Jr.	—		$332,138	—		—		$47,000	(11)	$379,138
Donald Hendricks	$225,000	(12)	$998,250	$9,000	(13)	—		—		$1,232,250
Mark Mizicko	$225,000	(14)	$1,158,250	$9,000	(15)	—		—		$1,392,250

(1)

James McGinty and Gerald Cook were named executive officers included in Hot Topic’s most recent filing under the Exchange Act that required disclosure pursuant to Item 402(c) of Regulation S-K; however, they are not included in this Golden Parachute Compensation table because as of April 30, 2013, they are no longer employed by Hot Topic, and they are not receiving any compensatory payments in connection with the Merger.
(2)	Although it is not currently expected that the employment of any of the named executive officers who are currently employed by us will be terminated in connection with the completion of the Merger, the amounts in this column represent potential cash severance payments that each executive may receive under his or her employment agreement upon a qualifying termination of employment. These severance payments are not considered double trigger because the severance is payable upon a qualifying termination of employment regardless of whether a change in control occurs, and are not considered single trigger because they are not payable solely upon the closing of the Merger. The cash severance is payable to Ms. Harper upon termination of her employment by Hot Topic without cause or by her for good reason, and is payable to Messrs. Hendricks and Mizicko upon termination of their employment without cause. These amounts are quantified assuming that the Merger closed, and that each individual’s service was terminated without cause or such individual resigned with good reason, on April 30, 2013; however, none of the amounts shown in this column will be payable to a named executive officer unless a qualifying termination of employment occurs following the Merger. The cash severance would be paid over the applicable severance periods.
(3)	These amounts represent the estimated intrinsic value of the Hot Topic stock options that accelerate and vest in connection with the Merger. “Intrinsic value” of the stock options refers to the excess of the aggregate fair value of the per-share Merger consideration over the aggregate exercise price of the Hot Topic stock options held by the executive that were unvested as of April 30, 2013. These amounts are payable pursuant to the Merger Agreement on a single-trigger basis and the payments are not conditioned upon termination of employment. These payments will be made in a lump sum promptly following the closing of the Merger (less applicable withholding taxes).
(4)	The amounts in this column represent the value of group health care coverage the executives may be entitled to receive under the terms of their employment agreements if their employment is terminated by Hot Topic or its successor without cause, and with respect to Ms. Harper by her for good reason, following the Merger. These amounts are not considered double trigger because they are payable upon a qualifying termination of employment regardless of whether a change in control occurs, and are not considered single trigger because they are not payable solely upon the closing of the Merger. These amounts are quantified assuming that the Merger closed, and that each individual’s service was terminated without cause or such individual resigned with good reason, on April 30, 2013; however, none of the amounts shown in this column will be payable to a named executive officer unless a qualifying termination of employment occurs following the Merger. These amounts would be paid monthly over 36 months for Ms. Harper and 6 months for Messrs. Hendricks and Mizicko.
(5)	The amounts in this column represent the tax gross-up payments to which the named executive officers may become entitled as a result of the Merger attributable to single-trigger arrangements. For additional information regarding tax gross-up payments, see the section titled “Parachute Payment Gross-Ups” below.
(6)	The amounts in this column represent other payments or benefits, consisting of bonus payments and attorney and tax advisory fees, to which the named executive officers may become entitled as a result of the Merger. These amounts are attributable to single-trigger arrangements.
(7)	This amount represents a payment equal to 200% of Ms. Harper’s base salary in effect at April 30, 2013, payable in accordance with Hot Topic’s regular payroll practices over the 12 months following Ms. Harper’s qualifying termination of employment.
(8)	This amount represents the sum of monthly payments for continued coverage under Hot Topic’s group health insurance plans for 36 months following Ms. Harper’s qualifying termination of employment.
(9)	This amount represents the tax gross-up payment that may be payable to Ms. Harper on a single trigger basis with respect to taxes assessed on parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), assuming Ms. Harper’s employment is terminated without cause or for good reason within 12 months following the closing of the Merger. For additional information regarding tax gross-up payments, see the section titled “Parachute Payment Gross-Ups” below.
(10)	This amount represents a payment to Ms. Harper in a single lump sum for reimbursement of attorneys’ fees and financial advisory fees incurred in connection with the negotiation of Ms. Harper’s post-closing employment terms and rollover equity participation.

(11)	This amount represents a one time discretionary bonus paid to Mr. Wehlitz in a single lump sum on March 13, 2013.
(12)	This amount represents 6 months of Mr. Hendricks’ base salary in effect at April 30, 2013, payable in accordance with Hot Topic’s regular payroll practices over six months following Mr. Hendricks’ qualifying termination of employment.
(13)	This amount represents monthly payments for continued coverage under Hot Topic’s group health insurance plans for 6 months following Mr. Hendricks’ qualifying termination of employment.
(14)	This amount represents 6 months of Mr. Mizicko’s base salary in effect at April 30, 2013, payable in accordance with Hot Topic’s regular payroll practices over six months following Mr. Mizicko’s qualifying termination of employment.
(15)	This amount represents monthly payments for continued coverage under Hot Topic’s group health insurance plans for 6 months following Mr. Mizicko’s qualifying termination of employment.

Conditions to Payment of Severance

As a condition to receiving the severance benefits set forth in the table above, all named executive officers must execute a full waiver and release of all claims in our favor. In addition, Ms. Harper must abide by certain covenants regarding confidentiality and non-competition for the period during which she receives the severance payments, unless waived. Certain of these amounts may also be subject to required six-month delays under Section 409A of the Code.

Lisa Harper Amended Employment Terms

In connection with the Company’s and Parent’s entry into the Merger Agreement, Parent and Ms. Harper agreed that contingent and effective upon the closing of the Merger, Parent and Ms. Harper will enter into an amendment to Ms. Harper’s existing employment agreement with the Company containing terms agreed to between Parent and Ms. Harper (the “Harper Post-Closing Employment Terms”). The Harper Post-Closing Employment Terms provide, among other things, that (i) following the Merger, Ms. Harper will continue her employment as the Chief Executive Officer of the Company and continue her service on the Company’s Board of Directors and will be employed as the Chief Executive Officer of Parent and will be a member of Parent’s Board of Managers, (ii) Ms. Harper will be entitled to participate in the Company’s (or Parent’s) annual bonus plan, to be established following the closing of the Merger, on substantially similar terms and conditions to the Company’s bonus plan provided to Ms. Harper prior to the closing of the Merger, (iii) the Company will pay Ms. Harper’s legal and financial advisory fees incurred in connection with the negotiation of the Harper Post-Closing Employment Terms and Ms. Harper’s rollover equity participation, in an amount not to exceed $75,000, (iv) Ms. Harper will be entitled to receive a tax gross-up payment in connection with any excise tax that may be imposed on Ms. Harper in connection with the receipt of any payments deemed to be on account of a change of ownership or control of the Company (including as a result of the consummation of the Merger), as further described below, and (v) Ms. Harper will be issued certain restricted equity interests (that are subject to time-based vesting and are junior to a liquidation preference in favor of Sycamore and other preferred equity holders of Parent) in Parent (which are separate from the interests Ms. Harper will receive as a Rollover Investor), as further described below. In addition, the Harper Post-Closing Employment Terms provide for certain amendments to Ms. Harper’s existing severance arrangement with the Company as described below.

Severance Arrangement

Under the terms of Ms. Harper’s existing amended and restated executive employment agreement with Hot Topic, the occurrence of the Merger could constitute good reason pursuant to which Ms. Harper may resign and become entitled to the severance payments and benefits set forth in the Golden Parachute Compensation chart. Notwithstanding the terms of the amended and restated executive employment agreement, the Harper Post-Closing Employment Terms provide that the occurrence of the Merger will not constitute good reason for purposes of the agreement, and Ms. Harper has agreed to waive all rights to receive the cash severance payments and benefit continuation following termination of her employment for good reason that she may otherwise be entitled to under the terms of the amended and restated executive employment agreement as a result of the occurrence of the Merger. Following the Merger, Ms. Harper will continue to have the right to receive these payments and benefits upon a termination of her employment by Hot Topic without cause or by her for good reason. In addition, the Harper Post-Closing Employment Terms provide that, in addition to other “accrued amounts” that Ms. Harper is entitled to receive, Ms. Harper will be entitled to receive upon her termination or resignation for any reason (i) any unreimbursed employee business expenses (including any then unpaid portion of the up to $75,000 in legal and financial advisory fees incurred in connection with the negotiation of the Harper Post-Closing Employment Terms and Ms. Harper’s rollover equity participation) and (ii) payment for any earned but unpaid annual bonuses for performance periods ending on or prior to the date of termination.

Parachute Payment Gross-Ups

The Harper Post-Closing Employment Terms provide that Ms. Harper is entitled to receive a gross-up payment in the event that any payment or benefit provided to her in connection with a change in control (as defined in Section 280G of the Code) becomes subject to the excise taxes imposed by Section 4999 of the Code.

Section 4999 of the Code imposes a 20% non-deductible excise tax on certain employees in connection with change in control payments. Employees potentially subject to the excise tax include the named executive officers. The excise tax applies if the amounts received by an employee in connection with the change in control (the “parachute payments”) (including any value attributed to the accelerated vesting of equity awards in connection with a change in control) exceed three times such employee’s average IRS Form W-2 compensation for the five years prior to the year in which the change in control occurs (the “base amount”). Amounts subject to the excise tax are also not permitted to be deducted as compensation for federal income tax purposes by the employer.

Based on an analysis performed on March 5, 2013 by a third party advisor to Hot Topic, the value of the gross up to Ms. Harper is estimated to range between approximately $2,644,116 and $3,546,277 depending upon whether or not Ms. Harper’s employment is terminated within one year of the completion of the Merger and whether or not Hot Topic is able to rebut certain presumptions regarding the equity granted to Ms. Harper in connection with the Merger. Although Ms. Harper’s employment is not expected to be terminated, the analysis considered potential severance amounts due to Ms. Harper upon a qualifying termination of employment, as well as the value to Ms. Harper of the accelerated vesting of unvested equity awards in connection with the Merger. It also made certain basic assumptions in performing its analysis, including, a closing date of the Merger of April 30, 2013 and a per share merger price of $14.00. The analysis is also based on the presumption that the additional compensatory equity awards being granted to Ms. Harper that are subject to a vesting schedule and become vested subject to Ms. Harper’s continued employment with Hot Topic (as discussed in the section below titled “Parent Equity Interests Granted to Ms. Harper”) are reasonable compensation for Ms. Harper’s services following the Merger. Since the analysis under Section 280G of the Code depends on the facts and circumstances at the time of the completion of the Merger, the actual value of the Section 280G tax gross up to Ms. Harper may fall outside of the estimated range provided above.

None of the other named executive officers are entitled to tax gross-up payments; however, we do not expect that any payments to our named executive officers other than Ms. Harper will exceed three times the executive’s base amount.

Parent Equity Interests Granted to Ms. Harper

In connection with entering into the Merger Agreement, Parent and Ms. Harper agreed that upon closing of the Merger Ms. Harper will be granted restricted equity interests (that are subject to time-based vesting and are junior to a liquidation preference in favor of Sycamore and other preferred equity holders of Parent) in Parent (Class A Units and Class B Units), consisting of an aggregate of 4% of the number of units to be issued at the closing of the Merger to Parent’s preferred equity holders that will entitle Ms. Harper to participate in the residual equity of Parent after certain distributions have been made to preferred equity holders. Once vested these restricted equity interests will participate in the residual equity of Parent, proportionally with Parent’s other issued and outstanding units based on the number of issued and outstanding vested units, subject to the rights of the holders of Parent’s preferred equity interests to receive certain specified returns on invested capital.

The restricted equity interests will be subject to a vesting schedule such that 20% of the interests will vest on the first anniversary of the closing date of the Merger, and the remainder of the interests will vest quarterly thereafter, subject to Ms. Harper’s continued employment through each date. In addition, upon a change in control of Parent before the applicable vesting dates the equity interests will become fully vested, and upon the termination of Ms. Harper’s employment without cause or for good reason before the applicable vesting dates, the equity interests that would have otherwise vested within one year following the date of termination will become fully vested, provided that if such termination of employment occurs within six months before a change in control, or on or after a definitive agreement is executed which results in the consummation of a change in control, the equity interests will become fully vested. The equity interests will be subject to a right of repurchase by Parent and other customary transfer restrictions, registration rights and call rights. For this purpose change in control means (i) any sale or transfer to any third party of Parent’s units by the holders thereof as a result of which any person or group other than Sycamore Partners Management, LLC or its affiliates obtains possession of voting power to elect a majority of Parent’s board of managers, (ii) any sale or transfer of all or substantially all of Parent’s assets on a consolidated basis to a person or group other than Sycamore Partners Management, LLC, or (iii) any consolidation, merger or reorganization of Parent with or into any other entity or entities as a result of which any person or group other than Sycamore Partners Management, LLC or its affiliates obtains possession of voting power to elect a majority of the surviving entity’s board of directors or managers.

Post-Closing Employment of Other Executive Officers

The Company has been advised by Parent that Parent expects the current executive officers of the Company (other than Ms. Harper) to remain officers of the Company following the Merger. However, none of the Company’s officers (other than Ms. Harper) have any agreements or understandings with Parent regarding their employment following the Merger.

Treatment of Stock Options and Restricted Stock Awards

We will take all necessary action to accelerate the vesting of each outstanding stock option, including those held by our current executive officers and directors, effective as of the effective time of the Merger. As with our other employees generally, each stock option outstanding at the effective time of the Merger will vest and be cancelled and converted into the right to receive, with respect to each share of common stock subject to such stock option, a cash payment equal to the excess, if any, of $14.00 over the exercise price per share of such stock option, without interest and less any applicable withholding taxes. If the exercise price of the option is equal to or exceeds $14.00, the holder of such option will not be entitled to any Merger consideration.

Prior to the effective time of the Merger we will take all necessary action to accelerate the vesting of each share of restricted common stock issued and outstanding, all of which are held by our directors. Each such share of restricted common stock will be treated as a share of common stock for purposes of the Merger Agreement, and as such will be entitled to receive the $14.00 per share Merger consideration, without interest and less applicable withholding taxes.

Executive Officers

As of April 30, 2013, there were 2,150,725 shares of our common stock subject to outstanding stock options with exercise prices below $14.00 per share granted under our equity incentive plans to our current executive officers. Assuming no options are exercised between April 30, 2013 and the consummation of the Merger, our executive officers will receive, in the aggregate, $14,273,683 pursuant to the Merger Agreement in connection with the cancellation of their options, of which $6,441,898 is attributable to options vested as of April 30, 2013, and $7,831,785 is attributable to options that were not vested as of such date.

Non-Employee Directors

As of April 30, 2013, there were 575,903 shares of our common stock subject to outstanding stock options with exercise prices below $14.00 per share and 21,008 shares of outstanding unvested restricted common stock granted under our equity incentive plans to our non-employee directors. Assuming no options are exercised between April 30, 2013 and the consummation of the Merger, our non-employee directors will receive, in the aggregate, $4,004,635 pursuant to the Merger Agreement in connection with the cancellation of their options and vesting of restricted stock, of which $2,080,788 is attributable to options vested as of April 30, 2013, $1,629,735 is attributable to options that were not vested as of such date and $294,112 is attributable to shares of restricted common stock that were not vested as of such date.

Hot Topic Director Compensation Arrangements and Other Interests

The non-employee members of our board of directors are independent of and have no economic interest or expectancy of an economic interest in Parent or its affiliates, and will not retain an economic interest in the surviving corporation or Parent following the Merger.

On February 1, 2013, in consideration of the expected time and effort that would be required of the members of our transaction committee (Matthew Drapkin and John Kyees) in evaluating the Merger and the terms of the Merger Agreement, our board of directors approved the payment of a one-time $25,000 cash retainer fee to each of Matthew Drapkin and John Kyees for their services on the transaction committee. Such fees are payable whether or not the Merger is completed.

The following table presents information about the compensation payable to our non-employee directors in connection with the Merger. The amounts listed in the table below represent the estimated intrinsic value of the Hot Topic stock options that accelerate and vest in connection with the Merger and the value of restricted shares of common stock that accelerate and vest in connection with the Merger. “Intrinsic value” refers to the excess of the aggregate fair value of the per-share Merger consideration over the aggregate exercise price of the Hot Topic stock options held by the non-employee director that were unvested as of April 30, 2013. These payments will be made in a lump sum promptly following the closing of the Merger. The amounts listed in the table below do not include the one-time $25,000 cash retainer fee paid to each of Mr. Drapkin and Mr. Kyees for their services on the transaction committee.

Name	Equity
Steven Becker	$256,951
Evelyn D’An	$294,908
Matthew Drapkin	$256,951
Terri Funk Graham	$110,012
W. Scott Hedrick	$294,908
John Kyees	$120,303
Andrew Schuon	$294,908
Thomas Vellios	$294,908

Indemnification of Directors and Officers; Insurance

The Merger Agreement provides that all existing rights to indemnification that the present directors and officers of the Company and our subsidiaries are entitled to that are contained in the organizational documents of the Company or any of its subsidiaries as in effect as of March 6, 2013, or as provided in any indemnification agreements between the Company and any such person as in effect as of March 6, 2013, will survive the Merger and will be observed by the surviving corporation to the fullest extent permitted by California law for a period of six years from the effective time of the Merger.

The Merger Agreement also provides that for a period of six years following the effective time of the Merger, Parent and the surviving corporation shall, to the fullest extent permitted under applicable legal requirements, indemnify and hold harmless each of our directors and officers in his or her capacity as a director or officer against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such person in connection with any pending or threatened legal proceeding based on or arising out of the fact that person is or was a director or officer of the Company or one of its subsidiaries at or prior to the effective time and pertaining to any and all matters pending, existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated by the Merger Agreement, and that Parent and the surviving corporation shall also, to the fullest extent permitted under applicable legal requirements, advance reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by such indemnified persons in connection with matters for which such persons are eligible to be indemnified under the Merger Agreement.

The Merger Agreement also provides that, from the effective time of the Merger until the sixth anniversary of the effective time of the Merger, the surviving corporation will maintain in effect the Company’s current insurance coverage with respect to the Company’s directors and officers. Alternatively, the Company may, prior to the effective time of the Merger, purchase a tail policy to the Company’s current policy of directors’ and officers’ liability insurance for a period of six years from the effective time of the Merger. If the tail policy is not purchased, the cost of such insurance coverage to be maintained by the surviving corporation will not exceed 250% of the annual premium currently paid by the Company for such insurance and, if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the surviving corporation to obtain a policy or policies with the greatest coverage available for a cost equal to such amount.

DISSENTERS’ RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your dissenting shareholder rights under California law and is qualified in its entirety by reference to the text of the relevant provisions of Chapter 13 of the California General Corporation Law (the “CGCL”), which are attached to this proxy statement as Annex D and incorporated herein by reference. Shareholders intending to exercise their dissenting shareholder rights to have the Company purchase, at the fair market value, the shares of common stock of the Company held by them should carefully review Annex D. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN ANNEX D MAY RESULT IN A TERMINATION OR WAIVER OF THESE RIGHTS. COMPANY SHAREHOLDERS WHO ARE CONSIDERING ASSERTING AND EXERCISING DISSENTING SHAREHOLDER RIGHTS SHOULD CONSULT THEIR LEGAL ADVISORS.

If the Merger is completed, any holder of shares of common stock of the Company as of the record date may, by complying with the provisions of Chapter 13 of the CGCL, require the Company to purchase such holder’s shares of common stock of the Company at their fair market value in lieu of receiving the Merger consideration for their shares. The fair market value will be determined as of the day of, and immediately prior to, the first public announcement of the terms of the proposed Merger (which occurred on the morning of March 7, 2013), excluding any appreciation or depreciation in consequence of the proposed Merger. If a Company shareholder has a beneficial interest in shares of the Company’s stock that are held of record in the name of another person, such as a trustee or nominee, and such shareholder desires to perfect any dissenting shareholder rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record to timely and properly follow all the steps summarized below. Dissenting shareholders rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares.

The closing price of a share of Hot Topic common stock on March 6, 2013 was $10.75.

Exercise of your rights as a dissenting shareholder under California law requires strict compliance with the procedures set forth in Chapter 13 of the CGCL. Failure to follow any of these procedures may result in a termination or waiver of dissenting shareholder rights under California law. The applicable provisions of California law are summarized below. Company shareholders who choose to exercise dissenting shareholder rights under California law must fully comply with the requirements of Chapter 13 of the CGCL.

Under the CGCL, a Company shareholder may be entitled to dissenting shareholder rights with respect to the shares of common stock of the Company held by such shareholder if:

•	such shares were outstanding on May 3, 2013, the record date of the Special Meeting;

•	such shares were voted “AGAINST” the proposal to approve the principal terms of the Merger Agreement and the Merger; and

•

the Company or its transfer agent has received by no later than the date of the Special Meeting a written demand from such shareholder that the Company purchase such shares at their fair market value (as described below).

If you desire to exercise dissenting shareholder rights and receive the fair market value of your shares of common stock in cash instead of the Merger consideration, your shares must be voted “AGAINST” the proposal to approve the Merger Agreement and the principal terms of the Merger. It will not be sufficient to abstain from voting or for your shares to be subject to a broker non-vote. If you return a signed proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the Merger Agreement and the principal terms of the Merger, your shares will be voted in favor of the Merger Agreement and the principal terms of the Merger and you will lose any dissenting shareholder rights. In addition, a vote against the proposal to approve the Merger Agreement and the principal terms of the Merger will not, in and of itself, constitute a written demand for dissenting shareholder rights within the meaning of Chapter 13.

Within ten days of approval of the Merger Agreement and the principal terms of the Merger by the Company’s shareholders at the Special Meeting, each shareholder who is entitled to dissenting shareholder rights will receive a notice of such approval and a statement of the price determined by the Company to represent the fair market value of the shares on March 7, 2013, as of immediately prior to the first public announcement of the Merger. The notice will also describe the rights to which such shareholders are entitled and shall be accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL (attached as Annex D to this proxy statement).

By no later than the date of the Special Meeting, the Company or its transfer agent must have received from the dissenting shareholder a written demand that the Company purchase such shareholder’s dissenting shares. You should send your written demand to Corporate Secretary at Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748. The demand must set forth the number and class of shares that such shareholder desires to be repurchased, include a statement as to what such shareholder claims to be the fair market value of such shares as the day of, and immediately prior to, the first public announcement of the proposed Merger. The statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the dissenting shares at such price. Such shareholder must also, within 30 days after the date on which notice of the approval of the Merger Agreement and the principal terms of the Merger by the Company’s shareholders is mailed to the shareholders of dissenting shares, submit to the Company or its transfer agent, if the shares are certificated, any certificates representing any dissenting shares that the dissenting shareholder demands the Company purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed, or, if the shares are uncertificated, written notice of the number of dissenting shares that the dissenting shareholder demands that the Company purchase. You should submit the certificates representing your dissenting shares to:

Hot Topic, Inc.

18305 E. San Jose Avenue

City of Industry, California 91748

Attn: Corporate Secretary

If the shareholder and Company agree upon the fair market value and the shares held by such Company shareholder qualify as dissenting shares, the Company shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement. If the shareholder and Company are unable to agree upon the fair market value of the shares or whether the shares qualify as dissenting shares, the shareholder may file a complaint in California Superior Court seeking a determination by the court of the fair market value of the shares and/or whether the shares qualify as dissenting shares. The complaint must be filed within six months of the date on which the notice of the approval of the Merger Agreement and the principal terms of the Merger was mailed to Company shareholders.

After determining which shareholders are entitled to dissenting shareholder rights, the court will evaluate the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The court will then direct payment of the fair value of the shares, together with interest, if any, to the dissenting shareholders. Any cash dividends declared and paid upon the dissenting shares after the date of approval of the Merger Agreement and the principal terms of the Merger by Company shareholders shall be credited against the total amount to be paid to the dissenting shareholders. The costs of proceedings may be determined by the court and shared by the parties as the court deems fit.

Subject to the provisions of Chapter 13 of the CGCL, Company shareholders who have exercised their dissenting shareholder rights will not have the right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had been legally voted in favor of the Merger. In addition, if a Company shareholder initiates any action to attack the validity of the Merger or to have it set aside or rescinded, the shareholder thereafter shall have no right to demand payment for his or her shares as a holder of dissenting shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary is a general discussion of material U.S. federal income tax consequences to our shareholders, whose common stock is converted into cash in the Merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect or different interpretations. Any such change could alter the tax consequences to our shareholders as described herein. As a result, we cannot assure you that the tax consequences described herein will not be challenged by the Internal Revenue Service, or the IRS, or will be sustained by a court if challenged by the IRS. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. This summary is for the general information of our shareholders only and does not purport to be a complete analysis of all potential tax effects of the Merger. For example, it does not consider the effect of any applicable state, local, foreign, estate or gift tax laws, tax treaty or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions occur in connection with the Merger), including, without limitation, any exchange of Hot Topic’s shares for equity interests of Parent in connection with the Rollover Investments, any exercise of a Hot Topic stock option or the acquisition or disposition of Hot Topic shares other than pursuant to the Merger. In addition, it does not address all aspects of U.S. federal income taxation that may affect particular Hot Topic shareholders in light of their particular circumstances, including shareholders:

•	that are insurance companies;

•	that are tax-exempt organizations;

•	that are financial institutions, regulated investment companies, or brokers or dealers in securities;

•	that are controlled foreign corporations or passive foreign investment companies;

•	who hold their common stock as part of a hedge, straddle or conversion transaction;

•	that hold common stock which constitutes qualified small business stock for purposes of Section 1202 of the Code or “section 1244 stock” for purposes of Section 1244 of the Code;

•	who are liable for the U.S. federal alternative minimum tax;

•

who are partnerships or any other entity classified as a partnership for U.S. federal income tax purposes, S corporations or other pass-through entities (or who are the owners of such pass-through entities);

•	who acquired their common stock pursuant to the exercise of a stock option or otherwise as compensation;

•	who hold individual retirement or other tax-deferred accounts;

•	whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	who do not hold their common stock as a capital asset for federal income tax purposes; or

•	who are U.S. expatriates, certain former citizens or long-term residents of the United States.

The following summary also does not address the tax consequences for the holders of stock options. The following summary assumes that the Company’s shareholders hold their common stock as a “capital asset” (generally, property held for investment). For purposes of this discussion, a U.S. person is a beneficial owner of Hot Topic common stock that is for federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. person is a beneficial owner, of Hot Topic common stock that is for federal income tax purposes an individual, corporation, estate or trust and is not a U.S. person. If a partnership holds Hot Topic common stock, the U.S. federal income tax treatment of the partners will generally depend on the partners’ status and the activities of the partnership. Partners of partnerships or other pass-through entities holding our capital stock are encouraged to consult their own tax advisors.

HOT TOPIC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX AND TAX TREATY CONSEQUENCES, AND AS TO ANY TAX REPORTING REQUIREMENTS OF THE MERGER AND RELATED TRANSACTIONS IN LIGHT OF THEIR OWN RESPECTIVE TAX SITUATIONS.

Treatment of Holders of Common Stock who are U.S. Persons

The conversion of Hot Topic common stock into the right to receive cash in the Merger will be a taxable transaction to U.S. persons. Generally, this means that a Hot Topic shareholder that is a U.S. person will recognize a capital gain or loss equal to the difference between (1) the amount of cash the shareholder receives in the Merger and (2) the shareholder’s adjusted tax basis in the common stock surrendered therefor. This gain or loss will be long-term capital gain or loss if the holder has held Hot Topic common stock for more than one year as of the date of the Merger and will be short-term capital gain or loss if the holder has held Hot Topic common stock for not more than one year as of the date of the Merger. Under current law, any long-term capital gain recognized by a non-corporate Hot Topic shareholder that is a U.S. person will be subject to U.S. federal income tax at a maximum rate of 20%. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital losses against ordinary income. In addition, certain shareholders may be subject to a 3.8% Medicare tax on gain recognized in the Merger.

Dissenters’ Rights

Under specified circumstances, a Hot Topic shareholder may be entitled to dissenters’ rights in connection with the Merger. If a Hot Topic shareholder that is a U.S. person receives cash pursuant to the exercise of dissenters’ rights, such shareholder generally will recognize capital gain or loss, measured by the difference between the cash received and such shareholder’s tax basis in such Hot Topic common stock, which gain or loss will be will be long-term capital gain or loss if the holder has held such Hot Topic common stock for more than one year as of the date of the Merger and will be short-term capital gain or loss if the holder has held such Hot Topic common stock for not more than one year as of the date of the Merger. Interest, if any, awarded in an appraisal proceeding by a court would be included in such shareholder’s income as ordinary income for U.S. federal income tax purposes. Such gain or loss and interest income will be subject to the capital gain tax rates (in the case of any gain) (as high as 20%) and the loss allowance rules (in the case of any loss) and the ordinary income tax rates (in the case of interest awarded) (as high as 39.6%) and may be subject to additional taxes, such as the Medicare tax of 3.8% on net investment income referenced above. Shareholders of Hot Topic common stock who may exercise dissenters’ rights are urged to consult their own tax advisors.

Treatment of Holders of Common Stock who are Non-U.S. Persons

Any gain realized by a non-U.S. person that is a Hot Topic shareholder upon the receipt of cash in the Merger or pursuant to the exercise of dissenters’ rights generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. person in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. person); (ii) the non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other conditions are met; or (iii) the non-U.S. person owned (actually or constructively) more than 5% of Hot Topic common stock at any time during the five-year period preceding the Merger, and Hot Topic is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger. Hot Topic does not believe that it is currently a U.S. real property holding corporation and does not believe that it has been a U.S. real property holding corporation at any time during the past five years.

An individual non-U.S. person whose gain is effectively connected with the conduct of a trade or business in the United States (as described above in clause (i)) will be subject to tax on such gain in the same manner as a U.S. person, as described above, unless a specific treaty exemption applies. In addition, a non-U.S. person that is a corporation may be subject to a U.S. corporate income tax at regular graduated rates, as well as a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected gain. An individual non-U.S. person described in clause (ii) above generally will be subject to a flat 30% tax on any gain, which may be offset by U.S.-source capital losses.

In the case of cash received by a Hot Topic shareholder who is a non-U.S. person pursuant to the exercise of dissenters’ rights, such cash will be subject to the tax and withholding rules in effect at the time of the receipt of such payments for tax purposes. Shareholders of Hot Topic common stock who may exercise dissenters’ rights are urged to consult their own tax advisers.

Backup Withholding and Information Reporting

A Hot Topic shareholder may be subject to “backup withholding” with respect to certain “reportable payments” including taxable proceeds received in exchange for the shareholder’s Hot Topic common stock in the Merger. The current backup withholding rate for 2013 is 28%. A Hot Topic shareholder will be subject to information reporting on cash received in the Merger unless an exemption applies. Backup withholding will generally not apply, however, to a Hot Topic shareholder who is a U.S. person and who furnishes the paying agent with a correct taxpayer identification number on IRS Form W-9 certifying that it is are not subject to backup withholding and otherwise complies with all the applicable requirements of the backup withholding rules (and who does not subsequently become subject to backup withholding) or who provides proof that it is are otherwise exempt from backup withholding (e.g., a corporation). Hot Topic shareholders who fail to provide their correct taxpayer identification numbers may be subject to penalties imposed by the IRS and payment of cash to the shareholder pursuant to the Merger may be subject to backup withholding. In addition, certain non-U.S. persons such as certain nonresident aliens may establish an exemption from backup withholding by delivering the proper version of IRS Form W-8 certifying their non-U.S. status. Each Hot Topic shareholder and, if applicable, each other payee, should complete and sign the IRS Form W-9 included with the letter of transmittal (or other applicable form such as an IRS Form W-8 and associated documentation, if applicable, in the case of non-U.S. persons) in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Any amounts withheld from payments to a Hot Topic shareholder under the backup withholding rules are generally not an additional tax and may be refunded or allowed as a credit against Hot Topic shareholder’s U.S. federal income tax liability, provided that the Hot Topic shareholder furnishes the required information to the IRS in a timely manner.

THE FOREGOING DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR OUR SHAREHOLDERS’ GENERAL INFORMATION ONLY. ACCORDINGLY, OUR SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX AND TAX TREATY CONSEQUENCES.

REGULATORY MATTERS

Under the HSR Act and the rules that have been promulgated thereunder, certain acquisitions of voting securities or assets may not be consummated unless Premerger Notification and Report Forms have been filed with the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all waiting periods required by the HSR Act have expired or been terminated. Pursuant to the Merger Agreement, we and Parent have each agreed to (i) make an appropriate filing under the HSR Act promptly and in any event no later than March 20, 2013, (ii) use reasonable best efforts promptly to cause the expiration or termination of any applicable waiting periods under the HSR Act, and (iii) provide as promptly as reasonably practicable information requested by any governmental body pursuant to the HSR Act. The Merger Agreement also requires each of us and Parent to promptly, and in any event no later than March 20, 2013, make all filings to be made, and to use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals to be obtained, and to use reasonable best efforts to promptly obtain all other consents from any governmental body or third party, necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

In accordance with the Merger Agreement, Hot Topic and Parent filed required notifications under the HSR Act, and on March 25, 2013, the FTC granted early termination of the waiting period applicable to the Merger under the HSR Act. Early termination of the HSR Act waiting period satisfies one of the conditions necessary for consummation of the Merger.

The Antitrust Division and the FTC routinely evaluate the legality under the antitrust laws of proposed mergers and acquisitions. At any time before or after the consummation of any such transaction, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, such as seeking to enjoin the Merger, seeking the divestiture of assets or imposing other conditions. State attorneys generals and certain private parties may also bring legal actions under the antitrust laws seeking similar remedies. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, what the result will be.

None of the parties is aware of any other required regulatory approvals.

CERTAIN RELATIONSHIPS BETWEEN PARENT AND HOT TOPIC

There are no material relationships between Parent and Merger Sub or any of their respective affiliates (including Sycamore), on the one hand, and Hot Topic or any of our affiliates, on the other hand, other than in respect of the Merger Agreement, those arrangements described above under “The Merger—Interests of Our Directors and Executive Officers in the Merger,” the Support Agreements and the Confidentiality Agreement described below.

On January 21, 2013, we entered into a Confidentiality Agreement with Sycamore (the “Confidentiality Agreement”), pursuant to which both companies are required (and have agreed to cause their affiliates) to hold and treat confidential information of the other party in confidence and are precluded from disclosing such information, except in limited circumstances, or from using such information except for the specific purpose of considering, negotiating and evaluating the proposed Merger. These non-disclosure and non-use obligations will continue until January 21, 2016 (provided that if the Merger is completed, the Confidentiality Agreement will automatically terminate upon the effective time of the Merger). This Agreement may be executed in several counterparts. Pursuant to the Confidentiality Agreement, Sycamore has also agreed that, during a period of 12 months from the date of the agreement, it will not, and will not permit any of its subsidiaries or portfolio companies to, solicit for employment with Sycamore or any such portfolio company any employee of Hot Topic or its subsidiaries.

In the Confidentiality Agreement, Sycamore agreed to a “standstill” preventing Sycamore from taking certain actions to acquire control of Hot Topic for a period of 12 months from the date of the Confidentiality Agreement. The Confidentiality Agreement also contains a provision stating that Sycamore is not permitted to ask for a waiver of the standstill provision (a “no-ask, no-waiver” provision). However, the Confidentiality Agreement allows Sycamore to communicate privately and confidentially with Hot Topic in order to negotiate a tender or exchange offer, merger or business combination. The standstill provision would terminate if, among other things, Hot Topic publicly announces the entry into an agreement contemplating a business combination with a third party.

LITIGATION RELATED TO THE MERGER

Between March 8 and April 25, 2013, seven putative class action complaints (Leone v. Harper et al., Case No. BC502537; Weisberg v. Harper et al., Case No. BC502538; Gonzalez v. Hot Topic, Inc. et al., Case No. BC502693; Carter v. Hot Topic, Inc. et al., Case No. BC502839; Mor v. Harper et al., Case No. BC502992; Coniglio v. Hot Topic, Inc. et al., Case No. BC502875; and Wolfe v. Hot Topic, Inc. et al., Case No. BC503322) were filed in the Superior Court of California, County of Los Angeles, and two putative class action complaints (Horn v. Hot Topic, Inc. et al., Case No CV13-02939 SJO (JCx); and Walton v. Hot Topic, Inc., et al., Case No. CV13-02941 DSG (AGRx)) were filed in the United States District Court for the Central District of California, in connection with the proposed acquisition of the Company by an affiliate of Sycamore. On May 7, 2013, the parties in the state court lawsuits entered into a stipulation to consolidate the seven cases pending in Los Angeles Superior Court.

Each lawsuit names the Company, its board of directors, Sycamore, Parent, and Merger Sub as defendants. The lawsuits generally allege that the Company’s directors breached their fiduciary duties by engaging in a flawed sales process, by approving an inadequate price, and by agreeing to provisions that would allegedly preclude another interested buyer from making a financially superior proposal to acquire the Company. The plaintiffs in the Leone, Carter and Coniglio cases have filed amended complaints adding allegations that the Company’s preliminary proxy statement contains materially misleading statements and omissions regarding the Merger and that the directors breached their fiduciary duties by disseminating the misleading proxy statement. The Horn and Walton cases also allege that the directors breached their fiduciary duties and that the Company and the directors violated Section 14 of the Securities Exchange Act of 1934 by omitting material facts from the preliminary proxy statement and failing to provide all material information necessary for shareholders to cast an informed vote in connection with the proposed transaction. The lawsuits also allege that one or more of the Company, Sycamore, Parent, and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the directors. Among other things, plaintiffs seek an injunction (to prevent consummation of the transaction), damages, declaratory relief, and attorneys’ fees.

The Company believes these lawsuits are without merit.

THE SPECIAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the Special Meeting.

DATE, TIME AND PLACE

The Special Meeting will be held at the Pacific Palms Resort, One Industry Hills Parkway, City of Industry, California 91744, at 10:00 a.m., local time, on May 31, 2013.

PURPOSE OF THE SPECIAL MEETING

You will be asked at the Special Meeting to approve the Merger Agreement and the principal terms of the Merger. Our board of directors reviewed and considered the terms and conditions of the Merger and Our board of directors reviewed and considered the terms and conditions of the Merger and (i) has unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of Hot Topic’s shareholders, (ii) has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in accordance with California law and (iii) has unanimously resolved to recommend that Hot Topic’s shareholders approve the Merger Agreement and the principal terms of the Merger. You will also be asked to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers. If necessary, you will also be asked to vote on a proposal to adjourn the Special Meeting for the purpose of soliciting proxies to vote in favor of the approval of the Merger Agreement and the principal terms of the Merger.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

Only holders of record of Hot Topic common stock at the close of business on May 3, 2013 (the “record date”), are entitled to notice of and to vote at the Special Meeting. Each share of Hot Topic common stock issued and outstanding on the record date is entitled to one vote at the Special Meeting. On the record date, 40,694,682 shares of Hot Topic common stock were issued and outstanding and held by 169 holders of record. A quorum will be present at the Special Meeting if a majority of the outstanding shares of Hot Topic common stock entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the Special Meeting, or there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement and the principal terms of the Merger, it is expected that the meeting may be adjourned to solicit additional proxies if the holders of a majority of the shares of Hot Topic common stock present, in person or by proxy, and entitled to vote at the Special Meeting approve an adjournment. Holders of record of Hot Topic common stock on the record date are entitled to one vote per share at the Special Meeting on each proposal presented.

VOTE REQUIRED

The approval of the Merger Agreement and the principal terms of the Merger requires the affirmative vote of the holders of a majority of all outstanding shares of Hot Topic common stock as of the record date. For the proposal to approve the Merger Agreement and the principal terms of the Merger, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will not be counted as votes cast in favor of the proposal to approve the Merger Agreement and the principal terms of the Merger, but will count for the purpose of determining whether a quorum is present. If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote “AGAINST” the approval of the Merger Agreement and the principal terms of the Merger.

If your shares of our common stock are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares of our common stock, the “stockholder of record”. This proxy statement and proxy card have been sent directly to you by the Company. If your shares of our common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of our common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Merger Agreement and the principal terms of the Merger and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes, if any, will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” the approval of the Merger Agreement and the principal terms of the Merger. Broker non-votes, if any, will not affect the outcome of the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers or the proposal to adjourn the Special Meeting, if necessary.

The approval, on an advisory basis, of the Merger-related compensation for the Company’s named executive officers requires the affirmative vote of the holders of a majority of the outstanding shares present, in person or by proxy, at the Special Meeting and entitled to vote thereon, provided a quorum is present. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting, it will have the same effect as a vote “AGAINST” the approval, on an advisory basis, of the Merger-related compensation for Hot Topic’s named executive officers. If you fail to submit a proxy or vote in person at the Special Meeting, or if there are broker non-votes on the issue, as applicable, the shares of our common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to approve, on an advisory basis, the Merger-related compensation of our named executive officers.

The approval of the adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Hot Topic common stock present, in person or by proxy, at the Special Meeting, whether or not a quorum is present. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting, it will have the same effect as a vote “AGAINST” the approval of the adjournment of the Special Meeting. If you fail to submit a proxy or vote in person at the Special Meeting, or if there are broker non-votes on the issue, as applicable, the shares of our common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to adjourn the Special Meeting.

VOTING OF PROXIES

All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the Merger Agreement and the principal terms of the Merger, “FOR” the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and “FOR” approval of the proposal to adjourn the Special Meeting, if necessary.

To vote, please complete, sign, date and return the enclosed proxy card or, to appoint a proxy over the Internet or by telephone, follow the instructions provided on you proxy card. Please do not send in your stock certificates with your proxy card. Shareholders granting a proxy to vote over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

Shares of Hot Topic common stock represented at the Special Meeting but not voted, including shares of Hot Topic common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

No business may be transacted at the Special Meeting other than the proposal to approve the Merger Agreement and the principal terms of the Merger, the proposal to approve, on an advisory basis, the Merger-compensation of the Company’s named executive officers, and, if necessary, the proposal to adjourn the Special Meeting.

GENERAL INFORMATION FOR ALL SHARES VOTED OVER THE INTERNET OR BY TELEPHONE

Votes submitted over the Internet or by telephone must be received by 12:00 p.m., Central Time, on May 30, 2013. Submitting your proxy over the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

REVOCABILITY OF PROXIES

The grant of a proxy on the enclosed proxy card or over the Internet or by telephone does not preclude a shareholder from voting in person at the Special Meeting. You may revoke your proxy at any time before the shares reflected on your proxy card are voted at the Special Meeting in any one of the following ways:

•	You may submit another properly completed proxy with a later date,

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748, or

•	You may attend the Special Meeting and vote in person (however, simply attending the Special Meeting will not, by itself, revoke your proxy).

Your most current proxy card or telephone or Internet proxy is the one that is counted. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Corporate Secretary prior to the Special Meeting and, in the case of Internet or telephonic voting instructions, must be received before 12:00 p.m., Central Time, on May 30, 2013. Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

ADJOURNMENTS AND POSTPONEMENTS

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other purposes specified in the Merger Agreement. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Approval of the proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the holders of our common stock present in person or by proxy. Any signed proxies received by us in which no voting instructions are provided on this matter will be voted “FOR” an adjournment of the Special Meeting, if necessary, to solicit additional proxies. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them prior to their use at the Special Meeting as adjourned or postponed.

RIGHTS OF SHAREHOLDERS WHO OBJECT TO THE MERGER

Shareholders may be entitled to seek dissenters’ rights under California law in connection with the Merger, provided that all requirements are met. This means that you may be entitled to have the fair market value of your shares determined by a California court and to receive payment based on that valuation. Under California law, the fair market value of your shares will be determined as of the day of, and immediately prior to, the first public announcement of the Merger (which occurred on the morning of March 7, 2013), excluding any appreciation or depreciation in consequence of the proposed Merger. The ultimate amount you would receive as a dissenting shareholder in an appraisal proceeding may be more than, the same as, or less than, the amount you would have received under the terms of the Merger Agreement. In order to exercise dissenters’ rights, (i) you must affirmatively vote against the proposal to approve the principal terms of the Merger Agreement and the Merger, (ii) by no later than the date of the Special Meeting the Company or its transfer agent must receive from you a written demand for the purchase of your shares and payment to you in cash of the fair market value of your shares, and (iii) you must take certain other actions and meet certain conditions to the exercise of dissenting shareholder rights under, and in accordance with, Chapter 13 of the CGCL. Failure to follow all of the steps required by this statute will result in the loss of your dissenters’ rights. See “Dissenters’ Rights” beginning on page 58.

SOLICITATION OF PROXIES

This proxy solicitation is being made and paid for by Hot Topic. In addition, we have retained AST Phoenix Advisors to assist in the solicitation. We will pay AST Phoenix Advisors approximately $15,000 for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone or facsimile. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Hot Topic common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

You should not send your share certificates with your proxy. A letter of transmittal with instructions for the surrender of common share certificates will be mailed to our shareholders as soon as practicable after completion of the Merger.

DELIVERY OF THIS PROXY STATEMENT TO MULTIPLE SHAREHOLDERS WITH THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are Hot Topic shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to Jonathan Block at Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748 or call him at (626) 839-4681. Shareholders of record may contact Mr. Block to request “householding.” Shareholders whose shares are held by their broker, bank, or other agent may request “householding” by contacting their broker, bank, or other agent.

QUESTIONS AND ADDITIONAL INFORMATION

If you have questions about the Merger, including the procedures for voting your shares, you should contact us or our proxy solicitor, AST Phoenix Advisors, as follows:

Hot Topic, Inc.	AST Phoenix Advisors
Investor Relations	6201 15th Avenue
18305 E. San Jose Avenue	Brooklyn, New York 11219
City of Industry, California 91748	Telephone: (toll free) (800) 761-6523
Telephone: (626) 839-4681

If you would like additional copies, without charge, of this proxy statement, you may request them in writing from Jonathan Block at Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748, or by calling him at (626) 839-4681.

THE MERGER AGREEMENT

The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to carefully read the Merger Agreement in its entirety.

The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. Such information can be found elsewhere in this proxy statement and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs of the Company without considering the entirety of public disclosure about the Company as set forth in the Company’s SEC filings. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in this proxy statement or in other public disclosures by the Company.

THE MERGER

The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement. As the surviving corporation, the Company will continue to exist following the Merger as an affiliate of Parent.

Upon consummation of the Merger, the individuals who are designated as directors by Parent will be the initial directors of the surviving corporation and the officers of the Company will be the initial officers of the surviving corporation. At the effective time of the Merger, the Articles of Incorporation of the Company will be amended and restated to read the same as Exhibit B to the Merger Agreement, and the Bylaws of the Company will be amended and restated in their entirety to read the same as the bylaws of Merger Sub immediately prior to the effective time of the Merger, each until amended as provided in accordance with their terms or in accordance with applicable law.

CLOSING AND EFFECTIVE TIME OF THE MERGER; MARKETING PERIOD

The closing of the Merger (which we refer to as the “closing”) will take place no later than the third business day following the date on which the last of the conditions to closing (described under “The Merger Agreement—Conditions to the Merger”) have been satisfied or waived (to the extent permitted by applicable law) (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions). However, if the marketing period (as summarized below) has not ended at such time, the closing will instead take place (a) on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (i) any business day during the marketing period specified by Parent on no less than three business days’ prior written notice to the Company and (ii) the next business day after the final day of the marketing period (subject, in each case, to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions to closing (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) on such date), or (b) at such other date as agreed to in writing by Parent, Merger Sub and the Company.

The marketing period is the first period of 20 consecutive business days following the date of the Merger Agreement beginning on the later of the first day on which (A) Parent shall have received certain customary and pertinent business information that is reasonably available to the Company and certain financial statements, pro forma financial statements, and other financial data and financial information relating to the Company and our subsidiaries, in each case to the extent reasonably requested by Parent in connection with the debt financing (which information we refer to as the “required information”) and such required information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such required information not misleading, complies with the applicable SEC requirements for offerings of debt securities on a registration statement on Form S-1 (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities) and meets certain other requirements, and (B) the closing conditions to the obligations of Parent and Merger Sub (described under “The Merger Agreement—Conditions to the Merger”) have been satisfied (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) and nothing has occurred and no condition exists that would cause any of such conditions not to be satisfied if the closing were to occur at any time during such 20 business day period. The marketing period will not commence and will not be deemed to have commenced (i) prior to the mailing of this proxy statement to our shareholders or (ii) if, on or before the completion of the 20 business day period, (x) the Company publicly announces any intention to restate any material financial information included in the required information or that any such restatement is under consideration, in which case the marketing period will be deemed not to commence unless and until such restatement has been completed and the applicable required information has been amended or the Company has announced that no restatement is required, and the conditions described in (A) and (B) above would be satisfied on the first day, throughout and on the last day of such new 20 business day period or (y) the required information would not comply with the relevant requirements at any time during such 20 business day period, in which case a new 20 business day period shall commence upon Parent and its financing sources receiving updated required information that complies with the relevant requirements, and the conditions described in (A) and (B) above would be satisfied on the first day, throughout and on the last day of such new 20 business day period. In addition, if the marketing period would end after the last day prior to the filing of the Company’s annual report on Form 10-K for the fiscal year ending February 2, 2013 on which the auditors would be willing to deliver comfort letters with negative assurance through the pricing date of such offering pursuant to SAS 72 and before the day that the Company files such Form 10-K, then the marketing period will not begin prior to the filing of such Form 10-K.

The Merger will be effective at the time the agreement of merger and officers’ certificates of the Company and Merger Sub are filed with the Secretary of State of the State of California. We expect to complete the Merger as soon as practicable after our shareholders adopt and approve the Merger Agreement and all other conditions to closing have been satisfied or waived.

MERGER CONSIDERATION

Each share of our common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the per-share Merger consideration of $14.00 in cash, without interest and less any applicable withholding taxes, other than the following shares:

•	shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company (including shares held in our treasury);

•	shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent;

•

shares owned by shareholders who have perfected and not withdrawn or lost their right to dissent pursuant to Chapter 13 of the CGCL, as described in further detail in this proxy statement under “The Merger—Dissenters’ Rights;” and

•	shares contributed to Parent by the Rollover Investors immediately prior to the effective time of the Merger.

Subject to the above exceptions, after the effective time of the Merger, each holder of any shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the per-share Merger consideration.

PAYMENT FOR THE SHARES OF COMMON STOCK

Parent will select a paying agent for the benefit of the holders of shares of our common stock. At the effective time of the Merger, Parent will deposit or cause to be deposited with such paying agent a cash amount in immediately available funds to pay the aggregate Merger consideration payable to our shareholders.

Promptly after the effective time of the Merger, the surviving corporation will cause the paying agent to send you (or, in the case of “street holders,” deliver to the Depository Trust Company) a letter of transmittal and instructions advising you how to surrender your shares of common stock in exchange for the per-share Merger consideration. The paying agent will pay you the aggregate per-share Merger consideration to which you are entitled after you have provided to the paying agent your signed letter of transmittal together with a certificate or book-entry shares, and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the per-share Merger consideration. The surviving corporation or the paying agent will reduce the amount of any per-share Merger consideration paid to you by any applicable withholding taxes.

Following the effective time of the Merger, there will be no further transfer of shares of our common stock.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per-share Merger consideration, you will be required to provide an affidavit of the loss, theft or destruction, and if required by the surviving corporation, post a bond in a reasonable amount and upon reasonable terms as may be required by Parent as indemnity against any claim that may be made against Parent with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that you will receive, which you should read carefully and in their entirety.

If any cash deposited with the paying agent is not claimed within one year following the effective time of the Merger, such cash will be delivered to the surviving corporation. Holders of our common stock who have not received payment due to non- compliance with the exchange procedures shall be entitled to look only to the surviving corporation with respect to payment of the per-share Merger consideration.

You should not send your share certificate with the enclosed proxy card, and you should not forward your share certificate to the paying agent without a letter of transmittal.

TREATMENT OF OPTIONS AND RESTRICTED SECURITIES

Company Options. Prior to, and effective as of, the effective time of the Merger, we will take all necessary action to accelerate the vesting of each outstanding option to purchase shares of common stock under our equity plans that is outstanding as of immediately prior to the effective time of the Merger. At the effective time of the Merger, each such option outstanding immediately prior to the effective time (whether vested or unvested), will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, a cash payment equal to the product of (x) the total number of shares of common stock subject to such option and (y) the amount, if any, by which $14.00 exceeds the exercise price per share under such option, less any applicable tax withholding. Options where the exercise price per share is equal to or greater than $14.00 will be cancelled for no value and without payment.

Company Restricted Securities. Prior to, and effective as of, the effective time of the Merger, we will take all necessary action to accelerate the vesting of each share of restricted common stock under our equity plans that is outstanding as of immediately prior to the effective time of the Merger. Each such share of restricted common stock will be treated as a share of common stock for purposes of the Merger Agreement, and as such will be entitled to receive the $14.00 per-share Merger consideration, without interest and less any applicable withholding taxes, on the terms and conditions set forth in the Merger Agreement.

Employee Stock Purchase Plan. We will terminate our Employee Stock Purchase Plan prior to the effective time of the Merger and will not permit any new offering period to begin on or after the date of the Merger Agreement.

The effect of the Merger upon our other employee benefit plans is more fully described under “Employee Benefits” beginning on page 86.

REPRESENTATIONS AND WARRANTIES

In the Merger Agreement, the Company made representations and warranties relating to, among other things:

•	the corporate organization and qualification of the Company and our subsidiaries;

•	the organizational documents of the Company and our subsidiaries;

•	the Company’s capital structure;

•	the Company’s financial statements and filings with the SEC;

•	the absence of certain changes since October 27, 2012;

•	title to material assets owned by the Company and our subsidiaries;

•	real property owned and leased by the Company and our subsidiaries;

•	intellectual property;

•	material contracts;

•	suppliers of the Company and our subsidiaries;

•	the absence of undisclosed liabilities;

•	compliance with legal requirements by the Company and our subsidiaries;

•	certain business practices of the Company and our subsidiaries;

•	compliance with and possession of governmental authorizations by the Company and our subsidiaries;

•	tax matters;

•	employee benefits and other employee matters;

•	environmental matters;

•	insurance coverage;

•	the absence of legal proceedings involving the Company and our subsidiaries;

•	the Company’s corporate power and authority to enter into the Merger Agreement;

•	the due execution and delivery by the Company of the Merger Agreement and the enforceability of the Merger Agreement against the Company;

•	the shareholder vote required to approve the Merger Agreement;

•	the absence of conflicts with the Company’s organizational documents, applicable law or contracts to which the Company or any of our subsidiaries is a party;

•	the fairness opinion delivered to the Company by Guggenheim Securities, LLC as financial advisor to the Company; and

•	financial advisors.

In the Merger Agreement, Parent and Merger Sub each made representations and warranties relating to, among other things:

•	the corporate organization and qualification of Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate power and authority to enter into the Merger Agreement;

•	the due execution and delivery by Parent and Merger Sub of the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

•	the absence of conflicts with the organizational documents of Parent or Merger Sub, applicable law or contracts to which Parent or Merger Sub is a party;

•	the accuracy of the information supplied by Parent or Merger Sub for inclusion in this proxy statement;

•	the absence of legal proceedings involving Parent or Merger Sub;

•	Parent’s and Merger Sub’s ownership of our common stock;

•	Parent’s ability to obtain sufficient financing for the transactions contemplated by the Merger Agreement;

•	Parent’s solvency after giving effect to the transactions contemplated by the Merger Agreement;

•

the absence of certain arrangements between Parent, Merger Sub, the guarantors or any of their affiliates and any member of the Company’s management or board of directors or shareholders of the Company; and

•	brokers and other advisors.

Many of the Company’s representations and warranties are qualified by a Material Adverse Effect standard. For purposes of the Merger Agreement, “Material Adverse Effect” is defined to mean: an event, occurrence, violation, inaccuracy, circumstance or other matter (collectively, “Effects”) that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on (i) the business, financial condition or results of operations of the Company and our subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by the Merger Agreement.

The following Effects are not considered to be a Material Adverse Effect or taken into account in determining whether there is or is reasonably likely to be, a Material Adverse Effect on the Company and our subsidiaries:

•	any change in the market price or trading volume of the Company’s stock;

•

any Effect resulting from the announcement or pendency of the transactions contemplated by the Merger Agreement, including any reduction in revenue, any disruption in (or loss of) supplier, distributor, partner or similar relationships or any loss of employees or any litigation arising from allegations of breach of fiduciary duty or violation of legal requirements relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

•

any Effect in the industries in which the Company and our subsidiaries operate or in the economy generally or other general business, financial or market conditions that does not have disproportionate adverse effect on the Company and our subsidiaries relative to the other participants in such industries or the economy generally;

•	any Effect relating to fluctuations in the value of any currency;

•

any Effect relating to any act of terrorism, war, national or international calamity or any other similar event that do not have a disproportionate adverse effect on the Company and our subsidiaries relative to other participants in the industries in which the Company and our subsidiaries operate or the economy generally;

•	the failure of the Company and our subsidiaries to meet internal or analysts’ expectations or projections or the results of operations of the Company and our subsidiaries;

•

any adverse effect arising directly from or directly relating to any action taken by the Company or our subsidiaries at the written direction of Parent or any action specifically required to be taken by the Company or our subsidiaries, or the failure of the Company or our subsidiaries to take any action that the Company or our subsidiaries are specifically prohibited by the terms of the Merger Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor;

•	any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates;

•	any Effect relating to any change in, or any compliance with any legal requirement or GAAP; and

•	any change or prospective change in the Company’s credit ratings.

CONDUCT OF BUSINESS PRIOR TO CLOSING

We have agreed in the Merger Agreement that, until the effective time of the Merger, except as required by applicable law or expressly provided by the Merger Agreement, we shall and we shall cause our subsidiaries to:

•	conduct our business in the ordinary course; and

•

use commercially reasonable efforts to preserve the material components of our business organizations intact, including keeping available the services of current officers and key employees, and maintain existing relations and good will with all material suppliers, material customers governmental bodies and other material business relationships.

We have also agreed that, until the effective time of the Merger, except as expressly required by the Merger Agreement, with the prior written consent of Parent or as set forth in the disclosure schedule that the Company delivered to Parent in connection with the execution of the Merger Agreement, we will not and will not permit our subsidiaries to:

•

declare or pay any dividend or make any other distribution in respect of any shares of our capital stock (except for dividends or distributions between or among the Company and/or our subsidiaries to the extent consistent with past practices, but not from the Company to our shareholders);

•

repurchase, redeem or otherwise reacquire any shares of our capital stock, or any rights, warrants or options to acquire any shares of our capital stock (except for (i) repurchases of restricted securities (or other shares of our common stock) outstanding as of the date of the Merger Agreement pursuant to the Company’s right (under written commitments in effect as of the date of the Merger Agreement) to purchase restricted securities and/or shares of our common stock held by any officer, employee, independent contractor, consultant or director of or to the Company or any of our subsidiaries only upon termination of such individual’s employment or engagement by the Company or any of our subsidiaries, (ii) repurchases of options or shares of capital stock issued upon the exercise thereof outstanding on the date of the Merger Agreement (in cancellation thereof) pursuant to the terms of any such option between the Company and an employee, consultant or member of our board of directors only upon termination of such person’s employment or engagement by the Company or any of our subsidiaries, or (iii) in connection with withholding to satisfy the tax obligations with respect to options or restricted securities);

•	split, combine, subdivide or reclassify any shares of our capital stock;

•

sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant, restricted securities or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of our common stock as required to be issued upon the valid exercise of options or upon the vesting and settlement of other equity awards, as the case may be, outstanding as of the date of the Merger Agreement or pursuant to our Employee Stock Purchase Plan);

•

establish, adopt, terminate or amend any Company employee plan, or amend or waive any of our rights under, or accelerate the vesting under, any provision of any of our employee plans or grant any employee or director any increase in compensation, bonuses or other benefits (except that the Company and its subsidiaries (i) may provide increases in salary, wages or benefits to non-executive officer employees in the ordinary course of business and consistent with past practice, (ii) may amend any employee plan to the extent required by applicable legal requirements, and (iii) may make usual and customary annual bonus payments and profit sharing payments in the ordinary course of business consistent with past practice in accordance with the bonus and profit sharing plans existing on the date of the Merger Agreement and disclosed on the disclosure schedule that the Company delivered to Parent in connection with the execution of the Merger Agreement);

•	enter into (i) any change-in-control agreement with any executive officer, employee, director or independent contractor or (ii) any retention agreement with any executive officer or director;

•

enter into (i) any employment, severance or other material agreement with any executive officer or director or (ii) any employment or severance agreement or other material agreement with any non-executive officer employee with an annual base salary greater than $250,000 or any consulting agreement with an independent contractor with an annual base compensation greater than $250,000;

•	hire any employee with an annual base salary in excess of $250,000;

•	enter into any agreement with respect to the voting of our capital stock;

•	amend or permit the adoption of any amendment to the our Articles of Incorporation or bylaws or other charter or organizational documents;

•	form any subsidiary, acquire any equity interest or other interest in any other entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

•

make or authorize any capital expenditure (except for any capital expenditure that (i) is provided for in the Company’s capital expense budget delivered or made available to Parent or Parent’s representatives prior to the date of the Merger Agreement, or (ii) when added to all other capital expenditures made on behalf of the Company and our subsidiaries since the date of the Merger Agreement but not provided for in the Company’s capital expense budget delivered or made available to Parent or Parent’s representatives prior to the date of the Merger Agreement, does not exceed $250,000 individually and $500,000 in the aggregate during any fiscal quarter;

•

acquire, lease, license or sublicense any material rights, assets or properties (other than purchases of inventory and supplies in the ordinary course of business), in a single transaction or series of transactions, of or from any other person (other than in the ordinary course of business and for consideration not in excess of $250,000 individually or $500,000 in the aggregate per fiscal quarter) or sell or otherwise dispose of, divest or spin-off, or lease, license or sublicense, any material right or other material asset to any other person (other than sales of merchandise in the ordinary course of business consistent with past practice or pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company), or waive or relinquish, abandon, allow to lapse or encumber (except for any permitted encumbrance) any material right or material asset or property (except (i) that the Company and its subsidiaries may enter into leases for real property with annual rent not exceeding $500,000 in connection with store openings and relocations in the fiscal year ending on February 1, 2014, in accordance with our plans for new store openings and relocations as contemplated by capital expense budget delivered or made available to Parent or Parent’s representatives prior to the date of the Merger Agreement, (ii) as provided for in the Company’s capital expense budget (including any associated expenses) delivered or made available to Parent or Parent’s representatives prior to the date of the Merger Agreement, and (iii) the Company and our subsidiaries may enter into license agreements for commercially available software on standard terms);

•

lend money or make capital contributions or advances to or make investments in, any person (except advances to employees for travel and other business related expenses in the ordinary course of business consistent with past practices and in compliance in all material respects with the Company’s policies related thereto and intercompany loans, advances, capital contributions or investments between or among the Company and any of our subsidiaries), or incur or guarantee any indebtedness except for short-term borrowings incurred in the ordinary course of business under the Company’s existing unsecured line of credit with Wells Fargo Bank, National Association, and pre-payments thereon made in the ordinary course of business;

•

amend or modify in any material respect, waive any rights under, terminate or replace any material contract or any contract as of the date of the Merger Agreement with any holder of 5% or more of our common stock (or such person’s affiliates) (except for any amendment, modification, waiver, termination or replacement that is beneficial to or not materially less favorable to the Company) or enter into any contract which if entered into prior to the date of the Merger Agreement would have been a material contract or enter into any contract with any holder of 5% or more of our common stock (or such person’s Affiliates) (except (i) that the Company and our subsidiaries may enter into leases for real property with annual rent not exceeding $500,000 in connection with store openings and relocations in the fiscal year ending on February 1, 2014, in accordance with our plans for new store openings and relocations as contemplated by the capital expense budget delivered or made available to Parent or Parent’s representatives prior to the date of the Merger Agreement, (ii) that the Company and our subsidiaries may terminate leases or subleases in connection with store closings or relocations in the ordinary course of business, (iii) as provided for in the Company’s capital expense budget delivered or made available to Parent or Parent’s representatives (including any associated expenses) prior to the date of the Merger Agreement, (iv) any material contract entered into in the ordinary course of business that requires by its terms the payment or delivery of cash by the Company or any of our subsidiaries in an amount having an expected value not in excess of $250,000 per fiscal year and (v) any amendment, modification or waiver entered into in the ordinary course of business with respect to any material contract that requires by its terms the payment or delivery of cash by the Company or any of our subsidiaries in an amount having an expected value not in excess of $250,000 per fiscal year);

•

except as required by applicable legal requirement, (i) make any material change to any accounting method or accounting period used for tax purposes (or request such a change), (ii) make any material tax election (other a tax election that is consistent with a tax election made in a previous period), (iii) rescind or change any material tax election, (iv) surrender a right to a material tax refund; (v) file an amended tax return that could materially increase the taxes payable by the Company and our subsidiaries, (vi) enter into a closing agreement with any governmental body regarding any material tax; (vii) waive or extend the statute of limitations with respect to any material tax other than (A) pursuant to extensions of time to file a tax return obtained in the ordinary course of business or (B) pursuant to an extension granted in the ordinary course of business in connection with an audit of federal, state or local taxes to prevent the assessment or collection of a tax;

•

commence any legal proceeding, except with respect to (i) routine matters in the ordinary course of business, (ii) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such legal proceedings prior to commencement thereof), or (iii) in connection with a breach of the Merger Agreement or any other agreements contemplated thereby;

•

settle or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim), other than pursuant to a settlement that does not relate to the any of the transactions contemplated by the Merger Agreement and (i) that results solely in a monetary obligation involving only the payment of monies by the Company or our subsidiaries of not more than $250,000 in the aggregate, (ii) that results solely in a monetary obligation that is funded by an indemnity obligation to or, an insurance policy of, the Company or our subsidiaries and the payment of monies by the

Company or our subsidiaries that together with any settlement made under subsection (i) are not more than $500,000 in the aggregate (not funded by an indemnity obligation or through insurance policies), or (iii) is a settlement of class actions in the ordinary course of business where the Company is a member of the class but not the lead plaintiff;

•	change any of our methods of accounting or accounting practices in any material respect unless required by GAAP or applicable legal requirements;

•	enter into any collective bargaining agreement or agreement to form a work council or other union or similar agreement or commit to enter into any such agreements;

•	adopt or implement any shareholder rights plan or similar arrangement;

•

fail to make any material filing, pay any fee, or take another action necessary to maintain in full force and effect any trademark or trade name that is material to the conduct of the business of the Company and our subsidiaries, as a whole, as currently conducted, or enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such trademark or trade name, except where the failure of such filing or action would not and would not reasonably be expected to have a Material Adverse Effect; or

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of our subsidiaries.

PROXY STATEMENT, BOARD RECOMMENDATION AND SHAREHOLDERS MEETING

We have agreed, as promptly as practicable after the date on which the SEC staff advises the Company that it has no further comments on this proxy statement or that it is not reviewing this proxy statement, to duly call, give notice of and hold the Special Meeting to consider and vote upon the adoption and approval of the Merger Agreement and the Merger.

We may adjourn or postpone the Special Meeting in our sole discretion after consultation with Parent and with Parent’s consent, to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the shareholders within a reasonable amount of time in advance of the Special Meeting or if there are insufficient shares of our common stock represented to constitute a quorum necessary to conduct the business of the Special Meeting.

Except in the circumstances described in this proxy statement under “Ability to Change Board Recommendation/Termination in Connection with a Superior Offer,” our board of directors has agreed to recommend the adoption and approval of the Merger Agreement to our shareholders and to use reasonable best efforts to solicit from our shareholders proxies in favor of the adoption and approval of the Merger Agreement, and secure the requisite vote of the shareholders to adopt and approve the Merger Agreement. Unless the Merger Agreement has been terminated prior to the date of the Special Meeting in accordance with its terms, our obligation to call, give notice of and hold the Special Meeting will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to us of any acquisition proposal or by a change of recommendation, and we will not submit any superior offer for approval by our shareholders.

NO SOLICITATION OF OTHER OFFERS

Under the Merger Agreement, we have agreed that, except as expressly permitted by the Merger Agreement, neither we nor any of our subsidiaries will, nor will we authorize or permit our respective representatives to, directly or indirectly:

•

solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of knowingly encouraging or facilitating, an acquisition proposal; or

•	enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an acquisition proposal.

Notwithstanding these restrictions, prior to the time that our shareholders adopt and approve the Merger Agreement, if we have not breached the no solicitation restrictions summarized above and our other obligations summarized in this proxy statement under “No Solicitation of Other Offers” and “Ability to Change Board Recommendation/Termination in Connection with a Superior Offer,” we may contact a person who has made a written acquisition proposal to clarify the terms and conditions of such proposal and, if our board of directors has determined in good faith, after consultation with our outside financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior offer, we may provide information with respect to the Company and our subsidiaries to such person and engage in discussions or negotiations with such person.

In addition, in order to provide information to any person making an acquisition proposal, such person must execute a confidentiality agreement on terms not more favorable to such person than those contained in the confidentiality agreement we entered into on January 21, 2013 with an affiliate of Parent. If the Company provides any information to such person not previously provided to Parent, a copy of such information must be delivered to Parent within 48 hours of delivery to such person. The Company must also promptly provide to Parent a copy of any such acquisition proposal made in writing provided to the Company or any of our subsidiaries and a written summary of the material terms of any such acquisition proposal not made in writing, and keep Parent reasonably informed, on a prompt basis, and in any case within 48 hours, of the status of any such acquisition proposal.

We have agreed to, and have agreed to cause our subsidiaries and cause our and their respective representatives to, immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any persons regarding an acquisition proposal that were ongoing when the Merger Agreement was executed.

The Merger Agreement defines an “acquisition proposal” as any proposal or offer from any person (other than Parent and its affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of the Company and its subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (ii) issuance or acquisition of 20% or more of the Company’s outstanding common stock, (iii) recapitalization, tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the Company’s outstanding common stock or (iv) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any person beneficially owning 20% or more of the Company’s outstanding common stock.

The Merger Agreement defines a “superior offer” as a bona fide written acquisition proposal that our board of directors determines, in its good faith judgment, after consultation with our outside legal counsel and our financial advisor of nationally recognized reputation, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the acquisition proposal that our board of directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s shareholders (solely in their capacity as such, and excluding the Rollover Investors) from a financial point of view than the transaction contemplated by the Merger Agreement; provided that for purposes of the definition of “superior offer,” the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%.”

In addition to the rights described above, we may terminate the Merger Agreement, pay a termination fee and enter into a definitive agreement with respect to a superior offer under certain circumstances. See “Ability to Change Board Recommendation/Termination in Connection with a Superior Offer.”

ABILITY TO CHANGE BOARD RECOMMENDATION/TERMINATION IN CONNECTION WITH A SUPERIOR OFFER

Our board of directors unanimously determined that the Merger is fair to, and in the best interests of, the Company and our shareholders, unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in accordance with California law, and unanimously resolved to recommend the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to our shareholders. The Merger Agreement provides that our board of directors shall not:

•	fail to recommend to our shareholders that the requisite vote of the shareholders be given or fail to include the board’s recommendation in this proxy statement;

•	withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the board’s recommendation with respect to the Merger;

•

make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the board of directors pursuant to Rule 14d-9(f) of the Exchange Act;

•

fail to publicly recommend against any publicly announced acquisition proposal (and reaffirm its recommendation with respect to the Merger), or fail to publicly reaffirm its recommendation with respect to the Merger within 10 business days after Parent’s request to do so;

•	adopt, approve or recommend (or publicly propose to approve or recommend) to the shareholders, an acquisition proposal; or

•

authorize, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, agreement or agreement in principal or any specified agreement with respect to any acquisition proposal.

However, prior to the time that our shareholders approve and adopt the Merger Agreement, our board of directors may, under specified circumstances, change its recommendation with respect to the Merger and, with respect to a superior offer, terminate the Merger Agreement if our board of directors has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that:

•	the failure to take such action could reasonably constitute a breach of fiduciary duties of our board of directors to our shareholders under applicable law; and

•	if such action relates to any acquisition proposal, that such acquisition proposal constitutes a superior offer.

However, our board of directors may change its recommendation or terminate the Merger Agreement as described above only if:

•

the Company provides Parent with at least four calendar days’ prior written notice of its intention to take such action, including an unredacted copy of the superior offer, an unredacted copy of the relevant proposed transaction agreements and a copy of any financing commitments relating thereto and a written summary of the material terms of any superior offer not made in writing;

•	the Company has negotiated, and has caused its representatives to negotiate with Parent in good faith during such notice period; and

•

following the end of such notice period, after considering any changes to the Merger Agreement proposed by, and other information provided by, Parent during the notice period, our board of directors has determined, that if such changes were to be made, the superior offer continues to constitute a superior offer.

Any material change to the material terms of any superior offer made to the Company will require giving a new notice to Parent and the commencement of a new two calendar day notice period, during which the Company must again comply with the requirements summarized above.

In addition, if our board of directors decides to terminate the Merger Agreement with Parent following receipt of a superior offer upon the terms summarized above, we must pay the applicable termination fee as described in further detail under “The Merger Agreement—Termination Fees and Reimbursement of Expenses” beginning on page 90.

AGREEMENTS TO USE REASONABLE BEST EFFORTS

Subject to the terms and conditions set forth in the Merger Agreement, the Company and Parent have agreed to cooperate with each other and use, and to cause their respective subsidiaries to use, their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement as soon as practicable. In furtherance of the foregoing, the Company and Parent agreed to:

•	promptly, but in no event later than 10 business days after the date of the Merger Agreement, make a filing under the HSR Act;

•	use reasonable best efforts to promptly cause the expiration or termination of the applicable waiting periods under the HSR Act;

•	provide as promptly as reasonably practicable all information requested pursuant to the HSR Act;

•

promptly, but in no event later than 10 business days after the date of the Merger Agreement, make all filings to be made by such party, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals to be obtained by such party; and

•

use reasonable best efforts to promptly obtain all consents from any governmental body or any third party, necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

Each of the Company and Parent also agreed to use reasonable best efforts to keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement, including:

•

furnishing the other party with prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a governmental body or third party with respect to the transactions contemplated by the Merger Agreement;

•	keeping the other party reasonably informed as to the status of any such request, inquiry, investigation, action or legal proceeding;

•	promptly informing the other party of any communication to or from the FTC, DOJ or other governmental body in connection with any such request, inquiry, investigation, action or legal proceeding;

•

subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, promptly furnishing to the other party with copies of documents provided to or received from any governmental body in connection with such request, inquiry, investigation, action or legal proceeding;

•	subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, and to the extent reasonably practicable, consulting and cooperating with the other party and considering in good faith the views of the other party in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation action or legal proceeding; and

•

except as prohibited by applicable law, in connection with any such request, inquiry, investigation, action or legal proceeding, permitting an authorized representative of the other party to be present at each meeting relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any governmental body in connection with such request, inquiry, investigation, action or legal proceeding.

FINANCING COVENANT; COMPANY COOPERATION

Parent and Merger Sub will use their reasonable best efforts to obtain the equity and debt financing for the Merger on the terms and conditions described in the Equity Funding Letter (as defined the Merger Agreement) and the Debt Commitment Letter and to obtain the equity rollover contribution by the Rollover Investors pursuant to the terms of the Rollover Letters, and will not permit any amendment or modification to be made thereto, or any waiver of any provision or remedy thereunder, if such amendment, modification or waiver (i) reduces the aggregate amount of the financing, or, with respect to the Rollover Letters, reduces the amount of the Company’s common stock or designated consideration to be contributed thereby, unless the amount of the financing is increased by a corresponding amount in a manner that does not affect Parent’s and Merger Sub’s representation regarding solvency immediately following consummation of the Merger, or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the financing or the conditions contemplated by the Rollover Letters, or otherwise expands, amends or modifies any other provision of the Equity Funding Letter, the Debt Commitment Letter or the Rollover Letters in a manner that would reasonably be expected to (x) delay or prevent or make less likely the funding of the financing or the contributions contemplated by the Rollover Letters (or satisfaction of the conditions thereto) on the closing date of the Merger, or (y) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Equity Funding Letter, the Debt Commitment Letter or the definitive agreements with respect thereto or the Rollover Letters, in each of clauses (x) and (y) in any material respect.

Parent and Merger Sub shall use their reasonable best efforts to:

•	maintain in effect the Equity Funding Letter, the Debt Commitment Letter and the Rollover Letters;

•

negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions contained therein (or on terms no less favorable to Parent or Merger Sub than the terms and conditions in the Debt Commitment Letter);

•

satisfy on a timely basis all conditions to funding in the Debt Commitment Letter and the definitive agreements related thereto (other than where the failure to be satisfied is the direct result of the Company’s failure to furnish the required information), the Equity Funding Letter and the Rollover Letters and consummate the financing and the equity rollover contribution at or prior to the closing, including using reasonable best efforts to cause the lenders and the other persons committing to fund the financing or make the equity rollover contribution to fund the financing and make the equity rollover contribution at the closing;

•

enforce its rights (including, other than with respect to the providers of the equity financing, through litigation pursued in good faith) under the Equity Funding Letter, the Debt Commitment Letter and the Rollover Letters; and

•	comply with their obligations under the Equity Funding Letter, the Debt Commitment Letter and the Rollover Letters.

Parent and Merger Sub have agreed to keep the Company informed on a current basis and in reasonable detail with respect to the status of the debt financing contemplated by the Debt Commitment Letter, to provide the Company with copies of the material definitive agreements for the debt financing, and to give the Company prompt notice (i) of any breach or default by any party to the Equity Funding Letter or Debt Commitment Letter, the Rollover Letters or any definitive agreements related to the financing of which Parent or Merger Sub becomes aware, (ii) of the receipt of any written notice or other written communication from a financing source with respect to any actual or potential breach by any party to any of the Equity Funding Letter, Debit Commitment Letter or Rollover Letters, (iii) of any material dispute or disagreement among the parties thereto with respect to the obligation to fund the financing contemplated thereby or the amount of the financing contemplated thereby to be funded at the closing of the Merger, and (iv) if at any time for any reason, Parent and Merger Sub believes in good faith that it will not be able to obtain all or any portion of the financing contemplated by the Equity Funding Letter or the Debt Commitment Letter or the equity rollover contribution contemplated by the Rollover Letters on the terms and conditions, in the manner or from the sources contemplated by the Equity Funding Letter, the Debt Commitment Letter, the Rollover Letters, or the definitive agreements related thereto. Subject to limited exceptions, if any of the events described above occur, or if any portion of the debt financing or the equity rollover contribution becomes unavailable, and such portion is reasonably required to fund the aggregate Merger consideration and all fees, expenses and other amounts contemplated to be paid by Parent, Merger Sub or the surviving corporation pursuant to the Merger Agreement, Parent and Merger Sub will use their reasonable best efforts to arrange and obtain alternative financing in an amount sufficient to consummate the transactions contemplated by the Merger Agreement with terms and conditions not materially less favorable to Parent and Merger Sub (or their affiliates) than those contained in the Debt Commitment Letter or the Rollover Letters, as applicable, as promptly as reasonable practicable following such occurrence.

The obtaining of the financing and the equity rollover contribution, or any alternative financing, is not a condition to the consummation of the Merger.

The Company has agreed to, and to cause our subsidiaries and cause our and their respective representatives to, provide (in each case, at Parent’s sole expense), all cooperation reasonably requested by Parent that is customary in connection with the arrangement of the debt financing for the Merger or any permitted replacement financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and our subsidiaries), including (i) providing the required information, (ii) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the debt financing, (iii) assisting with the preparation of materials for rating agency presentations, offering documents, bank information memoranda and similar documents required in connection with the debt financing, (iv) using reasonable best efforts to obtain accountant’s comfort letters and legal opinions reasonably requested by Parent, (v) using commercially reasonable efforts to assist in delivery of inventory appraisals and field audits and obtain surveys and title insurance reasonably requested by Parent and necessary and customary for financings similar to the debt financing, (vi) taking all corporate actions to permit the consummation of the financing and to permit the proceeds thereof to be made available to the surviving corporation immediately after the effective time, (vii) executing and delivering customary pledge and security documents and customary closing certificates and documents as may be reasonably requested by Parent, (viii) using reasonable best efforts to cause accountants to consent to the use of their reports in materials related to the debt financing, (ix) assisting in the preparation and execution of one or more credit agreements, indentures, purchase agreements, currency or interest hedging agreements or, subject to certain limitations, the amendment of any of the Company’s or our subsidiaries’ existing agreements, (x) providing customary authorization letters to the debt financing sources, (xi) cooperating reasonably with the debt financing sources’ due diligence to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Company, (xii) using reasonable best efforts to arrange for customary payoff letters, lien terminations and instruments of discharge, (xiii) using reasonable best efforts to obtain public corporate family credit ratings for the Company from Moody’s Investor Services and from Standard & Poor’s Ratings Group and a public credit rating for each of the debt facilities (other than any “asset-based” credit facility) relating to the debt securities to be offered in connection with the debt financing, (xiv) providing all customary documentation and other information about the Company and each of our subsidiaries as requested by any debt financing source and required under applicable law, (xv) ensuring that there are no competing issues of debt securities or syndicated credit facilities of the Company and our subsidiaries being offered or arranged prior to the effective time of the Merger, and (xvi) permitting any cash and marketable securities to be made available to Parent or Merger Sub at the effective time. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and accountants’ costs and expenses) incurred by the Company or any of our subsidiaries in connection with such cooperation and shall indemnify and hold harmless the Company, our subsidiaries and their representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the debt financing, any action taken by them at the request of Parent, and any information used in connection therewith, except with respect to any information provided by the Company or any of our subsidiaries.

INDEMNIFICATION AND INSURANCE

The Merger Agreement provides that all existing rights to indemnification that the present directors and officers of the Company and our subsidiaries are entitled to that are contained in the organizational documents of the Company or the organizational documents of any of our subsidiaries as in effect as of March 6, 2013, or as provided in any indemnification agreement between the Company or our subsidiaries and any such person as in effect as of March 6, 2013, will survive the Merger and will be observed by the surviving corporation to the fullest extent permitted by California law for a period of six years from the effective time of the Merger.

The Merger Agreement also provides that, from the effective time until the sixth anniversary of the effective time, the surviving corporation will maintain in effect the Company’s current insurance coverage with respect to the Company’s directors and officers. Alternatively, the Company may, prior to the effective time of the Merger, purchase a tail policy to the Company’s current policy of directors’ and officers’ liability insurance for a period of six years from the effective time of the Merger. If the tail policy is not purchased, the cost of such insurance coverage to be maintained by the surviving corporation will not exceed 250% of the annual premium currently paid by the Company for such insurance and, if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the surviving corporation to obtain a policy or policies with the greatest coverage available for a cost equal to such amount.

FEES AND EXPENSES

Except as described below under “Termination Fees and Reimbursement of Expenses”, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense. Notwithstanding the foregoing, if our shareholders do not adopt and approve the Merger Agreement and the Merger at the Special Meeting and either Parent or the Company terminates the Merger Agreement, the Company must reimburse Parent for its actual and reasonable out-of-pocket expenses in an amount not to exceed $4.5 million (the “turn-down fee”) on the second business day following the date of such termination. Such fee would be credited against any termination fee that became subsequently payable by the Company.

EMPLOYEE BENEFITS

For a period of one year following the effective time of the Merger, Parent shall provide, or cause to be provided, to each employee of the Company and any of our subsidiaries who continues to be actively employed by the surviving corporation during such one year period, with base salary and base wages, short-term cash bonus opportunities and benefits (excluding equity based compensation) that are substantially comparable in the aggregate to such base salary and base wages, short-term cash bonus opportunities and benefits (excluding equity based compensation) provided to such employees immediately prior to the execution of the Merger Agreement.

Parent will cause the surviving corporation to recognize accrued but unused personal, sick or vacation time to which any continuing employee is entitled pursuant to policies applicable to such continuing employee immediately prior to the effective time of the Merger.

Parent has agreed that continuing employees will be eligible to continue to participate in the surviving corporation’s health and welfare benefit plans. If Parent or the surviving corporation terminates any such health or welfare benefit plan, each continuing employee will be eligible to participate in the surviving corporation’s health and welfare benefit plans to the extent that coverage under such plans is replacing comparable coverage under corresponding Company plans in which such continuing employee participated immediately prior to the effective time of the Merger. In addition, such continuing employees will be credited for service with the Company prior to the effective time of the Merger to the extent that such service is relevant under such plans and recognized under corresponding Company plans prior to the effective time of the Merger.

OTHER COVENANTS

The Merger Agreement contains additional agreements between the Company and Parent relating to, among other things:

•

Parent’s access to our personnel, assets, existing books, records, tax returns and work papers between the date of the Merger Agreement and the closing of the Merger (subject to applicable legal obligations and restrictions);

•	control of securityholder litigation;

•	press releases and other public announcements relating to the Merger and the transactions contemplated by the Merger Agreement;

•	resignation of directors of the Company;

•

actions necessary if state takeover laws are or become applicable to the transactions contemplated by the Merger Agreement to ensure that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable;

•	notice of certain matters;

•

the actions necessary to cause the dispositions of certain common stock and equity-based securities by directors and officers of the Company pursuant to the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	SEC filings by the Company.

CONDITIONS TO THE MERGER

Conditions to Each Party’s Obligations. Each party’s obligation to effect the Merger is subject to the satisfaction or waiver at or prior to the effective time of the Merger of the following conditions:

•	the Merger Agreement must have been adopted by the affirmative vote of the holders of a majority of all outstanding shares of our common stock;

•	the waiting period applicable to the consummation of the Merger under the HSR Act must have expired or been terminated; and

•

no temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or other governmental body that remains in effect, and no legal requirement shall have been enacted or enforced applicable to the Merger that prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver by Parent at or prior to the effective time of the Merger of the following conditions:

•

the representations and warranties made by the Company regarding certain matters relating to the Company’s capitalization must be accurate in all respects as of March 6, 2013 and as of the closing date as though made on and as of each such date, except for inaccuracies not expected to result in additional cost, expense or liability to the Company, Parent and their affiliates, individually or in the aggregate, of more than $4 million, it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded;

•

the representations and warranties made by the Company regarding certain matters relating to Section 280G matters, change in control benefits, the Company’s corporate authority to enter into the Merger Agreement, the due execution, delivery and enforceability of the Merger Agreement, the required shareholder vote and financial advisors must be accurate in all material respects as of March 6, 2013 and as of the closing date as though made on and as of each such date, it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded;

•

the representations and warranties made by the Company regarding certain matters relating to the absence of any “Material Adverse Effect” on the Company since January 28, 2012 must be accurate in all respects as of March 6, 2013 and as of the closing date as though made on and as of each such date;

•

each of the representations and warranties made by the Company set forth in the Merger Agreement other than those listed above must be accurate in all respects as of March 6, 2013 and as of the closing date as though made on and as of each such date, except for inaccuracies that do not constitute, and would not reasonably be expected to have, a “Material Adverse Effect,” it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded;

•	the Company must have performed or complied in all material respects with all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the closing date;

•

the Company must deliver to Parent and Merger Sub certificates executed on behalf of the Company by our Chief Executive Officer or Chief Financial Officer certifying that certain of the closing conditions have been satisfied;

•	since March 6, 2013, there must not have occurred a “Material Adverse Effect” that is continuing as of the closing date; and

•	no legal proceeding shall have been initiated by a governmental body of competent jurisdiction challenging or seeking to restrain or prohibit consummation of the Merger.

Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the Merger of the following additional conditions:

•

the representations and warranties made by Parent and Merger Sub regarding corporate organization, corporate authority and the due execution, delivery and enforceability of the Merger Agreement and solvency must be accurate in all material respects as of March 6, 2013 and as of the closing date as though made on and as of such date;

•	each of the representations and warranties made by Parent and Merger Sub set forth in the Merger Agreement other than those listed above must be accurate in all respects as of March 6, 2013 and as of the closing date as though made on and as of each such date, except for inaccuracies that do not constitute, and would not reasonably be expected to have, a “Material Adverse Effect” on Parent;

•	Parent must have performed or complied in all material respects with all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the closing date; and

•

Parent must deliver to the Company certificates executed on behalf of Parent by Parent’s Chief Executive Officer or Chief Financial Officer, certifying that certain of the closing conditions have been satisfied.

TERMINATION OF THE MERGER AGREEMENT

The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after approval from our shareholders has been obtained:

•	by mutual written consent of the Company and Parent;

•	by either the Company or Parent, if:

•	shareholder approval of the Merger Agreement and the principal terms of the Merger shall not have been obtained at the Special Meeting or any adjournment or postponement thereof;

•

a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order having the effect of permanently restraining the Merger (but this right to terminate will not be available to a party if the issuance of such final, non-appealable order is primarily due to the failure of such party to perform in any material respect any of its obligations under the Merger Agreement); or

•

the Merger has not been consummated by September 6, 2013 (the “End Date”) (but this right to terminate will not be available to a party if the failure to consummate the Merger prior to the End Date was primarily due to the failure of such party to perform in all material respects any of its obligations under the Merger Agreement); or

•	by the Company, if:

•

prior to the receipt of shareholder approval of the Merger, in order to accept a superior offer and enter into an agreement with respect to a superior proposal, if (i) the Company has complied in all material respects with the requirements described under “The Merger Agreement— No Solicitation of Other Offers” and (ii) prior to or concurrently with such termination, the Company pays the termination fee described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses;”

•

the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of their covenants or agreements contained in the Merger Agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to the Company’s obligation to effect the Merger and (ii) cannot be cured by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date the Company gives Parent notice of such breach or failure to perform; provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to Parent and Merger Sub’s obligation to effect the Merger not being satisfied; or

•

(i) the marketing period described under “The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period” has ended and the conditions to Parent and Merger Sub’s obligation to effect the Merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied, (ii) the Company has irrevocably confirmed by notice to Parent after the end of the marketing period that all conditions to the Company’s obligation to effect the Merger have been satisfied or that it is willing to waive any unsatisfied conditions and (iii) the Merger shall not have been consummated within three business days after the delivery of such notice; or

•	by Parent, if:

•

our board of directors shall have failed to include its recommendation of the Merger in this proxy statement or effected a change in recommendation; or if the Company fails to hold the Special Meeting within five business days prior to the End Date;

•

the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements set forth in the Merger Agreement (except the covenants and agreements described under “The Merger Agreement—No Solicitation of Other Offers”), which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition to Parent and Merger Sub’s obligation to effect the Merger and (ii) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Parent gives the Company notice of such breach or failure to perform; provided that, Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to the Company’s obligation to effect the Merger not being satisfied; or

•

the Company shall have failed to perform its obligations described under “The Merger Agreement—No Solicitation of Other Offers,” which breach (i) would give rise to the failure of a condition to Parent’s obligation to effect the Merger and (ii) cannot be cured by the Company by the End Date or if capable of being cured, shall not have been cured within five business days following receipt of written notice from Parent of such breach (or, if earlier, the End Date); provided that, Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to the Company’s obligation to effect the Merger not being satisfied.

TERMINATION FEES AND REIMBURSEMENT OF EXPENSES

Termination Fee. If the Merger Agreement is terminated by the Company or by Parent or Merger Sub under the situations described in further detail below, the Company shall be required to pay a termination fee (less, if applicable, the turn-down fee previously paid to Parent by the Company) in the amount of $21 million, which we refer to as the termination fee, to Parent.

The Company must pay the termination fee to Parent if:

•

the Merger Agreement is terminated because the Company has breached its representations, warranties, covenants and agreements under the Merger Agreement such that conditions to the obligation to close by Parent and Merger Sub are not satisfied, the Merger was not consummated prior to the end date, or our shareholders do not vote in favor of the Merger Agreement and the Merger and (i) prior to the Special Meeting, an acquisition proposal became publicly known, (ii) the principal terms of the Merger Agreement and the Merger have not been approved by our shareholders and (iii) within 12 months of such termination, the Company enters into a definitive agreement with respect to any acquisition proposal, and such acquisition proposal is consummated;

•

Parent terminates the Merger Agreement prior to receipt of the requisite vote of our shareholders to adopt and approve the Merger Agreement if (i) our board of directors fails to include its recommendation to approve the Merger in this proxy statement or we breach our obligations summarized in “Ability to Change Board Recommendation/Termination in Connection with a Superior Offer,” (ii) our board of directors makes a change of recommendation, or (iii) we fail to hold the Special Meeting within five business days prior to the end date; or

•

the Merger Agreement is terminated by the Company at any time prior to the requisite vote of our shareholders to adopt and approve the Merger Agreement in order to accept a superior offer and enter into a binding written definitive acquisition agreement provided for the consummation of a transaction constituting a superior offer; or

•

the Merger Agreement is terminated because the principal terms of the Merger Agreement and Merger are not approved by the requisite vote of our shareholders at the Special Meeting, and prior to the Special Meeting, our board of directors has made a change of recommendation.

Reverse Termination Fee. If the Merger Agreement is terminated by the Company or by Parent or Merger Sub under the situations described in further detail below, Parent shall be required to pay a termination fee in the amount of $42 million, which we refer to as the reverse termination fee.

Parent must pay the reverse termination fee to the Company if:

•

we terminate the Merger Agreement because Parent has breached its representations, warranties, covenants and agreements under the Merger Agreement such that conditions to the obligation to close by the Company are not satisfied; or

•

we terminate the Merger Agreement after (i) the marketing period ended and certain conditions to close have been satisfied, (ii) we have confirmed by notice to Parent after the end of the marketing period that such closing conditions have been satisfied, and (iii) the Merger has not been consummated within three business days after the delivery of such notice.

The Guarantor has agreed, pursuant to the limited guarantee, to guarantee the obligation of Parent to pay the reverse termination fee and any expenses incurred by the Company or its subsidiaries in connection with the cooperation of the Company and its subsidiaries with respect to the arrangement of the financing of the Merger.

In the event the Merger Agreement is terminated by the Company or Parent because the shareholder approval was not obtained at the Special Meeting, the Company is required to reimburse all actual and reasonable out-of-pocket fees and expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement, not to exceed $4.5 million. The amount of any such reimbursement will be credited against any termination fee that subsequently becomes payable by the Company under such circumstance.

The Merger Agreement provides that in no event will we be required to pay the termination fee on more than one occasion, and in no event will Parent be required to pay the reverse termination fee on more than one occasion. In addition, the Merger Agreement provides that if Parent or the Company fails to pay the reverse termination fee or termination fee, respectively, and Parent or the Company commences a legal proceeding in order to obtain payment, which proceeding results in a judgment against the other party, the paying party shall pay the other party’s reasonable costs and expenses (including attorneys’ fees) in connection with the proceeding, together with any applicable interest on the amount of the fee.

REMEDIES

The Company’s right to receive the reverse termination fee from Parent (or the Guarantor pursuant to the limited guarantee) and certain reimbursement and indemnification payments from Parent will be, subject to certain rights to equitable relief, including specific performance, under certain circumstances described below, the sole and exclusive remedy of the Company and our subsidiaries and shareholders (and other related parties of the Company described in the following paragraph) against Parent, Merger Sub, the Guarantor, the parties to the Rollover Letters, the financing sources of the debt financing or any of their respective former, current or future general or limited partners, shareholders, financing sources, managers, members, directors, officers or affiliates for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and upon payment of such amount no such related party shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

Parent’s right to receive the termination fee and the turn-down fee from the Company and certain reimbursement payments from the Company will be, subject to equitable relief, including specific performance, described below, the sole and exclusive remedy of Parent and Merger Sub (and the other related parties described in the preceding paragraph) against the Company and our subsidiaries and any of their respective former, current or future officers, directors, partners, shareholders, optionholders, managers, members or affiliates for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and upon payment of such amount(s), no such related party shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

Under no circumstances will the Company be entitled to monetary damages in excess of the amount of the reverse termination fee (and certain reimbursement and indemnification payments from Parent). While the Company may pursue both a grant of specific performance and the payment of the reverse termination fee, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance and money damages, including all or any portion of the reverse termination fee.

The parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the Merger Agreement. Notwithstanding the foregoing, the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the equity financing to be funded will be subject to the requirements that (i) the marketing period has ended and all conditions to the obligations of Parent and Merger Sub to effect the Merger were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing) at the time when the closing would have been required to occur but for the failure of the equity financing to be funded, (ii) (A) the debt financing (including any alternative financing that has been obtained in accordance with the Merger Agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the closing if the equity financing is funded at the closing and (B) the equity rollover contribution is made at the closing, and (iii) the Company has irrevocably confirmed that if the equity financing and debt financing are funded, then it would take such actions that are within its control to cause the closing to occur. In addition, the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the debt financing to be funded to fund the Merger will be subject to the requirements that (i) the marketing period has ended and all conditions to the obligations of Parent and Merger Sub to effect the Merger were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing) at the time when the closing would have been required to occur but for the failure of the debt financing to be funded, and (ii) all of the conditions to the debt financing have been satisfied.

AMENDMENT

The parties may amend the Merger Agreement by executed written agreement prior to the effective time of the Merger with the approval of the respective boards of directors of the Company and Parent at any time, provided that, after the adoption of the Merger Agreement by our shareholders, there shall be no amendment or change to the Merger Agreement that by law requires the further approval of our shareholders without obtaining such further approval.

THE SUPPORT AGREEMENTS

This section of the proxy statement describes the material provisions of the support agreements entered into by Parent and Merger Sub with certain of Hot Topic’s significant shareholders. This summary of the support agreements does not purport to describe all of the terms of the support agreements. The following summary is qualified in its entirety by reference to the complete text of the support agreements, a form of which is attached as Annex B to this proxy statement and incorporated herein by reference. We urge you to read the full text of the form of the support agreement because it is the legal document that governs the voting obligations of certain Hot Topic shareholders in connection with the Merger. The form of the support agreements and the description under this heading “The Support Agreements” have been included to provide you with information regarding the terms of the support agreements. They are not intended to provide any other factual information about the Company, Parent or Merger Sub or any of their respective affiliates. Such information can be found elsewhere in this proxy statement and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov. See “Where You Can Find More Information” beginning on page 102 of this proxy statement.

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into Support Agreements (the “Support Agreements”) with the Company’s chief executive officer and affiliates of one of the Company’s largest shareholder, Becker Drapkin Management. The shareholders subject to the Support Agreements have, among other things, agreed to vote, and have irrevocably appointed Parent as their proxy to vote, the shares of the Company’s common stock held by each such shareholder:

•	in favor of the Merger and the approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement,

•

against any action or agreement that would in any material respect impede, interfere with or prevent the Merger, including, but not limited to, any reorganization, recapitalization or liquidation involving the Company or any subsidiary of the Company; and

•	against any competing transaction.

Including Company stock options that are exercisable within 60 days of April 30, 2013, 11.4% of the outstanding shares of the Company’s common stock are subject to the Support Agreements. Excluding Company stock options that are exercisable within 60 days of April 30, 2013, 8.8% of the outstanding shares of the Company’s common stock are subject to the Support Agreements.

The shareholders subject to the Support Agreements also have agreed, among other things (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company’s common stock, and (ii) to waive, in connection with the Merger and the other transactions contemplated by the Merger Agreement, any dissenters’, appraisal or other similar rights they may have with respect to their shares of the Company’s common stock.

The Support Agreements terminate upon the earliest to occur of the following:

•	termination of the Merger Agreement in accordance with its terms,

•	the effective time of the Merger;

•

any change to the terms of the Merger without the prior written consent of the shareholder party to the applicable Support Agreement that (i) reduces the Merger consideration (subject to adjustments in compliance with the terms of the Merger Agreement) or (ii) changes the form of consideration payable in the Merger;

•	the mutual written consent of Parent and the shareholder party to the applicable Support Agreement; and

•	December 31, 2013.

MARKET PRICE AND DIVIDEND DATA

Our common stock has been traded on NASDAQ under the ticker symbol “HOTT” since 1996. The following table sets forth, for the period indicated, the range of high and low sale prices of our common stock, as reported by NASDAQ with respect to the period from January 30, 2011 through May 9, 2013. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Hot Topic common stock
	High	Low
Fiscal Year ending February 1, 2014
Second Quarter (through May 9, 2013)	$13.94	$13.88
First Quarter	$13.98	$10.41

Fiscal Year ended February 2, 2013
Fourth Quarter	$11.45	$8.25
Third Quarter	$10.41	$8.41
Second Quarter	$10.70	$8.81
First Quarter	$10.73	$7.23

Fiscal Year ended January 28, 2012
Fourth Quarter	$7.82	$6.44
Third Quarter	$8.74	$6.05
Second Quarter	$8.45	$6.35
First Quarter	$6.97	$5.05

The high and low sales prices per share for Hot Topic common stock as reported by NASDAQ on May 9, 2013, the latest practicable trading day before the filing of this proxy statement were $13.92 and $13.88.

There were 169 shareholders of record of our common stock as of May 3, 2013. In addition, we believe that a significant number of beneficial owners of common stock hold their shares in street name.

We have paid a quarterly cash dividend to our shareholders since the first quarter of fiscal 2010; however, pursuant to the Merger Agreement, we are prohibited from declaring or paying any dividends (including our regular quarterly cash dividend) following execution of the Merger Agreement on March 6, 2013.

Following the consummation of the Merger, our common stock will not be traded on any public market.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for approval and adoption of the Merger Agreement.

There are risks and uncertainties associated with the Merger.

There are a number of risks and uncertainties relating to the Merger. For example:

•	the Merger may not be consummated (including as a result of a legal injunction) or may not be consummated as currently anticipated;

•	there can be no assurance that approval of our shareholders and the requisite regulatory approvals will be obtained;

•	there can be no assurance other conditions to the closing of the Merger will be satisfied or waived or that other events will not intervene to delay or result in the termination of the Merger;

•

if the Merger is not completed, the share price of our common stock may change to the extent that the current market price of our common stock reflects an assumption that the Merger will be consummated;

•

failure of the Merger to close, or a delay in its closing, may have a negative impact on our ability to pursue alternative strategic transactions or our ability to implement alternative business plans;

•	under certain circumstances, if the Merger Agreement is terminated, we will be required to pay a $21 million termination fee or reimburse Parent for up to $4.5 million of expenses;

•

pending the closing of the Merger, the Merger Agreement restricts us from engaging in certain actions without Parent’s approval, which could prevent us from pursuing opportunities that may arise prior to the closing of the Merger;

•	any delay in completing, or the failure to complete, the Merger could have a negative impact on our business, stock price and our relationships with our customers or suppliers; and

•	the attention of our management may be directed to Merger-related considerations and may be diverted from the day-to-day operations of our business and pursuit of our strategic initiatives.

We have incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the Merger, and many of these fees and costs are payable by us whether or not the Merger is consummated.

Our executive officers and directors may have interests that are different from, or in addition to, those of our shareholders generally.

Our executive officers and directors may have interests in the Merger that are different from, or are in addition to, those of Hot Topic’s shareholders generally. These interests include direct or indirect ownership of Hot Topic common stock and stock options, the acceleration of stock options and restricted common stock upon consummation of the Merger, certain arrangements between certain of our executive officers and Parent. See “The Merger— Interests of Our Directors and Executive Officers in the Merger” for additional information. In addition, our executive officers may have certain rights to severance and other payments in the event that their employment is terminated following the consummation of the Merger. See “The Merger— Interests of Our Directors and Executive Officers in the Merger” for additional information.

The Merger Agreement limits our ability to pursue alternative transactions to the Merger.

The Merger Agreement contains “no shop” provisions that, subject to limited exceptions, limit our ability to discuss, facilitate or commit to third-party acquisition proposals to acquire all or a significant part of the Company. In addition, we are required to pay a $21 million termination fee if we terminate the Merger Agreement under certain circumstances. These provisions place conditions on our ability to pursue offers from third parties that could result in greater value to our shareholders. The obligation to make the termination fee payment also could discourage a third party from pursuing an alternative acquisition proposal.

Hot Topic will no longer exist as a public company following the Merger and its shareholders will forego any increase in its value.

If the Merger is completed, we will no longer exist as a public company and our shareholders will forego any increase in the Company’s value that might have otherwise resulted from our possible future growth.

We are subject to litigation initiated in connection with the Merger, which could be time consuming and divert our resources and the attention of our management.

As described under “Litigation Related to the Merger,” we and the individual members of our board of directors have been named as defendants in certain lawsuits relating to the Merger Agreement and the proposed Merger. The lawsuits generally allege that the Company’s directors breached their fiduciary duties by engaging in a flawed sales process, by approving an inadequate price, and by agreeing to provisions that would allegedly preclude another interested buyer from making a financially superior proposal to acquire the Company. The lawsuits also allege that the Company, Sycamore, Parent, and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the directors. Plaintiffs seek to enjoin the proposed transaction, declaratory relief, and attorneys’ fees. Although we believe that these suits are without merit, the defense of these suits may be expensive and may divert management’s attention and resources, which could adversely affect our business.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of our common stock as of April 30, 2013, by: (i) each beneficial owner of more than five percent of our common stock; (ii) each of our current directors; (iii) each of our named executive officers (as defined in Item 402(a)(3) of Regulation S-K); and (iv) all current executive officers and directors as a group. Except as otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws where applicable.

Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options that were immediately exercisable or exercisable within 60 days of April 30, 2013. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as noted below, information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more shareholder, as the case may be, and the address for each person listed on the table is c/o Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748. Applicable percentages are based on 40,694,682 shares outstanding on April 30, 2013, adjusted as required by the rules promulgated by the SEC.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
BlackRock, Inc. (2) 40 East 52nd Street New York, New York 10022	3,809,940	9.4%
Becker Drapkin Management, L.P. and affiliated entities (3) 500 Crescent Court, Suite 230 Dallas, TX 75201	3,563,102	8.8%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	2,786,292	6.8%
T. Rowe Price Associates, Inc. (5) 100 East Pratt Street Baltimore, MD 21202	2,356,300	5.8%
Dimensional Fund Advisors LP (6) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,233,767	5.5%
Steven Becker (3)(7)	3,599,849	8.8%
Matthew Drapkin (3)(8)	3,599,849	8.8%
Lisa Harper (9)	1,202,342	2.9%
W. Scott Hedrick (10)	174,700	*
Gerald Cook (11)	151,285	*
James McGinty (12)	141,424	*
Donald Hendricks (13)	119,849	*
Evelyn D’An (14)	110,400	*

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Mark Mizicko (15)	108,829	*
Andrew Schuon (16)	106,968	*
Thomas Vellios (17)	96,974	*
George Wehlitz (18)	81,302	*
John Kyees (19)	8,338	*
Terri Funk Graham (20)	6,713	*
All current executive officers and directors as a group (12 persons) (21)	5,653,001	13.3%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of all the owners is: c/o Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748.
(2)	Based on Schedule 13G/A filed by BlackRock, Inc. on January 31, 2013.
(3)	Based on Schedule 13D/A filed by Becker Drapkin Management, L.P. and affiliated entities (the “Reporting Persons”) on September 14, 2012. Includes (a) 934,807 shares directly beneficially owned by Becker Drapkin Partners (QP), L.P. (“QP Fund”), (b) 132,443 shares directly beneficially owned by Becker Drapkin Partners, L.P. (“LP Fund”), (c) 1,318,177 shares directly beneficially owned by BD Partners I, L.P. (“BD Partners I”) and (d) 1,177,675 shares directly beneficially owned by a managed account (“Managed Account”). Becker Drapkin Management, L.P. (“BD Management”) is the general partner of, and the investment manager for, each of QP Fund, LP Fund and BD Partners I and provides investment advisory services for the Managed Account. BD Management may be deemed to beneficially own any shares beneficially owned by QP Fund, LP Fund, BD Partners I and the Managed Account. BC Advisors, LLC (“BC Advisors”) is the general partner of BD Management and may be deemed to beneficially own any shares beneficially owned by BD Management. Steven Becker and Matthew Drapkin are the co-managing members of BC Advisors and may be deemed to beneficially own any shares beneficially owned by BC Advisors. Each of the Reporting Persons disclaims beneficial ownership of such shares except to the extent of the pecuniary interest of such Reporting Person in such shares.
(4)	Based on Schedule 13G/A filed by The Vanguard Group, Inc. on February 11, 2013.
(5)	Based on Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 13, 2013. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares held by T. Rowe Price Associates, Inc.
(6)	Based on Schedule 13G/A filed by Dimensional Fund Advisors LP on February 11, 2013. Dimensional Fund Advisors LP is deemed to have beneficial ownership of such shares based on comingled group trusts and separate accounts (collectively, the “Funds”) that are managed by Dimensional Fund Advisors LP or its subsidiaries. All shares are owned by the Funds and Dimensional disclaims beneficial ownership of all such shares.
(7)	Includes 27,776 shares subject to options exercisable within 60 days of April 30, 2013. Also includes 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(8)	Includes 27,776 shares subject to options exercisable within 60 days of April 30, 2013. Also includes 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(9)	Includes 1,172,182 shares subject to options exercisable within 60 days of April 30, 2013 of which 500,000 option shares are subject to a performance-based vesting condition which can occur within 60 days of April 30, 2013.
(10)	Includes 10,000 shares held by the Hedrick Children’s Irrevocable Trust DTD 12-26-92. Also includes 125,907 shares subject to options exercisable within 60 days of April 30, 2013 and 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(11)	Mr. Cook was our Chief Store Officer until February 28, 2013. He is no longer employed by the Company. Includes 135,000 shares subject to options exercisable within 60 days of April 30, 2013.
(12)	Mr. McGinty was our Chief Financial Officer until February 1, 2013. He is no longer employed by the Company. Includes 105,000 shares subject to options exercisable within 60 days of April 30, 2013.
(13)	Includes 118,750 shares subject to options exercisable within 60 days of April 30, 2013.

(14)	Includes 79,394 shares subject to options exercisable within 60 days of April 30, 2013. Also includes 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(15)	Includes 106,250 shares subject to options exercisable within 60 days of April 30, 2013.
(16)	Includes 64,976 shares subject to options exercisable within 60 days of April 30, 2013. Also includes 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(17)	Includes 78,230 shares subject to options exercisable within 60 days of April 30, 2013. Also includes 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(18)	Includes 63,437 shares subject to options exercisable within 60 days of April 30, 2013 of which 12,500 option shares are subject to a vesting condition which can occur within 60 days of April 30, 2013.
(19)	Includes 5,197 shares subject to options exercisable within 60 days of April 30, 2013. Also includes 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(20)	Includes 4,087 shares subject to options exercisable within 60 days of April 30, 2013. Also includes 2,626 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.
(21)	Includes 3,563,102 shares beneficially owned by Messrs. Becker and Drapkin as co-managing members of BC Advisors, 1,873,962 shares subject to options exercisable within 60 days of April 30, 2013, and 21,008 shares that are subject to a right of repurchase in favor of the Company until June 5, 2013.

ADVISORY VOTE ON COMPENSATION

BACKGROUND; SHAREHOLDER RESOLUTION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and section 14A of the Exchange Act, when a company seeks shareholder approval in connection with its merger or acquisition, it is required to conduct a separate shareholder advisory vote on certain compensation arrangements between the Company and its named executive officers. As a result, Hot Topic’s shareholders are entitled to vote to approve or disapprove, on an advisory basis, the compensation of the named executive officers of Hot Topic that is based on or otherwise relates to the Merger as disclosed in this proxy statement, which compensation is referred to in this proxy statement as the “Merger-related compensation.” The terms of the Merger-related compensation are described in this proxy statement under “The Merger—Interests of Our Directors and Executive Officers in the Merger”

In accordance with the above requirements, Hot Topic is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Hot Topic in connection with the Merger, as disclosed in the Golden Parachute Compensation table and narrative discussion as set forth in this proxy statement under “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 52, is hereby APPROVED.”

REQUIRED VOTE; BOARD RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of Hot Topic common stock represented and voting either in person or by proxy at the Special Meeting and entitled to vote is required for approval of the proposal to approve, on an advisory basis, the Merger-related compensation. Because the vote on this proposal is advisory, it will not be binding on the Company’s board of directors. Thus, regardless of the outcome of this advisory vote, such compensation will be payable if the Merger is approved, subject only to other applicable conditions.

The advisory vote on the Merger-related compensation is a vote separate and apart from the vote to adopt and approve the Merger Agreement. Accordingly, you may vote to approve, on an advisory basis, the Merger-related compensation and vote against the proposal to approve the Merger Agreement and the principal terms of the Merger; or you may vote against this proposal to approve, on an advisory basis, the Merger-related compensation and vote to approve the Merger Agreement and the principal terms of the Merger. Approval of this proposal to approve, on an advisory basis, the Merger-related compensation is not a condition to the completion of the Merger, and the approval or failure of this proposal will have no impact on the completion of the Merger.

Abstentions and broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect in determining whether or not the proposal is approved.

Our board of directors recommends that you vote “FOR” the proposal to approve, on an advisory basis, the Merger-related compensation as described in this proxy statement.

ADJOURNMENT OF THE SPECIAL MEETING

BACKGROUND

The Special Meeting may be adjourned without notice (other than the announcement of adjournment made at the Special Meeting), by approval of the holders of a majority of the shares of Hot Topic common stock represented at the Special Meeting, either in person or by proxy. We are soliciting proxies to grant the authority to vote in favor of adjournment of the Special Meeting, if necessary. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of approving the Merger Agreement and the principal terms of the Merger.

REQUIRED VOTE; BOARD RECOMMENDATION

The affirmative vote of the holders of a majority of the shores of Hot Topic common stock represented and voting either in person or by proxy at the Special Meeting and entitled to vote is required for approval of the proposal to adjourn the Special Meeting, if necessary, to provide additional time to solicit additional proxies.

Abstentions and broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect in determining whether or not the proposal is approved.

Our board of directors recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary, to provide additional time to solicit additional proxies.

OTHER MATTERS

No business may be transacted at the Special Meeting other than the matters set forth in this proxy statement.

SHAREHOLDER PROPOSALS

Our 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) was held on Tuesday, June 5, 2012. We will hold an Annual Meeting of Shareholders in 2013 (the “2013 Annual Meeting”), only if the Merger is not completed. Because the 2013 Annual Meeting, if any, will be held after July 5, 2013 (30 days after the one-year anniversary of the 2012 Annual Meeting), proposals of shareholders for the 2013 Annual Meeting (whether or not intended to be included in the proxy statement and proxy card related to 2013 Annual Meeting) must be received a reasonable time before we begin to print and send proxy materials for the 2013 Annual Meeting. Please review our Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

Shareholder proposals relating to the 2013 Annual Meeting, if any (whether or not intended to be included in the proxy materials for the 2013 Annual Meeting) must be submitted in writing by the applicable date specified above to our Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are Hot Topic shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to Jonathan Block at Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748 or call him at (626) 839-4681. Shareholders of record may contact Mr. Block to request “householding.” Shareholders whose shares are held by their broker, bank, or other agent may request “householding” by contacting their broker, bank, or other agent.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.

This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for our fiscal year ended February 2, 2013 (filed on March 22, 2013); and

•	Our Current Reports on Form 8-K filed on January 23, 2013, February 2, 2013, March 7, 2013 and March 8, 2013.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at 18305 E. San Jose Avenue, City of Industry, California 91748, attention: Corporate Secretary, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. Upon written or telephonic request as provided above, we will, within one business day of receiving such request, mail copies of any or all items incorporated by reference herein, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, to the requesting party by first class mail or other equally prompt means.

Sycamore has supplied all information contained in this proxy statement relating to Sycamore, Parent and Merger Sub and we have supplied all information relating to Hot Topic.

* * *

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 10, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among:

HOT TOPIC, INC.,

a California corporation;

212F HOLDINGS LLC,

a Delaware limited liability company; and

HT MERGER SUB INC.,

a California corporation

Dated as of March 6, 2013

A-i.

A-ii.

A-iii.

EXHIBITS

Exhibit A	-	Certain Definitions

Exhibit B	-	Surviving Corporation Articles of Incorporation

A-iv.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of March 6, 2013, by and among: 212F Holdings LLC, a Delaware limited liability company (“Parent”); HT Merger Sub Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Hot Topic, Inc., a California corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. The Parties intend that Merger Sub be merged (the “Merger”) with and into the Company, with the Company surviving the Merger (the “Surviving Corporation”) on the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of common stock, no par value, of the Company (the “Company Common Stock”) (other than any portion of the Rollover Investments comprised of Company Common Stock) not owned by Parent, Merger Sub or the Company as of the Effective Time shall be converted into the right to receive the Merger Consideration, and (ii) the Company shall become a wholly-owned Subsidiary of Parent as a result of the Merger.

B. Concurrently with the execution of this Agreement and as an inducement to Parent’s willingness to enter into this Agreement, (i) the Rollover Investors are entering into the Rollover Letters, pursuant to which the Rollover Investors will contribute to Parent, subject to the terms and conditions therein, the Rollover Investments and (ii) certain shareholders of the Company have delivered to Parent and Merger Sub support agreements (the “Support Agreements”), dated as of the date hereof, providing that such shareholders of the Company have, among other things, agreed to support the Merger and the other transactions contemplated hereby, on the terms and subject to the conditions set forth in the Support Agreements.

C. The Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its shareholders to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iii) resolved to recommend the approval of this Agreement and the principal terms of the Merger by the shareholders of the Company.

D. The Board of Directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.

E. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each of Sycamore Partners, L.P., a Delaware limited partnership, and Sycamore Partners A, L.P., a Delaware limited partnership (each, a “Guarantor” and, collectively, the “Guarantors”) is entering into a limited guaranty in favor of the Company (the “Guaranty”) with respect to certain obligations of Parent and Merger Sub under this Agreement.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. Merger Transaction

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the CGCL, at the Effective Time, the Company and Parent shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the Surviving Corporation.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.

1.3 Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Cooley LLP, 1333 2nd Street, Suite 400, Santa Monica, CA 90401, at 10:00 a.m. local time on a date to be designated by Parent (the “Closing Date”), which shall be no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions); provided, that notwithstanding the satisfaction or waiver of the conditions set forth in Section 6 hereof, if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), the Closing shall occur instead on (a) the date following the satisfaction or waiver of such conditions that is the earliest to occur of (i) any business day during the Marketing Period specified by Parent to the Company on no less than three business days’ written notice to the Company and (ii) the next business day after the final day of the Marketing Period, but subject, in each case, to the satisfaction or waiver of the conditions set forth in Section 6 at such time (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time) or (b) such other date, time, or place as agreed to in writing by the Parties hereto. Subject to the provisions of this Agreement, an agreement of merger satisfying Section 1101 of the CGCL shall be duly executed by the Company and Merger Sub and the officers’ certificates of the Company and Merger Sub required by Section 1103 of the CGCL shall be duly executed by the Company and Merger Sub, respectively. Concurrently with or as soon as practicable following the Closing, such agreement of merger and officers’ certificates shall be delivered to the Secretary of State of the State of California for filing. The Merger shall become effective upon the date and time of the filing of such agreement of merger and officers’ certificates with the Secretary of State of the State of California (the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

(a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

(b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time;

(c) the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are serving as officers of the Company immediately prior to the Effective Time; and

(d) the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are designated as directors by written notice from Parent to the Company no later than two business days’ prior to the Effective Time.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

(i) any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(b), each share of Company Common Stock then outstanding (other than any Rollover Shares or Dissenting Shares, as defined below) shall be converted into the right to receive $14.00 in cash (the “Merger Consideration”), without interest, subject to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(e), it being agreed, for the avoidance of doubt, that all shares of Company Common Stock (including Restricted Securities, if any) contributed to Parent by the Rollover Investors (collectively, the “Rollover Shares”) immediately prior to the Effective Time shall not be converted into the right to receive the Merger Consideration; and

(iv) each share of the common stock, no par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

(b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.

1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of shares of Company Common Stock to receive the funds to which holders of such shares shall become entitled pursuant to Section 1.5. At the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to make payment of the cash consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided, that such investments shall be in obligations of or guaranteed by the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months.

(b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of the shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.5 a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates or Book-Entry Shares pursuant to such letter of transmittal. Upon surrender to the Paying Agent of Certificates or Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the shares of Company Common Stock is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(c) At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the shares of Company Common Stock shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Legal Requirements.

(e) Each of the Surviving Corporation, Parent and Merger Sub shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration payable to any holder of the shares of Company Common Stock or any other consideration otherwise payable pursuant to this Agreement such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. Each such payor shall take all action that may be necessary to ensure that any such amounts so withheld are promptly and properly remitted to the appropriate Governmental Body. If any withholding obligation may be avoided by a payee providing information or documentation to the applicable payor, such payor shall request such information from such payee and use commercially reasonable efforts to avoid such withholding obligation. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Section 1.

1.7 Dissenters’ Rights. Shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands purchase of such shares of Company Common Stock for fair market value in accordance with Chapter 13 of the CGCL (the “Dissenting Shares”)

shall not be converted into the right to receive Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to dissent. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to dissent, each such share of Company Common Stock shall be treated as if it had been converted as of the Effective Time into a right to receive the Merger Consideration, without any interest thereon and less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e). The Company shall give Parent prompt notice of any demands for purchase of shares of Company Common Stock received by the Company, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

1.8 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. Representations and Warranties of the Company

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in Section 2 is subject to (a) exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2; (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty; and (c) disclosure in the Company SEC Documents filed with the SEC on or after January 30, 2011 and prior to the date of this Agreement other than any information in the “Risk Factors” or “Note Regarding Forward-Looking Statements” sections of such Company SEC Documents or other forward-looking statements in such Company SEC Documents):

2.1 Due Organization; Subsidiaries Etc.

(a) The Company is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. The Company is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not have, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Part 2.1(b) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. Neither the Company nor any of its Subsidiaries owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(b) of the Company Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(c) Each Subsidiary of the Company is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing does not have, and would not reasonably be expected to have, a Material Adverse Effect.

2.2 Articles of Incorporation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the articles of incorporation, bylaws and other charter and organizational documents of each of the Acquired Corporations, including all amendments thereto, as in effect on the date hereof.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 150,000,000 shares of Company Common Stock, of which 40,276,630 shares (which amount includes all Company Common Stock issued as Restricted Securities) have been issued and are outstanding as of the close of business on the date of this Agreement; and (ii) 10,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(b) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock are subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Acquired Corporations having a right to vote on any matters on which the shareholders of the Company have a right to vote; and (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities, except for the Company’s right to repurchase or reacquire Restricted Securities of Company Common Stock held by an employee of the Company upon termination of such employee’s employment or upon any other forfeiture of a vesting condition. The Company Common Stock constitutes the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Act.

(c) As of the close of business on the date of this Agreement: (i) 520,800 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the 2012 Plan; (ii) 4,449,535 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the 2006 Plan; (iii) 189,380 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the 1996 Non-Employee Directors’ Plan; (iv) 792,803 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the 1996 Plan; (v) an aggregate of 21,008 shares of Company Common Stock are subject to or otherwise deliverable in connection with outstanding Restricted Securities granted under the Company Equity Plans (which amount is included in the number of issued and outstanding shares of Company Common Stock set forth in Section 2.3(a)); (vi) 17,096 shares of Company Common Stock are estimated to be subject to outstanding purchase rights under the ESPP (assuming that the closing price per share of Company Common Stock as reported on the on the purchase date for the current offering period was equal to the Merger Consideration); (vii) 4,468,296 shares of Company Common Stock are reserved for future issuance under Company Equity Plans; and (viii) 652,254 shares of Company Common Stock are reserved for future issuance under the ESPP. As of the close of business on the date of this Agreement, there were outstanding Company Options to purchase 5,331,715 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Options was equal to $8.1753 per share. The Company has delivered or otherwise made available to Parent or Parent’s Representatives copies of all Company Equity Plans covering the Company Options and the Restricted Securities outstanding as of the date of this Agreement and the forms of all stock option agreements evidencing such Company Options. The exercise price of each Company Option is not less than the fair market value of a share of Company Common Stock as of the grant date of such Company Option as determined pursuant to the terms of the 1996

Plan, the 1996 Non-Employee Directors’ Plan, the 2006 Plan or the 2012 Plan, as applicable, on the date of grant of such Company Option. The Company has delivered or otherwise made available to Parent or Parent’s Representatives copies of the ESPP and applicable offering document. Other than as set forth in this Section 2.3(c), there are no outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the Acquired Corporations.

(d) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, beneficially and of record, by the Company free and clear of all Encumbrances and transfer restrictions, except for such Encumbrances and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws. Except as set forth in this Section 2.3 or in Part 2.3(d) of the Company Disclosure Schedule, there is no: (i) outstanding shares of capital stock, or other equity interest in, the Company, (ii) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any of the Acquired Corporations; (iii) outstanding security, instrument, bond, debenture, note or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iv) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) Part 2.3(e) of the Company Disclosure Schedule sets forth, as of the close of business on the date of this Agreement, (i) a list of all holders of Company Options, the date of grant, the number of shares of Company Common Stock subject to such Company Option and the price per share at which such Company Option may be exercised and (ii) a list of all holders of Restricted Securities, the date of grant and the number of shares of Restricted Securities owned by each such holder.

(f) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary. None of the Acquired Corporations has any outstanding equity compensation plans or policies relating to the capital stock of, or other equity or voting interests in, any Subsidiary of the Company.

2.4 SEC Filings; Financial Statements.

(a) Since January 30, 2011, the Company has filed on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company with the SEC (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in any Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not material). No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company. As of the date of this Agreement, there was no outstanding Indebtedness of the Company or its Subsidiaries.

(c) The Company maintains, and at all times since January 30, 2011 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Acquired Corporations; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Corporations that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 28, 2012, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of January 28, 2012. To the knowledge of the Company, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since January 30, 2011, none of the Acquired Corporations nor the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Acquired Corporations; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of any Acquired Corporation; or (C) any claim or allegation regarding any of the foregoing.

(d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ Stock Market.

(e) None of the Acquired Corporations is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Acquired Corporations, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any Acquired Corporation in any Acquired Corporation’s published financial statements or other Company SEC Documents.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Acquired Corporations.

(g) The Proxy Statement to be sent to the shareholders of the Company in connection with the Company Shareholders’ Meeting (including any amendment or supplement thereto or document incorporated by reference therein) shall not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company and at the time of the Company Shareholders’ Meeting, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

2.5 Absence of Changes. Except as expressly contemplated by this Agreement, since January 28, 2012 through the date of this Agreement, (a) except for discussions, negotiations and transactions related to this Agreement, the Company has operated in all material respects in the ordinary course of business and (b) there has not occurred any event, change, action, failure to act or transaction that, individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect. Except as expressly contemplated by this Agreement since October 27, 2012 through the date of this Agreement, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the written consent of Parent pursuant to Section 4.2.

2.6 Title to Assets. The Acquired Corporations have good and valid title to all material assets owned by them as of the date of this Agreement, including all material assets (other than capitalized or operating leases) reflected on the unaudited balance sheet in the last Quarterly Report on Form 10-Q (the “Balance Sheet”) filed by the Company with the SEC (except for assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet). All of said material assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances).

2.7 Real Property.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, has good and valid title to the real property that is owned by the Acquired Corporations (the “Owned Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, holds a valid and existing leasehold interest in the material real property that is leased or subleased by any of the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances.

2.8 Intellectual Property.

(a) Part 2.8(a) of the Company Disclosure Schedule identifies (i) the name of applicant/registrant and current owner, (ii) the jurisdiction of application/registration and (iii) the application or registration number for each item of Registered IP owned by or exclusively licensed to any of the Acquired Corporations. Except as would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to the knowledge of Company, threatened, in which the scope, validity or enforceability of any Registered IP listed on Part 2.8(a) of the Company Disclosure Schedule is being or has been contested or challenged. To the knowledge of the Company and except as would not reasonably be expected to have a Material Adverse Effect, (A) all Registered IP listed on Part 2.8(a) of the Company Disclosure Schedule is valid, subsisting, and enforceable and in full force and effect as of the date hereof, and has not lapsed, been abandoned, been disclaimed, been cancelled or been forfeited, in whole or in part and (B) and none of such Registered IP is being misappropriated, violated or infringed by any third party.

(b) The Company or another Acquired Corporation is the sole and exclusive owner of all right, title and interest in Company IP owned or purported to be owned by the Company or another Acquired Corporation, free and clear of all Encumbrances other than Permitted Encumbrances. The Acquired Corporations own, or hold a valid license or other right to use, all Intellectual Property Rights that are necessary for the conduct of the Acquired Corporations’ business as currently conducted, except for any Intellectual Property Rights the absence of which has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, each Acquired Corporation has taken sufficient reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret and all other material Intellectual Property Rights owned by any of the Acquired Corporations.

(d) Except as set forth on Part 2.8(d) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company: (i) the operation of the business of the Acquired Corporations as currently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or violated, any Intellectual Property Rights owned or held by any other Person; and (ii) no other Person is infringing, misappropriating, or violating any Registered IP owned by the Acquired Corporations. Except as set forth on Part 2.8(d) of the Company Disclosure Schedule, no Legal Proceeding is pending and served (or, to the knowledge of the Company, is being threatened or is pending and has not been served) against the Acquired Corporations or by the Acquired Corporations relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Rights of another Person or to the Acquired Corporations’ Registered IP or any of the Acquired Corporations’ Intellectual Property Rights. Except as set forth in Part 2.8(d) of the Company Disclosure Schedule, for the past three years, none of the Acquired Corporations has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations.

(e) Except as would not reasonably be expected to have a Material Adverse Effect, each Acquired Corporation maintains policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable and that ensure that the Acquired Corporations are in compliance with all applicable Legal Requirements. Except as would not reasonably be expected to have a Material Adverse Effect, the Acquired Corporations are in compliance with all such policies and other Legal Requirements pertaining to data privacy and data security. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, for the past three years, there have been (i) no material losses or thefts of data or security breaches relating to data used in the businesses of the Acquired Corporations; (ii) violations of any security policy regarding any such data; (iii) no unauthorized access or unauthorized use of any data; and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of any Acquired Corporation or a contractor or agent acting on behalf of the Acquired Corporation.

2.9 Contracts.

(a) Part 2.9(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Company Contracts shall be deemed to constitute a “Material Contract”:

(i) any Company Contract constituting a Company Employee Agreement pursuant to which any of the Acquired Corporations is or may become obligated to (A) make any severance, termination, tax gross-up or similar payment to any Company Associate or any spouse or heir of any Company Associate except for (1) severance, termination or similar payments required by applicable Legal Requirements that does not exceed $100,000 per beneficiary and (2) reimbursement of COBRA premiums in the ordinary course of business, (B) make any bonus, deferred compensation or similar payment (other than payments constituting base salary or commissions paid in the ordinary course of business) in excess of $250,000 to any Company Associate or (C) grant or accelerate the vesting of, or otherwise modify, any Company Equity Award other than accelerated vesting provided in Company Equity Plans;

(ii) any Company Contract (A) materially limiting the freedom or right of any Acquired Corporation to engage in any line of business, to make use of any material Company IP or to compete with any other Person in any location or line of business, or (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by any of the Acquired Corporations or exclusivity obligations or restrictions or otherwise materially limiting the freedom or right of any Acquired Corporation to sell, distribute or manufacture any products or service or any technology or other assets to or for any other Person;

(iii) any Company Contract that requires by its terms the payment or delivery of cash or other consideration by the Acquired Corporations in an amount having an expected value in excess of $500,000 in any fiscal year of the Company and cannot be cancelled by the Company or such Subsidiary without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to the date);

(iv) any Company Contract relating to Indebtedness in excess of $250,000 (whether incurred, assumed, guaranteed or secured by any asset) of the Company or an Acquired Corporation, other than any Indebtedness between or among the Company and any of its Subsidiaries;

(v) any Company Contract or arrangement with any Person constituting a joint venture, partnership, collaboration or limited liability corporation;

(vi) any Company Contract that requires or permits an Acquired Corporation, or any successor, to, or acquirer of an Acquired Corporation, to make any payment to another person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;

(vii) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or prohibits the issuance of any guaranty by the Company or any of its Subsidiaries;

(viii) any license agreements that are material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in any

Intellectual Property Right or licenses out any Intellectual Property Right owned by the Company or its Subsidiaries (other than license agreements for commercially available software on standard terms);

(ix) any other Company Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act; and

(x) any Company Contract pursuant to which any Acquired Corporation leases or subleases from another Person real property constituting a retail store (the “Retail Store Leases”).

(b) As of the date of this Agreement, the Company has either delivered or otherwise made available to Parent or Parent’s Representatives an accurate and complete copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. Except as set forth on Part 2.9(b) of the Company Disclosure Schedule, neither the Acquired Corporations nor, to the knowledge of the Company, the other party is in material breach of or material default under any Material Contract and, neither the Acquired Corporations, or to the knowledge of the Company, the other party has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Company, the other party, a valid agreement, binding, and in full force and effect. To the knowledge of the Company, each Material Contract is enforceable by the applicable Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Part 2.9(b) of the Company Disclosure Schedule, no Acquired Corporation has received any written notice regarding any violation or breach or default under any Material Contract that has not since been cured, except for violations or breaches that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The Acquired Corporations have not waived in writing any rights under any Material Contract, the waiver of which would have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, the Company has not received, on or prior to the date of this Agreement, any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract.

(c) To the knowledge of the Company, none of the Company or any of its Subsidiaries is, as of the date of this Agreement, a party to a Contract with a Specially Designated National or Blocked Person as defined by the Office of Foreign Asset Control of the United States Department of the Treasury.

2.10 Suppliers. Part 2.10 of the Company Disclosure Schedule sets forth a complete and correct list of the ten largest suppliers of the Acquired Corporations, taken as a whole, measured by dollar of purchases for the fiscal year ended on February 2, 2013, including the suppliers’ names and the amount of purchases for such period. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, the Company has not received, as of the date of this Agreement, any notice in writing from any such supplier that such supplier intends to terminate, or not renew, its relationship with the Company or its Subsidiaries and, to the knowledge of the Company, no such supplier intends to cancel or otherwise terminate its relationship with the Company and its Subsidiaries.

2.11 Liabilities. None of the Acquired Corporations has any liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities disclosed on the Balance Sheet contained in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations of the Acquired Corporations under Contracts binding upon the Acquired Corporations (other than resulting from any breach or acceleration thereof) provided or made available to Parent prior to the date of this Agreement, (iv) liabilities incurred in the ordinary course of business since October 27, 2012; and (v) liabilities that individually or in the aggregate have not and would not reasonably be expected to have a Material Adverse Effect.

2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and during the past three years has been, in compliance with all applicable Legal Requirements, except where the failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect.

2.13 Certain Business Practices. To the knowledge of the Company, none of the Acquired Corporations or any of their respective employees or representatives (in each case, acting in the capacity of an employee or representative of an Acquired Corporation) has (a) used any material funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended and any rules or regulations promulgated thereunder or any applicable Legal Requirement of similar effect.

2.14 Governmental Authorizations. As of the date of this Agreement, the Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their businesses in the manner in which their businesses are currently being conducted, except where failure to hold such Governmental Authorizations would not have a Material Adverse Effect. The Governmental Authorizations held by the Acquired Corporations are, in all material respects, valid and in full force and effect. The Acquired Corporations are in compliance with the terms and requirements of such Governmental Authorizations, except where failure to be in compliance would not have a Material Adverse Effect.

2.15 Tax Matters.

(a) Except as disclosed on Part 2.15(a) of the Company Disclosure Schedule, (i) each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the “Acquired Corporation Returns”) have been or will be filed on or before the applicable due date (including any extensions of such due date), and have been, or will be when filed, prepared in compliance with all applicable Legal Requirements and are true and correct in all material respects, and (ii) all amounts shown on the Acquired Corporation Returns to be due or required to be withheld on or before the Closing Date have been or will be paid or withheld on or before the Closing Date.

(b) The Company’s Balance Sheet has accrued all actual and estimated liabilities for unpaid Taxes with respect to all periods through the date thereof in accordance with GAAP. The Company shall establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all material unpaid Taxes by the Acquired Corporations for the period from the date of the Balance Sheet through the Closing Date.

(c) Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, to the Company’s knowledge, as of the date of this Agreement, (i) there are no current examinations or audits of any Acquired Corporation Return in progress involving material Taxes and (ii) no written claim has ever been received by any of the Acquired Corporations from any Governmental Body in any jurisdiction where the Acquired Corporations do not file Tax Returns that the Acquired Corporations are or may be subject to Taxes in that jurisdiction. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to Acquired Corporation Returns which have been requested by Parent. As of the date of this Agreement, no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted and is currently in effect.

(d) As of the date of this Agreement, except as set forth in Part 2.15(d) of the Company Disclosure Schedule, to the knowledge of the Company, no Legal Proceeding involving the IRS or any other Governmental Body is pending or threatened against or with respect to the Acquired Corporations in respect of any material Tax. Except as set forth in Part 2.15(d) of the Company Disclosure Schedule, no deficiency of material Taxes has been asserted in writing as a result of any audit or examination by any Governmental Body that has not been paid, accrued for or been contested in good faith and in accordance with applicable Legal Requirements.

(e) Except as set forth in Part 2.15(e)(i) of the Company Disclosure Schedule (and, except with respect to the individual set forth on Part 2.15(e)(ii), subject to the Assumptions), there is no agreement, plan, arrangement or other Contract covering any employee, director or independent contractor or former employee, director or independent contractor of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will give rise to the payment of any amount in connection with the Merger that would not be deductible pursuant to Section 280G of the Code. The Acquired Corporations are not a party to any Contract that would require, nor do the Acquired Corporations have any obligation (current or contingent), to compensate any individual for Taxes imposed under Section 409A of the Code or excise taxes paid pursuant to Section 4999 of the Code. Part 2.15(e)(iii) of the Company Disclosure Schedule discloses, subject to the Assumptions, with respect to any employee, director or independent contractor or former employee, director or independent contractor of the Acquired Corporations that is a “disqualified individual” (as defined in Section 280G(c) of the Code) required to be identified on Part 2.15(e)(i) of the Company Disclosure Schedule (each, a “280G Individual”), the Company’s reasonable good faith estimate of (i) the maximum amount (separately identifying single and double-trigger amounts and any tax gross-up payments) that could be paid as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event) to such 280G Individual, (ii) each such disqualified individual’s “base amounts” and (iii) the underlying material documentation on which such calculations are based (which documentation has been provided by the Company to Parent prior to the date hereof). “Assumptions” shall mean the assumptions set forth on Schedule 2.15(e)(iii).

(f) None of the Acquired Corporations (i) have ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (ii) have incurred, or have the potential to incur, any material liability for the Taxes of any Person (other than the Company or any of the other Acquired Corporations) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, pursuant to a Contract, or otherwise (other than pursuant to customary provisions included in credit agreements, leases, and agreements entered with employees and customers in the ordinary course of business).

(g) None of the Acquired Corporations have been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h) None of the Acquired Corporations has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(i) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date, except as would not, individually or in the aggregate, have a Material Adverse Effect, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(j) Each Acquired Corporation has collected all material sales, use, value added, and similar Taxes (such Taxes being material either individually or in the aggregate) required to be collected.

(k) The Acquired Corporations are not, and have not at any time during the last five years been, United States real property holding corporations within the meaning of Section 897(c)(2) of the Code.

(l) No ruling requests, closing agreements, private letter rulings, technical advice memoranda or requests for changes of method of accounting have been submitted to, or entered with, any Governmental Body by any Acquired Corporation that will have a material effect on a Tax payable by, or a Tax Return filed by, any Acquired Corporation on or after the Closing Date.

(m) No Acquired Corporation has made any payments, or is party to any plan, arrangement, or other Contract, that could result in it making a payment that is nondeductible under Section 162(m) of the Code.

2.16 Employee Matters; Benefit Plans.

(a) Except as required by applicable Legal Requirements, the employment of each of the Acquired Corporation’s employees is terminable by the applicable Acquired Corporation at will.

(b) None of the Acquired Corporations is a party to, or has a duty to bargain for or is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. For the past three years, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. There is not now pending, and, to the knowledge of the Company, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. Except as set forth in Part 2.16(b) of the Company Disclosure Schedule, there is no claim or grievance pending or, to the knowledge of the Company, threatened relating to any Company Employee Agreement, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints. For the past three years, the Company has complied in all respects with all applicable Legal Requirements related to employment, employment practices, wages, hours and other terms and conditions of employment (including the classification and compensation of employees for purposes of the Fair Labor Standards Act and cognate state laws) and other Legal Requirements in respect of any reduction in force, including notice, information and consultation requirements, the lack of compliance with which has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

(c) Part 2.16(c) of the Company Disclosure Schedule sets forth a true and complete list of the material Employee Plans (other than any employment, termination or severance agreement for non-officer employees of the Company and its Subsidiaries and equity grant notices, and related documentation, with respect to employees of the Company and its Subsidiaries). The Company has made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each material Employee Plan true, correct and complete copies of: (i) all plan documents and all material amendments thereto, and all related trust or other funding documents, and in the case of unwritten material Employee Plans, written descriptions thereof, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor (“DOL”), (iii) the most recent annual actuarial valuation, if any, and annual reports (Form Series 5500 and all schedules and financial statements attached thereto), (iv) the most recent summary plan descriptions and any material modifications thereto, (v) the most recent nondiscrimination tests required to be performed under the Code (including 401(k) and 401(m) tests) for each Employee Plan, and (vi) all material correspondence to or from the IRS, the DOL, or any other Governmental Body for the last three years.

(d) None of the Acquired Corporations nor any other Person that would be or, at any relevant time, would have been considered a single employer with an Acquired Corporation under the Code or ERISA has ever maintained, contributed to, or been required to contribute to a plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan” each as defined in Section 4001 of ERISA.

(e) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, each such Employee Plan has timely adopted all currently effective amendments to the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to affect materially and adversely the qualified status of any such Employee Plan. Each of the Employee Plans is now and has been operated in compliance in all material respects with its terms and all applicable Legal Requirements, including but not limited to ERISA and the Code. None of the Acquired Corporations is or reasonably could be subject to either a material liability pursuant to Section 502 of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code. For the last six (6) years, the Acquired Corporations have performed in all material respects all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and, to the knowledge of the Company, there is no default or violation by any other party to, any Employee Plan.

(f) Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Legal Requirement), neither the Acquired Corporations nor any Employee Plan has any present or future obligation to make any payment to, or with respect to, any present or former employee, officer or director of the Acquired Corporations pursuant to any retiree medical benefit plan or other retiree welfare plan.

(g) There are no pending, or to the knowledge of the Company, overtly threatened claims (other than routine claims for benefits) by, on behalf of or against any Employee Plan or any trust related thereto which could reasonably be expected to result in any material liability to the Acquired Corporations and no audit or other proceeding by a Governmental Body is pending, or to the knowledge of the Company, overtly threatened with respect to such plan or relating to the legal status or classification of an individual classified by the Company or any of its Subsidiaries as a non-employee (such as an independent contractor, a leased employee, a consultant or special consultant).

(h) No Employee Plan is maintained primarily for the benefit of employees or other service providers who are primarily located outside of the United States.

(i) Except as set forth in Part 2.16(i) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (including in combination with other events or circumstances) will not (i) entitle any current or former employee, director, officer, independent contractor or other service provider of the Acquired Corporations to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation or benefits due to any such employee, director, officer, independent contractor, (iii) directly or indirectly cause the Acquired Corporations to transfer or set aside any assets to fund any benefits under any Employee Plan, (iv) otherwise give rise to any material liability under any Employee Plan or (v) limit or restrict the right to amend, terminate or transfer any assets of any Employee Plan on or following the Effective Time.

(j) Each Employee Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder, except for any instances of noncompliance that would not reasonably be expected to result in a material liability to the Acquired Corporations. The Acquired Corporations do not have an obligation to gross-up, indemnify or otherwise reimburse any current or former service provider to the Acquired Corporations for any tax incurred by such service provider pursuant to Section 409A of the Code.

(k) Each Company Option was granted in material compliance with all applicable Legal Requirements and all of the terms and conditions of the applicable Company Equity Plan pursuant to which it was issued and has a grant date which was approved by the Board of Directors of the Company or a committee thereof no later than the grant date.

2.17 Environmental Matters. Except for those matters that would not reasonably be expected to have a Material Adverse Effect, (a) each Acquired Corporation is, and during the past three years has been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their respective businesses, (b) as of the date hereof there is no investigation, suit, claim, action or proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened against any of the Acquired Corporations or any Owned Real Property or Leased Real Property, (c) as of the date hereof neither the Company nor any of its Subsidiaries has received any written notice of or entered into any legally-binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements on the part of the Company or its Subsidiaries relating to or arising under Environmental Laws, and (d) there are and have been no Hazardous Materials present on any Owned Real Property or Leased Real Property in a manner and concentration that would reasonably be expected to result in any claim against any of the Acquired Corporations under any Environmental Law.

2.18 Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries, and in amounts sufficient to comply with all Material Contracts and Company Leases, and (b) all such insurance policies are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.

2.19 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.19(a) of the Company Disclosure Schedule, as of the date hereof, there is no Legal Proceeding pending and served (or, to the knowledge of the Company, pending and not served or threatened) against the Acquired Corporations other than any Legal Proceedings that would not reasonably be expected to have a Material Adverse Effect;

(b) to the Company’s knowledge, as of the date hereof, there is no order, writ, injunction or judgment to which the Acquired Corporations are subject that is reasonably likely to have a Material Adverse Effect; and

(c) to the Company’s knowledge, as of the date hereof, no investigation or review by any Governmental Body with respect to the Acquired Corporations is pending or is being overtly threatened, other than any investigations or reviews that would not reasonably be expected to have a Material Adverse Effect.

2.20 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and deliver and, subject to obtaining the Required Company Shareholder Vote, to perform its obligations under this Agreement and to consummate the Transactions. The Board of Directors of the Company (at a meeting duly called and held) has (a) determined that this Agreement and the Transactions are in the best interests of the Company’s shareholders, (b) approved and declared advisable this Agreement and the Transactions in accordance with the requirements of the CGCL, and (c) resolved to recommend that shareholders of the Company approve this Agreement and the principal terms of the Merger. The Board of Directors of the Company has taken all necessary action so that any Takeover Laws applicable to the Company do not, and will not, apply to this Agreement or the Transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger

Sub, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.21 Vote Required. The Required Company Shareholder Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the principal terms of the Merger.

2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Company Disclosure Schedule and assuming compliance with the applicable provisions of the CGCL, the HSR Act, if applicable, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, the rules and regulations of NASDAQ and the receipt of the Required Company Shareholder Vote, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not: (a) cause a violation of any of the provisions of the articles of incorporation or bylaws (or similar organizational documents) of any Acquired Corporation; or (b) cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to any Acquired Corporation, or to which any Acquired Corporation is subject; or (c) conflict with, result in breach of, or constitute a default under, any Material Contract (other than the Retail Store Leases, with respect to which the representation and warranty in this Section 2.22(c) shall not apply). Except as set forth in Part 2.22 of the Company Disclosure Schedule and as may be required by the Exchange Act (including without limitation the requirement under the Exchange Act for the Company’s shareholders to approve or disapprove, on an advisory basis, the Merger-related compensation of the Company’s named executive officers), the CGCL, the HSR Act and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and the rules and regulations of NASDAQ, none of the Acquired Corporations is required to give notice to, make any filing with, or obtain any Consent from any Person at any time prior to the Closing in connection with the execution and delivery of this Agreement, or the consummation by the Company of the Merger, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and except any notice, filing or Consent that may be required under any of the Retail Store Leases.

2.23 Fairness Opinion. The Company’s Board of Directors has received the written opinion of Guggenheim Securities, LLC as financial advisor to the Company, dated on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the Company shareholders (excluding, for the avoidance of doubt, with respect to any Rollover Shares). The Company will make available to Parent solely for informational purposes a signed copy of the fairness opinion as soon as possible following the date of this Agreement.

2.24 Financial Advisor. Except for Guggenheim Securities, LLC, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any other Acquired Corporation. Part 2.24 of the Company Disclosure Schedule sets forth the Company’s good faith estimate, as of the date hereof, of the out-of-pocket fees and expenses it will incur to Guggenheim Securities, LLC in connection with this Agreement and the transactions contemplated hereby.

SECTION 3. Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization. Each of Parent and Merger Sub is an Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where any such failure would not reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to Company or Company’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and Merger Sub, including all amendments thereto.

3.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and those incident to its formation. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.

3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub have the limited liability company or corporate power and authority, as the case may be, to execute and deliver and perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, is enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.4 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the HSR Act, if applicable and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement, will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent or Merger Sub; (b) cause a violation by Parent or Merger Sub of any Legal Requirement or order applicable to Parent or Merger Sub, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to have a Parent Material Adverse Effect. Except as may be required by the Exchange Act, state takeover laws, the CGCL or the HSR Act and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any Consent from, any Person at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger and the transactions contemplated hereby, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s equityholders is necessary to approve this Agreement or any of the transactions contemplated by this Agreement, other than those which have been previously obtained.

3.5 Disclosure. None of the information with respect to Parent or Merger Sub to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served or overtly threatened against Parent or Merger Sub, except as would not reasonably be expected to materially and adversely affect Parent’s or Merger Sub’s ability to consummate the Transactions contemplated hereby. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not reasonably be expected to materially and adversely affect Parent’s or Merger Sub’s ability to consummate the Transactions contemplated hereby.

3.7 Ownership of Company Common Stock. Neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock, except and solely to the extent that Parent or Parent’s Affiliates would be deemed a beneficial owner of the Rollover Shares or the shares of Company capital stock subject to the Support Agreements under applicable Legal Requirements. Neither Parent nor Merger Sub has enacted or will enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock.

3.8 Acknowledgement by Parent and Merger Sub.

(a) Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 2, including the Company Disclosure Schedule. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.

(b) In connection with the due diligence investigation of the Acquired Corporations by Parent and Merger Sub and their respective Affiliates, shareholders, directors, officers, employees, agents, representatives or advisors, Parent and Merger Sub and their respective Affiliates, shareholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, shareholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against any of the Acquired Corporations, or any of their respective Affiliates, shareholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto. Accordingly, Parent and Merger Sub hereby acknowledge and agree that none of the Acquired Corporations, nor any of their respective Affiliates, shareholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans.

3.9 Financing. Parent has delivered to the Company true, correct and complete copies, as of the date of this Agreement, of (i) an executed commitment letter (the “Equity Funding Letter”) from Sycamore Partners, L.P., a Delaware limited partnership, and Sycamore Partners A, L.P., a Delaware limited partnership (collectively, the “Equity Provider”) to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (the “Equity Financing”), (ii) executed rollover commitment letters (the “Rollover Letters”) from the Persons listed on Schedule 3.9 (collectively, the “Rollover Investors”) to contribute to Parent, subject to the terms and conditions therein, the amount of Company Common Stock set forth therein (collectively, the “Rollover Investments”) and (iii) an executed commitment letter and Redacted Fee Letters from the financial institutions identified therein (the “Debt Commitment Letter” and, together with the Equity Funding Letter, the “Financing Letters”) to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing”, and together with the Equity Financing collectively referred to as the “Financing”). As of the date hereof, none of the Equity Funding Letter, the

Rollover Letters or the Debt Commitment Letter has been amended or modified, no such amendment or modification is contemplated (other than amendments or modifications that are permitted by Section 5.12), and the respective obligations and commitments contained in such letters have not been withdrawn or rescinded in any respect. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Equity Funding Letter, the Rollover Letters and the Debt Commitment Letter that are payable on or prior to the date hereof. Assuming (i) the Financing is funded in accordance with the Equity Funding Letter and the Debt Commitment Letter, as applicable, (ii) the contributions contemplated by the Rollover Letters are made in accordance with the terms of the Rollover Letters, (iii) the accuracy of the representations and warranties set forth in Section 2 and (iv) performance by the Company of its obligations under Section 4.2, as of the date hereof, the net proceeds contemplated by the Equity Funding Letter and Debt Commitment Letter will, together with the contributions contemplated by the Rollover Letters and not more than $20 million of the cash balances of the Acquired Corporations, in the aggregate, be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement, the Equity Funding Letter or the Debt Commitment Letter) and any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses. The Financing Letters and the Rollover Letters are in full force and effect as of the date hereof. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto, under the Equity Funding Letter, the Rollover Letters or the Debt Commitment Letter; provided that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties set forth in Section 2. As of the date of this Agreement, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub on the date of the Closing or that any of the conditions to the contributions contemplated in the Rollover Letters will not be satisfied or that the contributions contemplated by the Rollover Letters will not be made to Parent on or before the date of the Closing; provided that Parent is not making any representation regarding the accuracy of the representations and warranties set forth in Section 2, or compliance by the Company with its obligations hereunder. The Financing Letters contain all of the conditions precedent to the obligations of the parties thereunder to make Financing available to Parent on the terms therein, and the Rollover Letters contain all of the conditions precedent to the obligations of the parties thereunder to make the contributions to Parent described therein. As of the date hereof, there are no side letters or other agreements, Contracts or arrangements to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Financing Letters, the Rollover Letters and any customary engagement letter and non-disclosure agreements that do not impact the conditionality or amount of the Financing.

3.10 Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the Transactions, including the Financing (as some or all of such Financing may be amended or replaced in compliance with Section 5.12 hereof) and the payment of the aggregate Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement or the Financing Letters, (c) the accuracy of the representations and warranties of the Company set forth in Section 2 hereof, (d) payments of all amounts required to be paid in connection with the consummation of the Transactions, and (e) payment of all related fees and expenses, each of Parent and the Acquired Corporations will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, “an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” following such date, and (c) such Person will be “able to pay its liabilities, including contingent and other liabilities, as they mature”, in each case, as such quoted terms are generally determined in accordance with applicable Legal Requirements governing determinations of the insolvency of debtors.

3.11 Certain Arrangements. As of the date of this Agreement, there are no Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub, the Guarantors or any of their Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or any of its Subsidiaries or the Transactions or (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Offer, other than, in each such case, the Rollover Letters and the Support Agreements as in effect on the date hereof.

3.12 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4. Certain Covenants of the Company

4.1 Access and Investigation. During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations, including copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company. Nothing herein shall require the Company to disclose any information to Parent if such disclosure would, in its reasonable discretion (i) jeopardize any attorney-client or other legal privilege, (ii) contravene any applicable Legal Requirement, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Affiliates is a party) or (iii) result in the disclosure of any trade secrets of third parties. Without limiting the foregoing, in the event that the Company does not disclose information in reliance on the preceding sentence, it shall provide notice to Parent that it is withholding such information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Legal Requirements, Contract or obligation or risk waiver of such privilege. Without limiting the generality of this Section 4.1, from the date of this Agreement until the Effective Time, the Company will furnish to the Parent promptly upon written request by Parent (to the extent such items become available), (i) monthly financial statements, including an unaudited balance sheet, income statement and statement of cash flows for each month through the Closing Date, (ii) any material update of its outlook for the quarter or the balance of the fiscal year as it may prepare for management’s internal use and (iii) monthly same store results. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall cause Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement dated January 21, 2013, as amended, between the Company and Sycamore Partners Management, L.L.C. (the “Confidentiality Agreement”).

4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period: (i) except (x) as required or otherwise contemplated under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent, or (z) as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in substantially the same manner as previously conducted; and (ii) the Company shall promptly notify Parent of (A) any knowledge of any notice from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to its knowledge threatened, relating to or involving any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement. The Company shall, and shall cause each of the other Acquired Corporations to, use commercially reasonable efforts to preserve intact the material components of their current business organization, including keeping available the services of current officers and key employees, and use commercially reasonable efforts to maintain their respective relations and good will with all material suppliers, material customers, Governmental Bodies and other material business relations; provided, however, that the Acquired Corporations shall be under no obligation to put in place any new retention programs or include additional personnel in existing retention programs; provided, further, however, that so long as no agreement or covenant contained in this Section 4.2 is breached or violated, nothing in this Section 4.2 shall (in and of itself) require the Acquired Corporations to maintain a specified level of cash balances and marketable securities.

(b) During the Pre-Closing Period, except (x) as required or otherwise contemplated under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), or (z) as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of the other Acquired Corporations to:

(i) (1) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Company Common Stock), or (2) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Company Common Stock), or any rights, warrants or options to acquire any shares of its capital stock, other than: (A) dividends or distributions between or among any of the Acquired Corporations to the extent consistent with past practices (but not from the Company to its shareholders); (B) repurchases of Restricted Securities (or other shares of Company Common Stock) outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof) to purchase Restricted Securities and/or shares of Company Common Stock held by a Company Associate only upon termination of such associate’s employment or engagement by the Acquired Corporations; (C) repurchases of Company Options (or shares of capital stock issued upon the exercise thereof) outstanding on the date hereof (in cancellation thereof) pursuant to the terms of any such Company Option between the Company and an employee, consultant or member of the Board of Directors of the Company only upon termination of such Person’s employment or engagement by the Acquired Corporations; or (D) in connection with withholding to satisfy the Tax obligations with respect to Company Options or Restricted Securities.

(ii) split, combine, subdivide or reclassify any shares of its capital stock (including the Company Common Stock);

(iii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of the Company Common Stock as required to be issued upon the valid exercise of Company Options or upon the vesting and settlement of other Company Equity Awards, as the case may be, outstanding as of the date of this Agreement or pursuant to the ESPP);

(iv) except as contemplated by Section 5.3, establish, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be a Employee Plan if it were in existence on the date hereof), or amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be a Employee Plan if it were in existence on the date hereof) or grant any employee or director any increase in compensation, bonuses or other benefits (except that the Acquired Corporations: (A) may provide increases in salary, wages or benefits to non-executive officer employees in the ordinary course of business and consistent with past practice; (B) may amend any Employee Plans to the extent required by applicable Legal Requirements; and (C) may make usual and customary annual bonus payments and profit sharing payments in the ordinary course of business consistent with past practice in accordance with the bonus and profit sharing plans existing on the date of this Agreement and disclosed on the Company Disclosure Schedule);

(v) (A) enter into (x) any change-in-control agreement with any executive officer, employee, director or independent contractor or (y) any retention agreement with any executive officer or director, (B) enter into (aa) any employment, severance or other material agreement with any executive officer or director or (bb) any employment or severance agreement or other material agreement with any non-executive officer employee with an annual base salary greater than $250,000 or any consulting agreement with an independent contractor with an annual base compensation greater than $250,000, (C) hire any employee with an annual base salary in excess of $250,000 or (D) enter into any agreement with respect to the voting of its capital stock;

(vi) amend or permit the adoption of any amendment to its Articles of Incorporation or bylaws or other charter or organizational documents;

(vii) form any Subsidiary, acquire any equity interest or other interest in any other Entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

(viii) make or authorize any capital expenditure (except that the Acquired Corporations may make any capital expenditure that: (A) is provided for in the Company’s capital expense budget delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of all of the Acquired Corporations since the date of this Agreement but not provided for in the Company’s capital expense budget delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, does not exceed $250,000 individually and $500,000 in the aggregate during any fiscal quarter;

(ix) acquire, lease, license or sublicense any material rights, assets or properties (other than purchases of inventory and supplies in the ordinary course of business), in a single transaction or series of transactions, of or from any other Person (other than in the ordinary course of business and for consideration not in excess of $250,000 individually or $500,000 in the aggregate per fiscal quarter) or sell or otherwise dispose of, divest or spin-off, or lease, license or sublicense, any material right or other material asset to any other Person (other than sales of merchandise in the ordinary course of business consistent with past practice or pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company), or waive or relinquish, abandon, allow to lapse or encumber (except for any Permitted Encumbrance) any material right or material asset or property (except (A) that the Acquired Corporations may enter into leases for real property with annual rent not exceeding $500,000 in connection with store openings and relocations in the fiscal year ending on February 1, 2014, in accordance with the Company’s plans for new store openings and relocations as contemplated by capital expense budget delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, (B) as provided for in the Company’s capital expense budget (including any associated expenses) delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, (C) nothing in this clause “(ix)” shall prevent the Acquired Corporations from entering into any Material Contracts that the Acquired Corporations are permitted to enter into pursuant to clause “(xi)” below and (D) the Acquired Corporations may enter into license agreements for commercially available software on standard terms);

(x) lend money or make capital contributions or advances to or make investments in, any Person (except advances to employees for travel and other business related expenses in the ordinary course of business consistent with past practices and in compliance in all material respects with the Company’s policies related thereto and intercompany loans, advances, capital contributions or investments between or among the Company and any Subsidiary of the Company), or incur or guarantee any Indebtedness except for short-term borrowings incurred in the ordinary course of business under the Company’s existing unsecured line of credit with Wells Fargo Bank, National Association, and pre-payments thereon made in the ordinary course of business;

(xi) amend or modify in any material respect, waive any rights under, terminate or replace any Material Contract or any Contract as of the date hereof with any holder of 5% or more of the Company Common Stock (or such Person’s Affiliates) (except for any amendment, modification, waiver, termination or replacement that is beneficial to or not materially less favorable to the Company) or enter into any Contract which if entered into prior to the date hereof would have been a Material Contract or enter into any Contract with any holder of 5% or more of the Company Common Stock (or such Person’s Affiliates) other than any Contract permitted under the other clauses of this Section 4.2(b) (except (A) that the Acquired Corporations may enter into leases for real property with annual rent not exceeding $500,000 in connection with store openings and relocations in the fiscal year ending on February 1, 2014, in accordance with the Company’s plans for new store openings and relocations as contemplated by the capital expense budget delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, (B) that the Acquired Corporations may terminate leases or subleases for Leased Real Property in connection with store closings or relocations in the ordinary course of business, (C) as provided for in the Company’s capital expense budget delivered or made available to Parent or Parent’s Representatives (including any associated expenses) prior to the date of this Agreement, (D) in the case of Material Contracts described in clause (iii) of Section 2.9(a), any such Material Contract entered into in the ordinary course of business that requires by its terms the payment or delivery of cash by the Acquired Corporations in an amount having an expected value not in excess of $250,000 per fiscal year and (E) in the case of Material Contracts described in clause (x) of Section 2.9(a), any amendment, modification or waiver entered into in the ordinary course of business with respect to any such Material Contract that requires by its terms the payment or delivery of cash by the Acquired Corporations in an amount having an expected value not in excess of $250,000 per fiscal year);

(xii) except as required by applicable Legal Requirement, (a) make any material change to any accounting method or accounting period used for Tax purposes (or request such a change); (b) make any material Tax election (other a Tax election that is consistent with a Tax election made in a previous period); (c) rescind or change any material Tax election; (d) surrender a right to a material Tax refund; (e) file an amended Tax Return that could materially increase the Taxes payable by the Acquired Corporations; (f) enter into a closing agreement with any Governmental Body regarding any material Tax; (g) waive or extend the statute of limitations with respect to any material Tax other than (1) pursuant to extensions of time to file a Tax Return obtained in the ordinary course of business or (2) pursuant to an extension granted in the ordinary course of business in connection with an audit of federal, state or local Taxes to prevent the assessment or collection of a Tax;

(xiii) commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or any other agreements contemplated hereby;

(xiv) settle or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than pursuant to a settlement that does not relate to the any of the Transactions contemplated hereby and: (A) that results solely in a monetary obligation involving only the payment of monies by the Acquired Corporations of not more than $250,000 in the aggregate;(B) that results solely in a monetary obligation that is funded by an indemnity obligation to or, an insurance policy of, the Acquired Corporations and the payment of monies by the Acquired Corporations that together with any settlement made under subsection (A) are not more than $500,000 in the aggregate (not funded by an indemnity obligation or through insurance policies); or (C) is a settlement of class actions in the ordinary course of business where the Company is a member of the class but not the lead plaintiff;

(xv) change any of its methods of accounting or accounting practices in any material respect unless required by GAAP or applicable Legal Requirements;

(xvi) enter into any collective bargaining agreement or agreement to form a work council or other union or similar agreement or commit to enter into any such agreements;

(xvii) adopt or implement any shareholder rights plan or similar arrangement;

(xviii) fail to make any material filing, pay any fee, or take another action necessary to maintain in full force and effect any trademark or trade name that is material to the conduct of the business of the Acquired Corporations, as a whole, as currently conducted, or enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such trademark or trade name, except where the failure of such filing or action would not and would not reasonably be expected to have a Material Adverse Effect;

(xix) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the other Acquired Corporations; or

(xx) authorize any of, or agree or commit to take, any of the actions described in clauses “(i)” through “(xix)” of this Section 4.2(b).

During the Pre-Closing Period, without the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent and Merger Sub shall not, and shall cause the Guarantors and their respective Affiliates to not, (i) enter into discussions or negotiations regarding any Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) or (ii) amend or otherwise supplement any agreements, arrangements or understandings (whether oral or written) in existence on the date of this Agreement, in the case of clauses (i) and (ii) that are between Parent, Merger Sub, the Guarantors or any of their Affiliates, on the one hand, and any officer or director of the Company (other than to the extent such action is consistent with actions permitted under the Rollover Letters, any of the Rollover Investors), on the other hand, that relate in any way to the Company or any of its Subsidiaries or the Transaction.

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations.

4.3 No Solicitation; Change in Recommendation.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that an Acceptable Confidentiality Agreement need not prohibit the submission of Acquisition Proposals or amendments thereto to the Company’s Board of Directors on a private and confidential basis and that an Acceptable Confidentiality Agreement shall not contain terms and conditions similar to those contained in the first sentence of the last paragraph of Section 7 of the Confidentiality Agreement. The Company shall use reasonable best efforts to enforce the terms and conditions of any such Acceptable Confidentiality Agreement entered into by the Company, except where such action could reasonably constitute a breach of fiduciary duties of the Company’s Board of Directors to the Company’s shareholders under applicable Legal Requirements.

(b) Except as permitted by this Section 4.3, the Company shall not and shall cause each of its Subsidiaries not to and shall not permit its Representatives to (i) from the date of this Agreement, continue (and the Company shall immediately cease, and cause each of its Subsidiaries to immediately cease and direct its Representatives to immediately cease) any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and (ii) from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 7, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal.

(c) If at any time on or after the date of this Agreement and prior to obtaining the Required Company Shareholder Vote, the Company or any of its Representatives receives a written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not result from any breach of this Section 4.3, (A) the Company and its Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (B) if the Company’s Board of Directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer, then the Company and its Representatives may (x) furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall promptly (and in any event within 48 hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. From and after the date of this Agreement, the Company shall promptly (and in any event within 48 hours) provide to Parent (i) an unredacted copy of any such Acquisition Proposal made in writing provided to the Company or any of its Subsidiaries (including any financing commitments (including any Redacted Fee Letters) relating thereto) and (ii) a written summary of the material terms of any such Acquisition Proposal not made in writing (including any financing commitments relating thereto).

(d) Following the date of this Agreement, the Company shall keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal on a prompt basis (and in any event within 48 hours) and upon the request of Parent shall reasonably inform Parent of the status of such Acquisition Proposal; provided, that, the Company shall not have any obligation to duplicate any notice provided under Section 4.3(c). The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Parent in accordance with this Section 4.3.

(e) Except as expressly permitted by this Section 4.3(e) or Section 4.3(f), the Board of Directors of the Company shall not (i)(A) fail to recommend to its shareholders that the Required Company Shareholder Vote be given (the “Company Board Recommendation”) or fail to include the Company Board Recommendation in the Proxy Statement, (B) withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, in a manner adverse to Parent, the Company Board Recommendation, (C) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Board of Directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act, (D) (1) fail to publicly recommend against any publicly announced Acquisition Proposal (and reaffirm the Company Board Recommendation) within ten business days after Parent so requests in writing or (2) fail to publicly reaffirm the Company Board

Recommendation within ten business days after Parent so requests in writing; provided that, other than in connection with a competing Acquisition Proposal, Parent may only make two such requests or (E) adopt, approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company, an Acquisition Proposal (actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement or agreement in principle or any Specified Agreement with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Required Company Shareholder Vote is obtained, but not after, the Board of Directors of the Company may make a Company Adverse Recommendation Change, enter into a Specified Agreement with respect to an Acquisition Proposal not solicited in violation of this Section 4.3 or take any action pursuant to Section 7.1(f) if the Board of Directors of the Company has determined in good faith, after consultation with its financial advisor and outside legal counsel, (x) that failure to take such action could reasonably constitute a breach of fiduciary duties of the Board of Directors to the Company’s shareholders under applicable Legal Requirements and (y) that such Acquisition Proposal constitutes a Superior Offer; provided, however, that (1) the Company has given Parent at least four calendar days’ prior written notice of its intention to take such action (which notice shall include an unredacted copy of the Superior Offer, an unredacted copy of the relevant proposed transaction agreements and a copy of any financing commitments (including Redacted Fee Letters) relating thereto and a written summary of the material terms of any Superior Offer not made in writing, including any financing commitments relating thereto, in each case to the extent not previously provided pursuant to Section 4.3(c) or 4.3(d)), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement, the Financing Letters, the Rollover Letters and the Guaranty such that it would cause such Superior Offer to no longer constitute a Superior Offer, (3) following the end of such notice period, the Board of Directors of the Company shall have considered in good faith any proposed revisions to this Agreement, the Financing Letters, the Rollover Letters and the Guaranty proposed in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined that the Superior Offer constitutes a Superior Offer if such revisions were to be given effect and (4) in the event of any material change to the material terms of such Superior Offer, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above and the notice period shall have recommenced, except that the notice period shall be at least two calendar days (rather than the four calendar days otherwise contemplated by clause (1) above); and provided, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect, unless the Company termination is in accordance with Section 7.1 and, to the extent required under the terms of this Agreement, the Company pays Parent the Termination Fee in accordance with Section 7.3 prior to or concurrently with such termination.

(f) Notwithstanding anything to the contrary herein, prior to the time the Required Company Shareholder Vote is obtained, but not after, the Board of Directors of the Company may withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation (“Change of Recommendation”) if the Board of Directors of the Company has determined in good faith, after consultation its financial advisor and outside legal counsel, that failure to take such action could reasonably constitute a breach of fiduciary duties of the Board of Directors to the Company’s shareholders under applicable Legal Requirements; provided, however, that such action shall not be in response to a Superior Offer (which is addressed under Section 4.3(e)) and prior to taking such action, (x) the Board of Directors of the Company has given Parent at least four calendar days’ prior written notice of its intention to take such action and a description of the reasons for taking such action, (y) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement, the Financing Letters, the Rollover Letters and the Guaranty in such a manner that would obviate the need for taking such action and (z) following the end of such notice period, the Board of Directors of the Company shall have considered in good faith any revisions to this Agreement, the Financing Letters, the Rollover Letters and the Guaranty proposed in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a Change of Recommendation could reasonably constitute a breach of fiduciary duties of the Board of Directors to the Company’s shareholders under applicable Legal Requirements.

(g) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, that any disclosures permitted under this Section 4.3(g) that does not contain either an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Company Board Recommendation shall be deemed a Company Adverse Recommendation Change or (ii) making any disclosure to the shareholders of the Company that is required by applicable Legal Requirements; provided that making such disclosure under Section 4.3(g)(ii) shall not in any way limit or modify the effect, if any, that any such action has under Section 4.3.

SECTION 5. Additional Covenants of the Parties

5.1 Shareholder Approval; Proxy Statement.

(a) The Company shall, as soon as practicable following the date the SEC confirms that it has no further comments on the Proxy Statement, take all action necessary under all applicable Legal Requirements, the Company’s articles of incorporation and bylaws and the rules of NASDAQ to establish a record date for (and the Company shall not change such record date without the prior written consent of Parent), call, give notice of and hold a meeting of the holders of the shares of Company Common Stock to vote on the adoption of this Agreement and approval of the Merger (including any adjournment or postponement thereof, the “Company Shareholders’ Meeting”). The Company shall ensure that all proxies solicited by the Company in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements. Subject to Section 4.3, the Company shall use its reasonable best efforts to obtain the Required Company Shareholder Vote. The Company in its sole discretion may adjourn or postpone the Company Shareholders’ Meeting (i) after consultation with Parent, and with Parent’s consent (not to be unreasonably withheld, conditioned or delayed), to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders’ Meeting or (ii) if as of the time for which the Company Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting. Unless this Agreement is validly terminated in accordance with Section 7.1, the Company shall submit this Agreement to its shareholders at the Company Shareholders’ Meeting even if the Board of Directors of the Company shall have effected a Company Adverse Recommendation Change or a Change of Recommendation.

(b) As soon as practicable following the date hereof, the Company shall prepare the Proxy Statement and file it with the SEC and Parent shall timely cooperate with and assist the Company in connection with the preparation of the foregoing. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff concerning the Proxy Statement and shall cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the resolution of any such comments. Parent and Merger Sub will provide to the Company upon request any information with respect to Parent and Merger Sub and their respective officers, directors, Affiliates and agents required to be provided in the Proxy Statement under applicable Legal Requirements or as reasonably requested by the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff or any other governmental officials and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing any other required filings with respect to the Transactions (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent a reasonable opportunity to review and comment on such document or response and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent. The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree to promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable Legal Requirements, and the Company further agrees to cause the Proxy Statement, as so corrected, to be filed with the SEC and, if any such correction is made following the mailing of the Proxy Statement, mailed to holders of shares of Company Common Stock, in each case as and to the extent required by the Exchange Act or the SEC (or its staff). Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

(c) Parent agrees to cause all shares of Company Common Stock owned by Parent or any subsidiary of Parent to be voted in favor of the adoption of the Agreement at the Company Shareholders’ Meeting.

5.2 Filings, Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall (and shall cause their respective Affiliates, if applicable, to): (i) promptly, but in no event later than ten (10) business days after the date hereof, make an appropriate filing of a Notification and Report Form as required by the HSR Act with respect to the Merger and the other transactions contemplated hereby; and shall use reasonable best efforts promptly to cause the expiration or termination of any applicable waiting periods under the HSR Act with respect to the Merger and the other transactions contemplated hereby; and (ii) promptly, but in no event later than ten (10) business days after the date hereof, make all filings to be made by such Party, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals to be obtained by such Party; (iii) provide as promptly as reasonably practicable all information requested by any Governmental Body pursuant to the HSR Act (or other applicable Antitrust Laws) with respect to the Transactions; (iv) use reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions; and (v) use reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly obtain all Consents from any Governmental Body (other than those relating to Consents from Governmental Bodies under Antitrust Laws, which are dealt with in clauses (i), (ii) and (iii) above) or, if requested by Parent, any third party necessary, proper or advisable to consummate the Transactions.

(b) Without limiting the generality of anything contained in this Section 5.2, during the Pre-Closing Period, each Party hereto shall use its reasonable best efforts to (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Government Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (ii) keep the other Parties reasonably informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other Parties of any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly furnish to the other Party, subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, with copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding (other than “4(c) documents” as that term is used in the rules and regulations under the HSR Act), (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, and to the extent reasonably practicable, consult and cooperate with the other Parties and will consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vi) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, each Party hereto will permit authorized Representatives of the other Party to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding.

5.3 Stock Options; Restricted Stock; ESPP.

(a) Prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Board of Directors of the Company or a committee thereof) that may be necessary (under the Company Equity Plans and award agreements pursuant to which Company Options are outstanding and otherwise) to (i) accelerate the vesting and exercisability of each unexpired and unexercised Company Option then in effect as of immediately prior to the Effective Time so that each such Company Option shall be fully vested and exercisable prior to the Effective Time, (ii) terminate each Company Equity Plan (except as otherwise agreed by Parent and a holder thereof) and (iii) cause, as of the Effective Time, each unexpired and unexercised Company Option then in effect as of immediately prior to the Effective Time, whether vested or unvested (and each plan, if any, under which any Company Option may be granted except, with respect to any such plan, as otherwise agreed by Parent and a holder thereof) to be cancelled, terminated and extinguished (in each case, without the creation of additional liability (other than pursuant to any Tax withholding obligations and any employer Taxes that become payable) to any Acquired Corporation, Parent and/or any of its Affiliates), subject, if applicable, to payment pursuant to the immediately following sentence. Upon the cancellation of each such Company Option as described in clause (iii) of the preceding sentence that has an exercise price per share that is less than the per share Merger Consideration, the holder of each such unexpired and unexercised Company Option, whether vested or unvested, shall be granted the right to receive, in respect of each share of Company Common Stock subject to such Company Option immediately prior to such cancellation, an amount (subject to any applicable withholding Tax and without interest) in cash, payable through the Surviving Corporation’s payroll system as soon as reasonably practicable after the Effective Time (but no later than the second payroll period after the Effective Time), equal to the excess (if any) of (i) the Merger Consideration over (ii) the exercise price per share of each share of Company Common Stock subject to such Company Option (such amount determined by the foregoing clauses (i) and (ii) in respect of such a share of Company Common Stock subject to any such particular Option, the “Designated Consideration”); it being agreed that each unexercised Company Option (with an exercise price equal to or greater than the Merger Consideration) shall be canceled at the Effective Time without consideration therefor. The Surviving Corporation shall be responsible for ensuring that applicable withholding Taxes and payroll Taxes are withheld and paid in connection with payments of Designated Consideration under this Section 5.3(a) in respect of such Company Options.

(b) Prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Board of Directors of the Company or a committee thereof) that may be necessary (under the Company Equity Plans pursuant to which Restricted Securities are outstanding and otherwise) to (i) accelerate the vesting of each Restricted Security granted and outstanding under the Company’s Equity Plans as of immediately prior to the Effective Time so that, with respect to each Restricted Security, the Company’s reacquisition right with respect thereto shall lapse, and the vesting of each other Company Equity Award shall be accelerated in full, and (ii) provide that each such Restricted Security shall be treated as a share of Company Common Stock for all purposes of this Agreement (except as otherwise agreed to by Parent (and/or any of its Affiliates) and a holder thereof with respect to any Restricted Securities that are Rollover Shares).

(c) Prior to the Effective Time, the Company shall take all actions necessary or required under the ESPP and Legal Requirements to (i) ensure that no offering period shall be authorized or commenced on or after the date of this Agreement and (ii) if the Closing shall occur prior to the end of the offering period in existence under the ESPP on the date of this Agreement, cause the rights of participants in the ESPP with respect to any such offering period then underway under the ESPP to be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. The Company shall terminate the ESPP in its entirety effective as of the Effective Time. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.3(c).

5.4 Employee Benefits. For a period of one year following the Effective Time, Parent shall provide, or cause to be provided, to those employees of the Acquired Corporations who are actively employed by the Acquired Corporations as of immediately prior to the Effective Time and who continue to be actively employed by the Surviving Corporation (or any Subsidiary thereof) during such one year period (the “Continuing Employees”) base salary and base wages, short-term cash bonus opportunities and benefits (excluding equity based compensation) that are substantially comparable in the aggregate to such base salary and base wages, short-term cash bonus opportunities and benefits (excluding equity based compensation) provided to such Continuing Employees immediately prior to the execution of this Agreement. Without limiting the foregoing:

(a) With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to and instruct its Subsidiaries to, as applicable (and without duplication of benefits), assume the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the applicable Acquired Corporation.

(b) Parent agrees that all Continuing Employees shall be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans; provided, however, that (i) nothing in this Section 5.4 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period), the Continuing Employees shall be eligible to participate in the Surviving Corporation’s health and welfare benefit plans to the extent that coverage under such plans is replacing comparable coverage under an Employee Plan in which such Continuing Employee participated immediately before the Effective Time. To the extent that service is relevant for eligibility, vesting or allowances (including paid time off) under any health or welfare benefit plan of Parent and/or the Surviving Corporation, then Parent shall use its commercially reasonable efforts to ensure that such health or welfare benefit plan shall, for purposes of eligibility, vesting and allowances (including paid time off) but not for purposes of benefit accrual, credit Continuing Employees for service prior to the Effective Time with the Acquired Corporations to the same extent that such service was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of the Company. Nothing in this Section 5.4 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment.

(c) The provisions of this Section 5.4 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.4 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the Agreement or have the right to enforce the provisions hereof.

5.5 Indemnification of Officers and Directors.

(a) All rights to indemnification by the Acquired Corporations existing in favor of those Persons who are directors and officers of any Acquired Corporation as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the articles of incorporation and bylaws of the Acquired Corporations (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Acquired Corporations and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under California law for a period of six years from the Effective Time, and any claim made requesting indemnification pursuant to such indemnification rights within such six-year period shall continue to be subject to this Section 5.5(a) and the indemnification rights provided under this Section 5.5(a) until disposition of such claim.

(b) From the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation (together with its successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of an Acquired Corporation against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of an Acquired Corporation in connection with any pending or threatened Legal Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of an Acquired Corporation at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated herein. Without limiting the foregoing, from the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Legal Requirements, advance reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.5(b) within fifteen days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.5(b).

(c) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement (a true and correct copy of which has been made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement) for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of the Acquired Corporations (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy (or at or prior to the Effective Time the Company may (through a nationally recognized insurance broker approved by Parent (such approval not to be unreasonably withheld, delayed or conditioned)) purchase a six-year “tail” policy for the existing policy effective as of the Effective Time) and if such “tail policy” has been obtained, it shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to this Section 5.5(d); provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 250% of the annual premium currently payable by the Company with respect to such current policy, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.

(d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 5.5.

(e) The provisions of this Section 5.5 shall survive the consummation of the Merger and are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons and their heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.5 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their heirs without the prior written consent of the affected Indemnified Person.

5.6 Securityholder Litigation. The Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any securityholder litigation against the Company and/or its directors relating to the Transactions, and the right to consult on the settlement with respect to such securityholder litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

5.7 Additional Agreements. Subject to the terms and conditions of this Agreement, Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the other Transactions contemplated by this Agreement which, with respect to Contracts, shall be limited to the Material Contracts (other than Retail Store Leases) set forth on Schedule 5.7, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained pursuant to any applicable Legal Requirement or Material Contract by such Party in connection with the Transactions which, with respect to Material Contracts, shall be limited to the Material Contracts (other than Retail Store Leases) set forth on Schedule 5.7, and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

5.8 Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release or otherwise making any public statement or making any announcement to Company Associates (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions. Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other Party), (b) a Party may, without the prior consent of the other Party hereto, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and (c) the Company need not consult with Parent in connection with any press release, public statement or filing to be issued or made (including to Company Associates) pursuant to Section 4.3(g) or with respect to any Company Adverse Recommendation Change or Change in Recommendation.

5.9 Resignation of Directors. Other than with respect to any directors identified by Parent in writing to the Company not less than two (2) business days prior to the Closing Date, the Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Effective Time the resignation of the Company’s directors.

5.10 Takeover Laws; Advice of Changes.

(a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company shall use their respective reasonable best efforts to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

(b) The Company will give prompt notice to Parent (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has had or would reasonably be expected to result in any Material Adverse Effect with respect to it and ( ii) is reasonably likely to result in any of the conditions set forth in Sections 6.1 and/or 6.2 not being able to be satisfied prior to the End Date. Parent will give prompt notice to the Company (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has had or would reasonably be expected to have a Parent Material Adverse Effect or (ii) is reasonably likely to result in any of the conditions set forth in Sections 6.1 and/or 6.3 not being able to be satisfied prior to the End Date.

5.11 Section 16 Matters. The Company, and the Company’s Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the deemed disposition and cancellation of shares of Company Common Stock (including Restricted Securities) and Company Options in the Transactions contemplated hereby by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.12 Financing.

(a)

(i) Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Financing on the terms and conditions (including the flex provisions) described in the Financing Letters, and the contributions contemplated by the Rollover Letters pursuant to the terms thereof, and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Letters or the Rollover Letters if such amendment, modification or waiver (A) with respect to the Financing Letters, reduces (or could have the effect of reducing) the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount unless (x) the Debt Financing or the Equity Financing is increased by a corresponding amount or the Debt Financing is otherwise made available to fund such fees or original issue discount and (y) after giving effect to any of the transactions referred to in clause (x) above, the representation and warranty set forth in Section 3.10 shall be true and correct) or, with respect to the Rollover Letters, reduces the amount of Company Common Stock or Designated Consideration to be contributed thereby unless (x) the Debt Financing or the Equity Financing is increased by a corresponding amount and (y) after giving effect to any of the transactions referred to in clause (x) above, the representation and warranty set forth in Section 3.10 shall be true and correct as of the time of such transaction or (B) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing or the contributions contemplated by the Rollover Letters, or otherwise expands, amends or modifies any other provision of the Financing Letters or the Rollover Letters, in a manner that would reasonably be expected to (x) delay or prevent or make less likely the funding of the Financing or the contributions contemplated by the Rollover Letters (or satisfaction of the conditions to the Financing or the contributions contemplated by the Rollover Letters) on the Closing Date or (y) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to the Financing Letters or the definitive agreements with respect thereto or the Rollover Letters, in each of clauses (x) and (y) in any material respect (provided that, subject to compliance with the other provisions of this Section 5.12(a), Parent and Merger Sub may amend the Debt Commitment Letter to add additional lenders, arrangers, bookrunners and agents). Parent shall promptly deliver to the Company copies of any such amendment, modification or replacement. For purposes of this Section 5.12, references to “Financing” shall include the financing contemplated by the Financing Letters as permitted to be amended, modified or replaced by this Section 5.12(a), references to the “Rollover Investments” shall include the financing contemplated by the Rollover Letters as permitted to be amended, modified or replaced by this Section 5.12(a) and references to “Debt Commitment Letter” shall include such documents as permitted to be amended, modified or replaced by this Section 5.12(a).

(ii) Each of Parent and Merger Sub shall use its reasonable best efforts (A) to maintain in effect the Financing Letters and the Rollover Letters, (B) to negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions (including the flex provisions) contained in the Debt Commitment Letter (or on terms no less favorable to Parent or Merger Sub than the terms and conditions (including flex provisions) in the Debt Commitment Letter), (C) to satisfy on a timely basis all conditions to funding in the Debt Commitment Letter and such definitive agreements thereto (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information described in Section 5.12(b)) and in the Equity Funding Letter and the Rollover Letters and to consummate the Financing and make the Rollover Investments at or prior to the Closing, including using its reasonable best efforts (including, other than with respect to the providers of the Equity Financing, through litigation pursued in good faith) to cause the lenders and the other persons committing to fund the Financing and make the Rollover Investments to fund the Financing and make the Rollover Investments at the Closing, (D) to enforce its rights (including, other than with respect to the providers of the Equity Financing, through litigation pursued in good faith) under the Financing Letters and Rollover Letters and (E) to comply with its obligations under the Financing Letters and the Rollover Letters. Parent shall keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies of the material definitive agreements for the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (x) of any breach or default by any party to any of the Financing Letters, Rollover Letters, or definitive agreements related to the Financing of which Parent or Merger Sub become aware, (y) of the receipt of (A) any written notice or (B) other written communication, in each case from any Financing source with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any of the Financing Letters, Rollover Letters or definitive agreements related to the Financing of any provisions of the Financing Letters, Rollover Letters or definitive agreements related to the Financing or (2) material dispute or disagreement between or among any parties to any of the Financing Letters, Rollover Letters or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, and (z) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing or the Rollover Investments on the terms and conditions, in the manner or from the sources contemplated by any of the Financing Letters, the Rollover Letters or definitive agreements related to the Financing. As soon as reasonably practicable, but in any event within two business days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence; provided, that they need not provide any information believed to be privileged or that is requested for purposes of litigation. Upon the occurrence of any circumstance referred to in clause (x), (y)(A) or (z) of the second preceding sentence or if any portion of the Debt Financing or Rollover Investments otherwise becomes unavailable, and such portion is reasonably required to fund the aggregate Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent, Merger Sub or the Surviving Corporation pursuant to this Agreement, Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing from alternative sources in an amount sufficient to consummate the

Transactions with terms and conditions not materially less favorable to Parent and Merger Sub (or their Affiliates) than the terms and conditions set forth in the Debt Commitment Letter or the Rollover Letters, as applicable, as promptly as reasonably practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all Contracts or other arrangements (including Redacted Fee Letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing or the Rollover Investments.

(iii) Notwithstanding anything contained in this Section 5.12 or in any other provision of this Agreement, in no event shall Parent or Merger Sub be required (A) to amend or waive any of the terms or conditions hereof or (B) except as specified in clause (b) of the proviso in Section 1.3, to consummate the Closing any earlier than the final day of the Marketing Period.

(iv) Without the prior written consent of the Company, other than with respect to the Merger, the Financing, the Rollover Investments and the other Transactions contemplated hereby, Parent shall not, nor shall it permit any of its controlled Affiliates to, enter into any merger, acquisition, joint venture, disposition or debt or equity financing that would reasonably be expected to impair, delay or prevent consummation of all or any portion of the Debt Financing.

(b) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide to Parent and Merger Sub, and shall cause each of its Subsidiaries to use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Representatives to provide, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent that is customary in connection with the arrangement of the Debt Financing or any permitted replacement, amended, modified or alternative financing (collectively with the Debt Financing, the “Available Financing” it being understood that for purposes of this Section 5.12, for the avoidance of doubt, Available Financing shall include any offering of debt securities or incurrence of loans contemplated by the Debt Commitment Letter) (provided in all cases that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), which reasonable best efforts shall include (i) (A) furnishing Parent and Merger Sub and their Available Financing sources, as promptly as reasonably practicable following Parent’s request, with such pertinent and customary information (other than financial information, which is covered by clause (ii) below), to the extent reasonably available to the Company, regarding the Company and its Subsidiaries, and any supplements thereto, as may be reasonably requested by Parent to consummate the offerings of debt securities contemplated by the Available Financing and (B) furnishing Parent and Merger Sub and their Available Financing sources, as promptly as reasonably practicable following Parent’s request, with information (other than financial information, which is covered by clause (ii) below) regarding the Company and its Subsidiaries (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries) customary for the arrangement of loans contemplated by the Available Financing (the “Bank Financing”), to the extent reasonably available to the Company and reasonably requested by Parent to assist in preparation of customary offering or information documents or rating agency or lender presentations relating to such arrangement of loans, (ii) furnishing all financial statements, pro forma financial statements and other financial data and financial information of the Company and its Subsidiaries, and any supplements to such financial statements and other financial data and financial information that is required under clauses (v), (vii) and (x) of Exhibit C to the Debt Commitment Letter (as in effect as of the date of this Agreement) (including, without limitation, all financial statements, pro forma financial statements and other financial data and financial information of the type required by Regulation S-X and Regulation S-K under the Securities Act for an offering of non-convertible debt securities registered with the SEC on Form S-1 (subject to exceptions customary for a private placement of non-convertible high yield debt securities pursuant to Rule 144A promulgated under the Securities Act) and any supplements to such financial statements, pro forma financial statements and other financial data and financial information as may be reasonably requested by Parent during the Marketing Period) (in each case, which have been audited in accordance with PCAOB standards in the case of required annual financial statements and reviewed in accordance with AU 722 in the case of required interim financial statements) (the information, financial statements, pro forma financial statements, business and other financial data and financial information and supplements thereto referred to in clause (i) and (ii) above shall mean the “Required Information”); provided that the Company shall be required to furnish a pro forma consolidated balance sheet and related pro forma statement of operations, prepared after giving effect to the Merger and the Financing as if the Merger and Financing had occurred as of the first date of such pro forma financial statements and as if Regulation S-X under the Securities Act were applicable to such pro forma financial statements and such pro forma financial statements shall be considered part of the Required Information, only if Parent or Merger Sub has provided the Company information relating to the proposed debt and equity capitalization and preliminary allocation of purchase price in accordance with ASC 805 “Business Combinations” at least 10 days prior to the date pro forma financial statements are required to be delivered, which information shall include (A) any post-Closing or pro forma cost savings, capitalization and other post-Closing or pro forma adjustments (and the assumptions relating thereto) desired by the Parent to be reflected in such pro forma financial statements and (B) any other information that may be reasonably and timely requested by the Company concerning the assumptions underlying the post-Closing or pro forma adjustments to be made in such pro forma financial statements, which assumptions shall be the responsibility of Parent, (iii) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and purchasers of, the Debt Financing and senior management and Representatives, with appropriate seniority and expertise, of the Company), presentations, roadshows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Debt Financing, (iv) assisting with the preparation of materials for rating agency presentations, offering documents, bank information memoranda, roadshow presentations and similar documents required in connection with the Available Financing; provided that any offering documents in relation to debt securities need not be issued by the Company or any of its Subsidiaries, and provided, further, that any rating agency presentations, offering documents, bank information memoranda, road show presentations and similar documents required in connection with the Available Financing shall contain disclosure reflecting the Surviving Corporation and/or its Subsidiaries as the obligor, (v) using reasonable best efforts to obtain customary comfort letters of accountants (including “negative assurance” comfort) and legal opinions reasonably requested by Parent, including the provision of appropriate representations of the Company to its independent accountants, (vi) using commercially reasonable efforts to assist in delivery of inventory appraisals and field audits and obtain surveys and title insurance as reasonably requested by Parent and necessary and customary for financings similar to the Debt Financing, (vii) taking all corporate actions and entering into a purchase agreement with respect to the debt securities, subject to and only effective upon the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Available Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time, (viii) executing and delivering any customary pledge and security documents and customary closing certificates and documents (in each case, subject to and only effective upon occurrence of the Effective Time) as may be reasonably requested by Parent (including delivery of borrowing base certificates and to the extent the statements therein are accurate delivery of a solvency certificate of the chief financial officer of the Company in the form contemplated by the Debt Commitment Letter (as in effect on the date hereof)), (ix) using reasonable best efforts to cause accountants to consent to the use of their reports in any material relating to the Available Financing, (x) assisting in (A) the preparation and execution of one or more credit agreements, indentures, purchase agreements, currency or interest hedging agreements or (B) the amendment of any of the Company’s or its Subsidiaries’ currency or interest hedging agreements, if any, in each case, on terms that are reasonably requested by Parent in connection with the Available Financing; provided that no obligation of the Company or any of its Subsidiaries under any such agreements or amendments shall be effective until the Effective Time, (xi) in connection with the Bank Financing or any bridge or loan financing contemplated by the Debt Commitment Letter, providing customary authorization letters to the Debt Financing sources authorizing the distribution of information to prospective lenders and containing a customary representation to the Debt Financing sources that such information does not contain a material misstatement or omission and containing a representation to the Debt Financing sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or their securities, (xii) cooperating reasonably with the Debt Financing sources’ due diligence, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Company; (xiii) using reasonable best efforts to arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness contemplated by the Debt Commitment Letter to be paid off, discharged and terminated on the Closing Date; (xiv) using reasonable best efforts to obtain a public corporate family rating of the Company from Moody’s Investor Services, a public corporate credit rating of the Company from Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation and a public credit rating from each of such rating agencies for each of the debt facilities (other than any “asset-based” credit facility) relating to the debt securities to be offered in connection with the Available Financing; (xv) providing all customary documentation and other information about the Company and each of its Subsidiaries as is requested by any Debt Financing source and required under applicable “know your customer” and anti-money-laundering rules and regulations including the USA PATRIOT Act; and (xvi) ensuring that there are no competing issues of debt securities or syndicated credit facilities of the Company and its Subsidiaries being offered or arranged between the execution of this Agreement and the Effective Time; and (xvii) to the extent the representation and warranty set forth in Section 3.10 shall continue to be true and correct as of the Effective Time and subject to the cash requirements of the Company and its Subsidiaries for their operating requirements, permitting any cash and marketable securities of the Company and its Subsidiaries to be made available to Parent and/or Merger Sub at the Effective Time (provided that the foregoing shall not require the Company or any of its Subsidiaries to breach or become in default pursuant to the terms of any Contract). The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Available Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and that the Company shall be permitted to review the use of such logos prior to usage in connection with the Available Financing. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and accountants’ costs and expenses) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.12 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Available Financing, any action taken by them at the request of Parent pursuant to this Section 5.12(b) and any information used in connection therewith (except with respect to any information provided in writing by the Company or any of its Subsidiaries specifically for use in connection therewith), and the Guaranty shall guarantee the reimbursement and indemnification obligations of Parent pursuant to this paragraph of this Section 5.12.

(c) Notwithstanding anything to the contrary contained in this Section 5.12, (i) none of the Company, any of its Subsidiaries or any of their respective directors or officers shall be obligated to adopt or approve resolutions or execute consents to approve or authorize the execution of the Available Financing prior to the Effective Time (other than management letters in order to obtain auditor consent), (ii) no obligation of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument (other than the authorization letters referred to above) shall be effective until the Effective Time (and nothing contained in this Section 5.12 or otherwise shall require the Company or any of its Subsidiaries, prior to the Effective Time, to be an issuer or obligor with respect to the Debt Financing or file a registration statement) and (iii) none of the Company or any of its Subsidiaries or Representatives shall be required to pay or incur any liability for any commitment or other fee or pay or incur any other liability in connection with the Available Financing prior to the Effective Time.

(d) Nothing in this Section 5.12 shall require such cooperation by the Company to the extent it would (i) cause any condition to Closing set forth in Section 6 to fail to be satisfied or otherwise cause any breach of this Agreement (unless waived by Parent), (ii) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company’s organizational documents or any Legal Requirements or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party (in each case prior to the Effective Time) or (iii) result in any officer or director of the Company or any of its Subsidiaries incurring any personal liability with respect to any matters relating to the Financing.

5.13 SEC Filings. The Company shall file with the SEC (a) a Form 10-K with respect to its fiscal year ended February 2, 2013 on or prior to March 22, 2013 and (b) at and after such time as the Parent notifies the Company that it is commencing bona fide marketing relating to the Debt Financing, a Form 8-K with (i) pro-forma information prepared in accordance with Section 5.12(b), and (ii) selected financial and business information, to the extent such information is set forth in the offering memorandum used in connection with the offering of non-convertible high yield debt securities pursuant to Rule 144A promulgated under the Securities Act and such information constitutes material non-public information; provided, that, except as may otherwise be required pursuant to applicable Legal Requirements, the Company shall not be required to file publicly any such information in a manner that is inconsistent with similar information reported by the Company in the ordinary course of business prior to the date of this Agreement (including any segment reporting or reporting by division of information not reported by the Company by division).

5.14 Company Options and Restricted Securities. One business day prior to the Closing Date, the Company shall deliver to Parent, (i) a list of all holders of Company Options, the number of shares of Company Common Stock subject to such Company Option and the price per share at which such Company Option may be exercised and (ii) a list of all holders of Restricted Securities, the number of shares of Restricted Securities owned by each such holder, in each case as of the close of business on the date two business days prior to the Closing.

SECTION 6. Conditions Precedent to The Merger

6.1 Conditions to Each Party’s Obligation To Effect the Merger. The obligations of the parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) this Agreement shall have been duly adopted by the Required Company Shareholder Vote.

(b) the waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) the representations and warranties of the Company set forth in Sections 2.3(a), 2.3(c) (first two sentences) and 2.3(d) (second sentence) (Capitalization) of the Agreement shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such Closing Date, except (other than a result of a willful breach by the Company of Section 4.2, to the extent any such willful breach relates to the subject matter of Sections 2.3(a), 2.3(c) (first two sentences) or 2.3(d) (second sentence) (Capitalization) of the Agreement) where the failure to be so accurate in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, of more than $4,000,000 (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this Section 6.2(a)) only as of such date).

(b) the representations and warranties of the Company set forth in Sections 2.15(e) (first three sentences) (Code Section 280G matters), Section 2.16(i) (change in control benefits), 2.20 (Authority; Binding Nature of Agreement), 2.21 (Vote Required) and 2.24 (Financial Advisor) of the Agreement shall have been accurate in all material respects as of the date of the Agreement, and shall be accurate in all material respects at and as of the Closing Date as if made on and as of such Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this Section 6.2(b)) only as of such date).

(c) the representations and warranties of the Company set forth in Sections 2.5(b) (No Material Adverse Effect) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (ii) the truth and correctness of those representations and warranties that address matters only as of a specific date shall be measured (subject to the applicable standard as set forth in this Section 6.2(c)) as of such date).

(d) the representations and warranties of the Company set forth in the Agreement (other than those referred to in clauses “a”, “b” or “c” above) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth above) only as of such date).

(e) the Company shall have performed or complied in all material respects with any covenant or obligation that the Company is required to comply with or to perform under the Agreement prior to the Closing Date, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured.

(f) Parent and Merger Sub shall have received certificates executed on behalf of the Company by the chief executive officer or chief financial officer of the Company, certifying that the conditions set forth in Sections 6.2(a), (b), (c). (d) and (e) have been satisfied.

(g) since the date of this Agreement, there shall not have occurred a Material Adverse Effect that shall be continuing as of the Closing Date.

(h) There shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger nor shall any action have been taken, or any Legal Requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Company Common Stock or the consummation of the Merger; provided, however, that Parent and Merger Sub shall not be permitted to invoke this Section 6.2(h) unless they shall have taken all actions required under this Agreement to have any such order lifted.

(i) there shall not be pending any Legal Proceeding by a Governmental Body having authority over Parent, Merger Sub or any Acquired Corporation (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to restrain or prohibit Parent’s or its Affiliates ownership or operation of the business of the Acquired Corporations, or of Parent or its Affiliates, or to compel Parent or any of its Affiliates to dispose of or hold separate all or any portion of the business or assets of the Acquired Corporations or of Parent or its Affiliates or (iii) seeking to impose or confirm material limitations on the ability of Parent or any of its Affiliates effectively to exercise full rights of ownership of the shares of Company Common Stock.

6.3 Conditions to Obligation of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in Section 3.1 (Due Organization), 3.3 (Authority; Binding Nature of Agreement) and 3.10 (Solvency) of the Agreement shall have been accurate in all material respects as of the date of the Agreement, and shall be accurate in all material respects at and as of the Closing Date as if made on and as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth above) only as of such date).

(b) The representations and warranties of Parent and Merger Sub set forth in the Agreement (other than those referred to in clause “a” above) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth above) only as of such date).

(c) Parent and Merger Sub shall have performed or complied in all material respects with any covenant or obligation that Parent or Merger Sub is required to comply with or to perform under the Agreement prior to the Closing Date, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured.

(d) The Company shall have received certificates executed on behalf of Parent by the chief executive officer or chief financial officer of Parent, certifying that the conditions set forth in Sections 6.3(a), (b) and (c) have been satisfied.

(e) There shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any action have been taken, or any Legal Requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Company Common Stock or the consummation of the Merger; provided, however, that the Company shall not be permitted to invoke this Section 6.3(e) unless it shall have taken all actions required under this Agreement to have any such order lifted.

SECTION 7. Termination

7.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Shareholder Vote, except as otherwise expressly noted):

(a) by mutual written consent of Parent and the Company;

(b) by either the Company or Parent, if the Company Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s shareholders shall have taken a final vote on a proposal to approve this Agreement and the principal terms of the Merger, and this Agreement and the principal terms of the Merger shall not have been approved at the Company Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote;

(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of shares of Company Common Stock pursuant to the Merger or making consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the issuance of such final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;

(d) by Parent at any time prior to the receipt of the Required Company Shareholder Vote, if, whether or not permitted to do so: (A) the Company’s Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement or shall have effected a Company Adverse Recommendation Change; (B) the Board of Directors of the Company shall have effected a Change of Recommendation; or (C) the Company fails to hold the Company Shareholders’ Meeting within five business days prior to the End Date;

(e) by either Parent or the Company if the Effective Time shall not have occurred on or prior to the close of business on the date that is the End Date; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) if the failure of the Effective Time to occur prior to the End Date was primarily due to the failure of such Party to perform in all material respects any of its obligations under this Agreement;

(f) by the Company at any time prior to the receipt of the Required Company Shareholder Vote, in order to accept a Superior Offer and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (a “Specified Agreement”), if (i) the Company has complied in all material respects with the requirements of Section 4.3 and (ii) prior to or on the same business day as such termination(or, if the Specified Agreement is executed on a day that is not a business day, the next business day), the Company pays the Termination Fee due to Parent under Section 7.3(b);

(g) by Parent at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or obligation contained in this Agreement on the part of the Company shall have occurred that (i) except with respect to the covenants or obligations contained in Section 4.3, (A) would cause a failure of the conditions in Section 6.2(a), (b), (c), (d) or (e) to exist and (B) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Parent gives the Company notice of such breach or failure to perform or (ii) with respect to the covenants and agreements contained in Section 4.3, (A) would cause a failure of the conditions in Section 6.2(a), (b), (c), (d) or (e) to exist and (B) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have been cured (x) within 5 business days following receipt of written notice from the Parent of such breach or (y) any shorter period of time that remains between the date the Parent provides written notice of such breach and the End Date; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.3 not being satisfied;

(h) by the Company at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or obligation contained in this Agreement on the part of Parent shall have occurred that would cause a failure of the conditions in Section 6.3(a), (b) or (c) to exist and cannot be cured by Parent by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date the Company gives Parent notice of such breach or failure to perform; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.2 not being satisfied; or

(i) by the Company, if (A) the Marketing Period has ended and the conditions set forth in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied, (B) the Company has irrevocably confirmed by notice to Parent after the end of the Marketing Period that all conditions set forth in Section 6.1 and 6.2 have been satisfied as of the date of such notice (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and, if there any unsatisfied conditions in Section 6.3 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) that it is willing to waive any unsatisfied conditions in Section 6.3 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and (C) the Merger shall not have been consummated within three business days after the delivery of such notice.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates following any such termination; provided, however, that (a) this Section 7.2, Section 7.3, Section 8 and the expense reimbursement and indemnification provisions of Section 5.12(b) shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; (c) the Guaranty shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (d) the termination of this Agreement shall not relieve any Party from any liability for fraud prior to the date of termination. Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 8.5(b) in lieu of terminating this Agreement pursuant to Section 7.1.

7.3 Expenses; Termination Fee.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) (A) an Acquisition Proposal shall have become publicly known (and not withdrawn) after the date hereof and prior to the Company Shareholders’ Meeting (or prior to the termination of this Agreement if there has been no Company Shareholders’ Meeting), (B) the principal terms of this Agreement and Merger have not been approved by the Company’s shareholders at the Company Shareholders’ Meeting prior to the termination of this Agreement, (C) thereafter, this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) or Section 7.1(e) (without the failure to close by the End Date being primarily due to the failure of Parent to perform in all material respects any of its obligations under this Agreement) or by Parent pursuant to Section 7.1(g) and (D) within 12 months of such termination, the Company enters into a definitive agreement with respect to any Acquisition Proposal and such Acquisition Proposal is consummated (in each case whether or not the Acquisition Proposal was the same Acquisition Proposal referred to in clause (A) and whether or not such Acquisition Proposal was made before or after the termination of this Agreement); provided that for purposes of clause (C) of this Section 7.3(b)(i), the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”; or

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(f); or

(iii) (A) this Agreement is terminated by Parent pursuant to Section 7.1(d) or (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) and prior to the Company Shareholders’ Meeting, the Board of Directors of the Company has made a Change of Recommendation;

then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee (less, if applicable, the Turn-Down Fee previously paid to Parent by the Company) by wire transfer of same day funds (x) in the case of Section 7.3(b)(iii), within two business days after such termination, (y) prior to or on the same business day as (or, if the Specified Agreement is executed on a day that is not a business day, the next business day) such termination if pursuant to Section 7.1(b)(ii) or (z) in the case of Section 7.3(b)(i), two business days after the consummation of the Acquisition Proposal; it being understood that in no event shall the Company be required to pay the applicable Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $21,000,000. In the event that Parent or its designee shall receive full payment pursuant to this Section 7.3(b) and Section 7.3(d), together with reimbursement of any applicable expenses pursuant to Section 7.3(f), the receipt of the Termination Fee, the Turn-Down Fee and the expenses referred to Section 7.3(f) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination; provided, however, that nothing in this Section 7.3(b) shall limit the rights of Parent and Merger Sub under Section 8.5(b).

(c) In the event that:

(i) the Company shall terminate this Agreement pursuant to Section 7.1(h); or

(ii) the Company shall terminate this Agreement pursuant to Section 7.1(i);

then in any such event under clause (i) or (ii) of this Section 7.3(c), if the condition set forth in Section 6.2(g) has been satisfied, then Parent shall pay to the Company by wire transfer of same day funds, within two business days after such termination, a termination fee of $42,000,000 (the “Reverse Termination Fee”), it being understood that in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion. In the event that Company shall receive full payment pursuant to this Section 7.3(c), together with indemnification pursuant to Section 5.12(b) and reimbursement of any applicable expenses pursuant to Section 7.3(f), the receipt of the Reverse Termination Fee together with such expenses shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any other Person in connection with this Agreement, the Financing Letters, the Rollover Letters or the Guaranty (and the termination hereof), the transactions contemplated hereby and thereby (and the abandonment or termination thereof) or any matter forming the basis for such termination, and neither the Company nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any other Parent Related Party arising out of or in connection with this Agreement, the Financing Letters, the Rollover Letters or the Guaranty, any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination.

(d) In the event this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b), then the Company shall reimburse Parent for its actual and reasonable out-of-pocket expenses in an amount not to exceed $4,500,000 (the “Turn-Down Fee”), by wire transfer of immediately available funds on the second business day following the date of such termination of this Agreement; provided, that the existence of circumstance which would require the Termination Fee to become subsequently payable by the Company pursuant to Section 7.3(b) shall not relieve the Company of its obligations to pay the Turn-Down Fee pursuant to this Section 7.3(d); and provided, further, that the payment by the Company of the Turn-Down Fee pursuant to this Section 7.3(d) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.3(b) except to the extent indicated in Section 7.3(b).

(e) Notwithstanding anything to the contrary in this Agreement, but subject to the Company’s rights set forth in Section 8.5(b) and the reimbursement and indemnification obligations of Parent under Section 5.12(b) and Section 7.3(f) hereof, the Company’s right to receive payment of the Reverse Termination Fee from Parent or the Guarantors pursuant to the Guaranty in respect thereof shall be the sole and exclusive remedy of the Company and the other Company Related Parties against Parent, Merger Sub, the Guarantors, the parties to the Rollover Letters, the Financing Sources of the Debt Financing or any of their respective former, current or future general or limited partners, shareholders, financing sources, managers, members, directors, officers or Affiliates (collectively, the “Parent Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Notwithstanding anything to the contrary in this Agreement but subject to Section 8.5(b) and the reimbursement obligations of the Company under Section 7.3(f), Parent’s right to receive payment from the Company of the Termination Fee pursuant to Section 7.3(b)and the Turn-Down Fee pursuant to Section 7.3(d), in each case, in accordance with the terms thereof, shall be the sole and exclusive remedy of the Parent Related Parties against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, shareholders, optionholders, managers, members or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. For the avoidance of doubt, (1) under no circumstances will the Company be entitled to monetary damages in excess of the amount of the Reverse Termination Fee (and any indemnification pursuant to Section 5.12(b) and Section 7.3(f)) and (2) while the Company may pursue both a grant of specific performance in accordance with Section 8.5(b) and the payment of the Reverse Termination Fee under Section 7.3(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by the preceding sentence and any money damages, including all or any portion of the Reverse Termination Fee.

(f) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 7.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a Legal Proceeding which results in a judgment against the other Party, with respect to Parent or Merger Sub, or Parties, with respect to the Company, for the payment set forth in this Section 7.3, such paying Party shall pay the other Party or Parties, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. Except as provided in Section 7.3(f), payment of the fees and expenses described in this Section 7.3 shall constitute the sole and exclusive remedy of the Parties in connection with any termination of this Agreement.

SECTION 8. Miscellaneous Provisions

8.1 Amendment. Prior to the Effective Time, subject to 5.5(e), this Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time (whether before or after the adoption of this Agreement by the Company’s shareholders); provided, however, that after any such adoption of this Agreement by the Company’s shareholders, no amendment shall be made which by applicable Legal

Requirements requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger.

8.4 Entire Agreement; Counterparts. This Agreement and the other agreements and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties (and, in the case of Parent and Merger Sub, any of their Affiliates), with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 8.5(c), in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California (it being agreed that the consents to jurisdiction and venue set forth in this Section 8.5(a) shall not constitute general consents to service of process in the State of California and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto); (ii) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, any Party may petition for the removal of such action to any federal court located in California; and (iii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.9. The Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 7.3 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with (A) enforcing Parent’s obligation to cause the Equity Financing to be funded to fund the Merger (but not the right of the Company to such injunctions, specific performance or other equitable remedies for obligations other than with respect to the Equity Financings) shall be subject to the requirements that (i) the Marketing Period has ended and all conditions in Section 6.1 and 6.2 were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at Closing) at the time when the Closing would have been required to occur but for the failure of the Equity Financing to be funded, (ii)(a) the Debt Financing (including any alternative financing that has been obtained in accordance with, and satisfies the conditions of, Section 5.12(a) of this Agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and (b) the Rollover Investments are made at Closing and (iii) the Company has irrevocably confirmed that if the Equity Financing and Debt Financing are funded, then it would take such actions that are within its control to cause the Closing to occur and (B) enforcing Parent’s obligation set forth in Section 5.12 to cause the Debt Financing to be funded to fund the Merger shall be subject to the requirement that (i) the Marketing Period has ended and all conditions in Section 6.1 and 6.2 were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at Closing) at the time when the Closing would have been required to occur but for the failure of the Debt Financing to be funded and (ii) all of the conditions to the Debt Financing have been satisfied. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) Notwithstanding the foregoing, each of the Parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third- party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source, or any of its Affiliates or Representatives, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court, and that the provisions of Section 8.5(d) relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim and any such action, cause of action, claim, cross-claim or third party claim shall be governed by the laws of New York.

(d) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) The Company, on behalf of itself and each of its Representatives, shareholders, holders of Company Options and holders of any other Company Equity Awards (collectively, the “Seller Group” and each, a “Seller Group Member”), hereby waives and agrees not to assert against any Financing Source or any of the respective former, current, or future Affiliates or Representatives of the Financing Sources (collectively, the “Financing Group” and each a “Financing Group Member”), any right or claim for any and all losses, claims or liabilities suffered by any Seller Group Member as a result of any breach of this Agreement by Parent or Merger Sub or any breach of the other agreements contemplated hereby, including the Debt Commitment Letter, by any Person in the Financing Group party thereto, the failure of the Merger to be consummated or in any other respect with respect to this Agreement or any other agreement contemplated hereby (including the Debt Commitment Letter), and none of the Financing Group Members shall have any further liability or obligation to any Seller Group Member relating to or arising out of this Agreement, the other agreements contemplated hereby or any of the transactions contemplated hereby or thereby under any theory or with respect to any claim, whether sounding in law or equity. Without modifying or qualifying in any way the preceding sentence or implying any intent contrary thereto, for the avoidance of doubt, in no event shall any Seller Group Member be entitled to seek or obtain any other damages of any kind against any such Financing Group Member, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the transactions contemplated hereby (including, any breach by Parent or Sub), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Legal Requirement arising out of any such breach, termination or failure.

8.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other Parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, however, that Parent or Merger Sub may (i) assign this Agreement to any of their Affiliates (provided that such assignment shall not (A) affect the obligations of the Equity Provider under the Equity Funding Letter, the Rollover Investors under the Rollover Letters or any Guarantors under the Guaranty or (B) impede or delay the consummation of the Transactions or otherwise impede the rights of the shareholders of the Company under this Agreement) and/or (ii) pledge its rights hereunder as security to its Financing Sources; provided that no such assignment or pledge permitted pursuant to this Section 8.7 shall relieve Parent of its obligations hereunder.

8.8 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (i) if the Effective Time occurs (A) the right of the Company’s shareholders to receive the Merger Consideration at the Effective Time and (B) the right of the holders of Company Equity Awards to receive the consideration set forth in Section 5.3 at the Effective Time; (ii) the provisions set forth in Section 5.5 of this Agreement, (iii) the rights of persons who are explicitly provided to be third party beneficiaries of the Guaranty, the Equity Funding Letter and the Rollover Letters to the extent of the rights set forth therein, (iv) the rights of the Parent Related Parties and the Company Related Parties set forth in Section 7.3(e) and (v) the rights of Financing Sources and sources of debt financing for the Transactions set forth in Sections 7.3(e) and Section 8.5.

8.9 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two business days after sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

if to Parent or Merger Sub (or following the Effective Time, the Company):

212F Holdings LLC

c/o Sycamore Partners Management, L.L.C.

9 West 57th Street, 31st Floor

New York, NY 10019

Attn:	Stefan Kaluzny and
Peter Morrow
Email:	skaluzny@sycamorepartners.com
pmorrow@sycamorepartners.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attn: James P. Faley

Email: jfaley@winston.com

and

Law Offices of Gary M. Holihan, P.C.

2345 Larkdale Drive

Glenview, Illinois 60025

Attn: Gary M. Holihan

Email: garyholihan@gmail.com

if to the Company (prior to the Effective Time):

Hot Topic, Inc.

18305 E. San Jose Avenue,

City of Industry, California 91748

Attn: Jonathan Block

Email: jblock@hottopic.com

with a copy to (which shall not constitute notice):

Cooley LLP

Attn: Barbara L. Borden

4401 Eastgate Mall

San Diego, CA 92121

Email: bordenbl@cooley.com

and

Cooley LLP

Attn: Jason L. Kent

4401 Eastgate Mall

San Diego, CA 92121

Email: jkent@cooley.com

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.11 Obligation of Parent. Parent shall ensure that each of Merger Sub and the Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of Merger Sub and the Surviving Corporation under this Agreement, and Parent shall be jointly and severally liable with Merger Sub and the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

8.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

HOT TOPIC, INC.

By:	/s/ Lisa Harper
Name:	Lisa Harper
Title:	Chairman, CEO

212F HOLDINGS LLC

By:	/s/ Stefan Kaluzny
Name:	Stefan Kaluzny
Title:	President

HT MERGER SUB INC.

By:	/s/ Stefan Kaluzny
Name:	Stefan Kaluzny
Title:	President

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

1996 Plan. “1996 Plan” means the Company’s 1996 Equity Incentive Plan.

1996 Non-Employee Directors’ Plan. “1996 Non-Employee Directors’ Plan” means the Company’s Non-Employee Directors’ Stock Option Plan, as amended.

280G Individual. “280G Individual” is defined in Section 2.15(e).

2006 Plan. “2006 Plan” means the Company’s 2006 Equity Incentive Plan.

2012 Plan. “2012 Plan” means the Company’s 2012 Equity Incentive Plan.

Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” is defined in Section 4.3(a) of the Agreement.

Acquired Corporation Returns. “Acquired Corporation Returns” is defined in Section 2.15(a) of the Agreement.

Acquired Corporations. “Acquired Corporations” shall mean the Company and each of its Subsidiaries, collectively.

Acquisition Proposal. “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) issuance or acquisition of 20% or more of the outstanding Company Common Stock, (C) recapitalization, tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock, in each case other than the Transactions .

Affiliate. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Antitrust Laws. “Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign anti-trust laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

Assumptions. “Assumptions” is defined in Section 2.15(e).

Available Financing. “Available Financing” is defined in Section 5.12(b) of the Agreement.

Balance Sheet. “Balance Sheet” is defined in Section 2.6 of the Agreement.

Bank Financing. “Bank Financing” is defined in Section 5.12(b) of the Agreement.

Book-Entry Shares. “Book-Entry Shares” shall mean non-certificated shares of Company Common Stock represented by book-entry.

business day. “business day” shall mean means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.

Certificates. “Certificates” is defined in Section 1.6(b) of the Agreement.

Change of Control Payment. “Change of Control Payment” is defined in Section 2.9(a)(vi) of the Agreement.

Change of Recommendation. “Change of Recommendation” is defined in Section 4.3(f) of the Agreement.

Claim. “Claim” is defined in Section 5.5(c) of the Agreement.

Closing. “Closing” is defined in Section 1.3 of the Agreement.

Closing Date. “Closing Date” is defined in Section 1.3 of the Agreement.

COBRA. “COBRA” means the continuation coverage required by Section 4980B of the Code.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

Company. “Company” is defined in the preamble to the Agreement.

Company Adverse Recommendation Change. “Company Adverse Recommendation Change” is defined in Section 4.3(e) of the Agreement.

Company Associate. “Company Associate” shall mean each officer or other employee, or individual who is an independent contractor, consultant or director, of or to any of the Acquired Corporations.

Company Board Recommendation. “Company Board Recommendation” is defined in Section 4.3 (e) of the Agreement.

Company Common Stock. “Company Common Stock” shall mean the common stock, no par value, of the Company.

Company Contract. “Company Contract” shall mean any Contract to which any of the Acquired Corporations is a party.

Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

Company Employee Agreement. “Company Employee Agreement” shall mean each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Acquired Corporations; and (b) any Company Associate (other than any Company Associate that is part time or paid on an hourly basis), other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of any Acquired Corporation to make any severance, termination, change in control or similar payment or to provide any benefit.

Company Equity Award. “Company Equity Award” shall mean any award of compensation (including deferred compensation) that is required under the terms of such existing award to be or may be paid or settled in Company Common Stock.

Company Equity Plans. “Company Equity Plans” shall mean the 1996 Non-Employee Directors’ Plan, 1996 Plan, 2006 Plan, 2012 Plan and ESPP.

Company IP. “Company IP” shall mean (a) all Intellectual Property Rights that are owned or purported to be owned by the Acquired Corporations and (b) all material Intellectual Property Rights licensed by the Acquired Corporations.

Company Lease. “Company Lease” shall mean any Company Contract pursuant to which the Acquired Corporations lease or sublease Leased Real Property from another Person.

Company Options. “Company Options” shall mean all options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company’s Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Company Preferred Stock. “Company Preferred Stock” shall mean the preferred stock, no par value, of the Company.

Company Related Parties. “Company Related Parties” is defined in Section 7.3(e) of the Agreement.

Company SEC Documents. “Company SEC Documents” is defined in Section 2.4(a) of the Agreement.

Company Shareholders’ Meeting. “Company Shareholders’ Meeting” is defined in Section 5.1(a) of the Agreement.

Compliant. “Compliant” shall mean, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading, (ii) such Required Information is, and remains throughout the Marketing Period, compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16) for offerings of non-convertible debt securities on a registration statement on Form S-1 (subject to exceptions customary for a private placement of non-convertible high yield debt securities pursuant to Rule 144A promulgated under the Securities Act) and (iii) the Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Information and (iv) the Company’s auditors have delivered drafts of customary comfort letters, including, without limitation, customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the offering documents, and such auditors have confirmed they are prepared to issue any such comfort letter upon pricing throughout the Marketing Period.

Confidentiality Agreement. “Confidentiality Agreement” is defined in Section 4.1 of the Agreement.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Continuing Employees. “Continuing Employees” is defined in Section 5.4 of the Agreement.

Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (except, in each case, purchase orders).

CGCL. “CGCL” shall mean the California General Corporation Law, as amended.

Debt Commitment Letter. “Debt Commitment Letter” is defined in Section 3.9 of the Agreement.

Debt Financing. “Debt Financing” is defined in Section 3.9 of the Agreement.

Designated Consideration. “Designated Consideration” is defined in Section 5.3 (a) of the Agreement.

Dissenting Shares. “Dissenting Shares” is defined in Section 1.7 of the Agreement.

DOJ. “DOJ” shall mean the U.S. Department of Justice.

DOL. “DOL” is defined in Section 2.16(c) of the Agreement.

Effective Time. “Effective Time” is defined in Section 1.3 of the Agreement.

Employee Plan. “Employee Plan” shall mean any salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement and each other employee benefit plan, or arrangement sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

End Date. “End Date” shall mean September 6, 2013.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Equity Funding Letter. “Equity Funding Letter” is defined in Section 3.9 of the Agreement.

Equity Financing. “Equity Financing” is defined in Section 3.9 of the Agreement.

Equity Provider. “Equity Provider” is defined in Section 3.9 of the Agreement.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

ESPP. “ESPP” means the Company Employee Stock Purchase Plan, as amended.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Financing. “Financing” is defined in Section 3.9 of the Agreement.

Financing Group. “Financing Group” is defined in Section 8.5(e) of the Agreement.

Financing Group Member. “Financing Group Member” is defined in Section 8.5(e) of the Agreement.

Financing Letters. “Financing Letters” is defined in Section 3.9 of the Agreement.

Financing Source. “Financing Sources” means the parties to the Debt Commitment Letter and their respective former, current or future general or limited partners, shareholders, managers, members, directors, officers or Affiliates.

FTC. “FTC” shall mean the U.S. Federal Trade Commission.

GAAP. “GAAP” is defined in Section 2.4(b) of the Agreement.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

Guaranty. “Guaranty” is defined in Recital E to the Agreement.

Guarantor. “Guarantor” is defined in Recital E to the Agreement.

Hazardous Materials. “Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indebtedness. “Indebtedness” shall mean (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or any of its Subsidiaries, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Company or any of its Subsidiaries, (iii) any obligations in respect of letters of credit and bankers’ acceptances (other than letters of credit used as security for leases), or (iv) any guaranty of any such obligations described in clauses (i) through (iii) of any Person other than the Company or any of its Subsidiaries (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).

Indemnified Persons. “Indemnified Persons” is defined in Section 5.5(a) of the Agreement.

Indemnifying Parties. “Indemnifying Parties” is defined in Section 5.5(b) of the Agreement.

Intellectual Property Rights. “Intellectual Property Rights” shall mean and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; (e) other proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; and (g) all registrations, renewals, extensions, combinations, statutory invention registrations, provisionals, continuations, continuations-in-part, provisionals, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries) , along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

IRS. “IRS” shall mean the Internal Revenue Service.

knowledge. “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge of such Entity’s executive officers.

Leased Real Property. “Leased Real Property” is defined in Section 2.7(b) of the Agreement.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NASDAQ).

Marketing Period. “Marketing Period” shall mean the first period of 20 consecutive business days after the date of this Agreement beginning on the later of the first day on which (a) Parent shall have the Required Information the Company is required to provide pursuant to Section 5.12, and such Required Information is Compliant and (b) all conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied at the Closing, which need only be satisfied at the Closing, as the case may be) have been satisfied and nothing has occurred and no condition exists that would cause any of such conditions not to be satisfied assuming Closing, as the case may be, were to be scheduled for any time during such 20 consecutive business day period; provided that (x) July 4, 2013 and July 5, 2013 shall not be considered business days and (y) if such 20 consecutive business day period has not ended prior to August 17, 2013, then it will not commence until after September 2, 2013. Notwithstanding the foregoing, the “Marketing Period” shall not commence and shall be deemed not to have commenced (A) prior to the mailing of the Proxy Statement or (B) if, on or prior to the completion of such 20 business day period, the Company shall have publicly announced any intention to restate any material financial information included in the Required Information or that any such restatement is under consideration, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required, and the requirements in clauses (a) and (b) above would be satisfied on the first day, throughout and on the last day of such new 20 business day period or (y) the Required Information would not be Compliant at any time during such 20 business day period, in which case a new 20 business day period shall commence upon Parent and its financing sources receiving updated Required Information that would be Compliant, and the requirements in clauses (a) and (b) above would be satisfied on the first day, throughout and on the last day of such new 20 business day period (for the avoidance of doubt, it being understood that if at any time during the Marketing Period the Required Information provided at the initiation of the Marketing Period ceases to be Compliant, then the Marketing Period shall be deemed not to have occurred). In addition, if the Marketing Period would end after the last day prior to the filing of the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2013 on which the auditors would be willing to deliver comfort letters with negative assurance through the pricing date of such offering pursuant to SAS 72 (i.e., the 135th day after the end of the third fiscal quarter) and before the day that the Company files such Form 10-K, then the Marketing Period will not begin prior to the filing of such Form 10-K; provided, that such Form 10-K, for the avoidance of doubt, may omit such information as is permitted to be incorporated by reference to the Company’s proxy statement for its next annual meeting of shareholders pursuant to General Instruction G of Form 10-K.

Material Adverse Effect. An event, occurrence, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (whether or not any such matter, considered together with all other matters, would constitute a breach to the representations, warranties, covenants or agreements of the Company set forth in the Agreement) had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, financial condition or results of operations of the Acquired Corporations taken as a whole or (b) the ability of the Company to consummate the Transactions; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on the Acquired Corporations: (i) any change in the market price or trading volume of the Company’s stock; (ii) any event, violation, inaccuracy, circumstance or other matter resulting from the announcement or pendency of the Transactions (other than for purposes of any representation or warranty contained in Section 2.22 but subject to disclosures in Part 2.22 of the Company Disclosure Schedule), including to the extent so resulting in, any reduction in revenue, any disruption in (or loss of) supplier, distributor, partner or similar relationships or any loss of employees or any litigation arising from allegations of breach of fiduciary duty or violation of Legal Requirements relating to this Agreement or the transactions contemplated by this Agreement; (iii) any event, circumstance, change or effect in the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions, except to the extent that the Acquired Corporations are adversely affected disproportionately relative to the other participants in such industries or the economy generally, as applicable; (iv) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency; (v) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity or any other similar event, except to the extent that such event, circumstance, change or effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate or the economy generally, as applicable; (vi) the failure of the Acquired Corporations to meet internal or analysts’ expectations or projections or the results of operations of the Acquired Corporations; (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by the Acquired Corporations at the written direction of Parent or any action specifically required to be taken by the Acquired Corporations, or the failure of the Acquired Corporations to take any action that the Acquired Corporations are specifically prohibited by the terms of this Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor pursuant to Section 4.2; (viii) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates, (ix) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP), or (x) any change or prospective change in the Company’s credit ratings; it being understood that the exceptions in clauses (i), (vi) and (x) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (ii) through (v) or (vii) through (ix) hereof) is a Material Adverse Effect.

Material Contract. “Material Contract” is defined in Section 2.9(a) of the Agreement.

Merger. “Merger” is defined in Recital A of the Agreement.

Merger Consideration. “Merger Consideration” is defined in Section 1.5(a)(iii) of the Agreement.

Merger Sub. “Merger Sub” is defined in the preamble to the Agreement.

NASDAQ. “NASDAQ” shall mean The NASDAQ Global Market.

Owned Real Property. “Owned Real Property” is defined in Section 2.7(e) of the Agreement.

Parent. “Parent” is defined in the preamble to the Agreement.

Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions contemplated by this Agreement.

Parent Related Parties. “Parent Related Parties” is defined in Section 7.3(e) of the Agreement.

Parties. “Parties” shall mean Parent, Merger Sub and the Company.

Paying Agent. “Paying Agent” is defined in Section 1.6(a) of the Agreement.

Payment Fund. “Payment Fund” is defined in Section 1.6(a) of the Agreement.

Permitted Encumbrance. “Permitted Encumbrance” shall mean (a) any Encumbrance that arises out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including without limitation mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business), (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (d) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Government Bodies having jurisdiction over such real property or that are otherwise set forth on a title report or (e) Encumbrances that, individually or in the aggregate would not reasonably be expected to interfere in any material respect with the use of the assets or the conduct of normal business operations of the relevant party.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Pre-Closing Period. “Pre-Closing Period” is defined in Section 4.1 of the Agreement.

Proxy Statement. “Proxy Statement” shall mean the proxy or information statement of the Company to be sent to the Company’s shareholders in connection with the Company Shareholders’ Meeting.

Redacted Fee Letter. “Redacted Fee Letter” means a fee letter from a financing source in which the only redactions relate to fee amounts, “market flex” provisions and “securities demand” provisions, provided that such redactions do not relate to any terms that would adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the debt financing or other funding being made available by such financing source, except to the extent a reduction from such financing source would be offset by an increase in the debt financing or other funding being made available by such financing source or another financing source.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, registered domain names, and all applications for any of the foregoing.

Release. “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

Representatives. “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

Required Company Shareholder Vote. “Required Company Shareholder Vote” shall mean the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders’ Meeting.

Required Information. “Required Information” is defined in Section 5.12(b) of the Agreement.

Restricted Securities. “Restricted Securities” shall mean shares of Company Common Stock granted subject to vesting or other lapse restrictions pursuant to the Company’s stock option plans.

Retail Store Leases. “Retail Store Leases” is defined in Section 2.9(a)(x) of this Agreement.

Reverse Termination Fee. “Reverse Termination Fee” is defined in Section 7.3(c) of the Agreement.

Rollover Investments. “Rollover Investments” is defined in Section 3.9 of this Agreement.

Rollover Investors. “Rollover Investors” is defined in Section 3.9 of this Agreement.

Rollover Letters. “Rollover Letters” is defined in Section 3.9 of this Agreement.

Rollover Shares. “Rollover Shares” is defined in Section 1.5(a)(iii).

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Seller Group. “Seller Group” is defined in Section 8.5 (e) of the Agreement.

Seller Group Member. “Seller Group Member” is defined in Section 8.5(e) of the Agreement.

Solvent. “Solvent” is defined in Section 3.10 of the Agreement.

Specified Agreement. “Specified Agreement” is defined in Section 7.1(f) of the Agreement.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Superior Offer. “Superior Offer” shall mean a bona fide written Acquisition Proposal that the Board of Directors of the Company determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor of nationally recognized reputation, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Company’s Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s shareholders (solely in their capacity as such, and excluding the Rollover Investors) from a financial point of view than the transaction contemplated by this Agreement; provided that for purposes of the definition of “Superior Offer”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

Support Agreements. “Support Agreements” is defined in Recital B to the Agreement.

Surviving Corporation. “Surviving Corporation” is defined in Recital A of the Agreement.

Takeover Laws. “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), escheat obligation, levy, assessment, tariff, duty (including any customs duty), and any charge or amount (including any fine, penalty or interest) related to any tax, imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Termination Fee. “Termination Fee” is defined in Section 7.3(b) of the Agreement.

Transactions. “Transactions” shall mean (a) the execution and delivery of the Agreement, and (b) all of the transactions contemplated by this Agreement, including the Merger.

Turn-Down Fee. “Turn-Down Fee” is defined in Section 7.3(d) of the Agreement.

EXHIBIT B

SURVIVING CORPORATION ARTICLES OF INCORPORATION

ANNEX B

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”), dated as of March 6, 2013, is by and among 212F Holdings LLC, a Delaware limited liability company (“Parent”), HT Merger Sub Inc., a California corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and [SHAREHOLDER] (“Shareholder”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub, and Hot Topic, Inc., a California corporation (the “Company”), will enter into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended from time to time in accordance with its terms (the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, Shareholder is, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Common Stock, no par value (the “Company Common Stock”), of the Company set forth opposite the name of Shareholder on Schedule I hereto (together with any shares of Company Common Stock and of the Company which Shareholder may acquire at any time in the future during the term of this Agreement, the “Shares”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

(a) Shareholder (i) is the record and/or beneficial owner of the shares of Company Common Stock set forth opposite Shareholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, Shareholder does not hold or have any beneficial ownership interest in any other shares of Company Common Stock.

(b) Shareholder has the legal capacity or requisite entity power and authority, as the case may be, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If Shareholder is an entity, it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly executed and delivered by Shareholder and, assuming this Agreement constitutes a legally valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(d) If Shareholder is an individual and the Shares constitute community property or otherwise require spousal approval in order for this Agreement to be a legally valid and binding obligation of Shareholder, this Agreement has been duly executed and delivered by Shareholder’s spouse and, assuming this Agreement is a legal, valid and binding obligation of Parent and Merger Sub, constitutes a legal, valid and binding obligation of Shareholder’s spouse, enforceable against such spouse in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e) Neither the execution and delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or by which Shareholder or Shareholder’s assets are bound, except for any such violation, default or conflict which would not prevent or delay the performance by Shareholder of any of its obligations under this Agreement. The consummation by Shareholder of the transactions contemplated hereby will not (i) violate any provision of any law, order, settlement, judgment, injunction or decree applicable to Shareholder, (ii) if Shareholder is an entity, conflict with or violate Shareholder’s organizational documents (iii) require any consent, approval, or notice under any law applicable to Shareholder other than (x) as required under the Exchange Act and the rules and regulations promulgated thereunder and/or (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Shareholder of any of its obligations under this Agreement.

(f) The Shares and the certificates, if any, representing the Shares owned beneficially and/or of record by Shareholder are now, and at all times during the term hereof will be, held by Shareholder, by a nominee or custodian for the benefit of Shareholder or its clients, free and clear of all Encumbrances, claims, proxies, voting trusts or agreements, options, rights (other than community property interests, if any, applicable to an individual Shareholder), understandings or arrangements or any other liens or restrictions whatsoever on title, transfer, or exercise of any rights of a shareholder in respect of such Shares (collectively, “Liens”), except for (i) any such Liens arising hereunder, (ii) any applicable restrictions on transfer under state or federal securities laws and (iii) any rights, agreements, understandings or arrangements that represent solely a financial interest in cash received upon sale of the Shares (collectively, “Permitted Liens”).

(g) Shareholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and except for Permitted Liens (none of which will prevent Shareholder from complying with the terms of this Agreement).

(h) There is no Legal Proceeding pending or, to the knowledge of Shareholder, threatened against Shareholder at law or equity before or by any Governmental Body that could reasonably be expected to impair or materially delay the performance by Shareholder of Shareholder’s obligations under this Agreement.

(i) Shareholder has received and reviewed a substantially final draft of the Merger Agreement. Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

(j) No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shareholder in its capacity as such.

SECTION 2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Shareholder as follows:

(a) Each of Parent and Merger Sub is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and each of Parent and Merger Sub has all requisite entity power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b) This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming such agreements constitute legally valid and binding obligations of the other parties thereto, this Agreement and the Merger Agreement constitute the legally valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 3. Transfer of the Shares; Other Legal Proceedings.

(a) Prior to the termination of this Agreement, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, Shareholder shall not: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, create or suffer to exist any Liens (other than Permitted Liens) on or consent to any of the foregoing (“Transfer”), any or all of Shareholder’s Company Options, if any, or Shares, or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding other than a Permitted Lien (provided such Permitted Lien shall not prevent Shareholder from complying with the terms of this Agreement) with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares with respect to any matter that is inconsistent with the provisions hereof; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Shares shall occur (including, but not limited to, a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Upon the request of Parent and at Parent’s expense including any reasonable legal fees, Shareholder shall surrender or cause to be surrendered to the Company any share certificates representing the Shares for imposition of a legend referencing these restrictions on transfer and the fact that the Shares are subject to a voting agreement and an irrevocable proxy in accordance with Section 418(a) of the CGCL.

(b) Shareholder agrees that it shall not become a member of a “group” (as that term is used in Section 13(d) of the Securities Exchange Act) with respect to any shares of Company Common Stock, Company Options, Restricted Securities or any other voting securities of the Company for the purpose of opposing or competing with or knowingly taking any actions inconsistent with the transactions contemplated by the Merger Agreement, provided, however, this Section 3(b) shall not apply if (i) the Merger Agreement shall have been terminated in accordance with its terms or (ii) this Agreement shall have been terminated in accordance with Section 8.

(c) Notwithstanding the foregoing, Shareholder may make (i) Transfers of Shares (A) to any Affiliate, (B) by will or by operation of law or other Transfers to immediate family members, trusts for the benefit of Shareholder or any immediate family member of Shareholder or other Transfers for estate planning purposes, or upon the death of Shareholder, or (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, in which each case described in clauses (A), (B) and/or (C) above, any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer, and (ii) with respect to Shareholder’s Company Options which expire on or prior to the End Date and Restricted Securities that vest on or prior to the End Date, Transfers of Shares to the Company (I) in payment of the exercise price applicable to each such Company Option (II) in order to satisfy required withholding taxes applicable upon the exercise of such Company Options or the vesting of such Restricted Securities, and (iii) other Transfers of Shares as Parent may otherwise agree in writing in its sole discretion.

SECTION 4. Voting of Shares; Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Without in any way limiting Shareholder’s right to vote Shareholder’s Shares in Shareholder’s sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, at every meeting of shareholders of the Company called, and at every adjournment or postponement thereof, Shareholder shall, or shall cause the holder of record of the Shares on any applicable record date to, (i) appear at each such meeting or otherwise cause all of Shareholder’s Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all Shares entitled to vote at each such meeting (the “Vote Shares”) (A) in favor of the approval of the Merger Agreement and the principal terms of the Merger and the approval of the other transactions contemplated by the Merger Agreement and/or (B) against (x) any action or agreement that would in any material respect impede, interfere with or prevent the Merger, including, but not limited to, any reorganization, recapitalization or liquidation involving the Company or any Subsidiary of the Company, (y) any Acquisition Proposal and (z) any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Shareholder under this Agreement.

(b) Shareholder hereby irrevocably grants to, and appoints, Parent and any duly appointed designee thereof, Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to attend any meeting of the shareholders of the Company on behalf of Shareholder with respect to the matters set forth in Section 4(a), to include such Shares in any computation for purposes of establishing a quorum at any such meeting of shareholders of the Company, and to vote all Vote Shares, or to grant a consent or approval in respect of the Vote Shares, in connection with any meeting of the shareholders of the Company or any action by written consent in lieu of a meeting of shareholders of the Company in a manner consistent with the provisions of Section 4(a), provided, however, that Shareholder’s grant of the proxy contemplated by this Section 4(b) shall be effective if, and only if, Shareholder has not delivered to the Secretary of the Company at least ten (10) business days prior to such meeting a duly executed proxy card in the form previously approved by Parent and the Company for use at such meeting voting Shareholder’s Shares in the manner consistent with the provisions of Section 4(a), or in the event such proxy card has been thereafter modified or revoked or otherwise fails to provide evidence of Shareholder’s compliance with its obligations under Section 4(a), a proxy card in form and substance reasonably acceptable to Parent. Shareholder hereby affirms that the proxy set forth in this Section 4(b), if it becomes effective pursuant to the foregoing sentence, is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of Shareholder under this Agreement, and hereby further affirms that the proxy is coupled with an interest and if it becomes effective pursuant to the foregoing sentence, except as set forth in this Section or in Section 8, is intended to be irrevocable in accordance with the provisions of Section 705 of the CGCL during the term of this Agreement.

(c) Shareholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.

(d) Notwithstanding the foregoing, Shareholder shall retain at all times the right to vote the Shares owned beneficially and/or of record by it in its sole discretion and without any other limitation on those matters other than those set forth in this Section 4 that are at any time or from time to time presented for consideration to the Company’s shareholders generally.

(e) The obligations set forth in this Section 4 shall apply to Shareholder unless and until the earliest to occur of (x) the termination of this Agreement or the Merger Agreement or as otherwise provided pursuant to Section 8 or (y) there has been and remains in effect a Company Adverse Recommendation Change or a Change of Recommendation.

(f) Shareholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Shareholder may have, and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective representatives or successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

SECTION 5. Acquisition Proposals; No Solicitation. Shareholder agrees that any discussions, negotiations or other actions by Shareholder with respect to any Acquisition Proposal will be undertaken by Shareholder solely in Shareholder’s capacity as a director or officer of the Company, and any such actions with respect to any Acquisition Proposal shall be governed by the terms and conditions of the Merger Agreement.

SECTION 6. Directors and Officers. This Agreement shall apply to Shareholder solely in Shareholder’s capacity as the beneficial owner and/or holder of record of Company Common Stock, Company Options, Restricted Securities and/or other equity interests in the Company and not in Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries and nothing in this Agreement shall (or shall require Shareholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries, including the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 7. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary or desirable to carry out all of the provisions hereof, including all of the parties’ obligations under this Agreement, including without limitation to vest in Parent the power to vote the Shares to the extent contemplated by Section 4.

SECTION 8. Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i)	termination of the Merger Agreement in accordance with its terms;

(ii)	the Effective Time;

(iii)	any change to the terms of the Merger without the prior written consent of Shareholder that (A) reduces the Merger Consideration (subject to adjustments in compliance with Section 1.05(b) of the Merger Agreement) or (B) changes the form of consideration payable in the Merger;

(iv)	the mutual written consent of Parent and Shareholder; or

(v)	December 31, 2013.

(b) Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate (including without limitation the irrevocable proxy granted under Section 4(b) hereof), without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party from liability arising from any willful breach prior to such termination.

(c) Section 11 shall survive the termination of this Agreement.

SECTION 9. Public Announcements. Shareholder agrees that any public announcements by Shareholder relating to the transactions contemplated by this Agreement and the Merger Agreement will solely be in Shareholder’s capacity as a director or officer of the Company, and any such public announcement shall be governed by the terms and conditions of the Merger Agreement, subject to Shareholder’s ability to comply with required disclosures relating to this Agreement under the federal securities laws. Shareholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of Shareholder’s identity and holding of the Shares and the nature of Shareholder’s commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Body, or any other disclosure document in connection with the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents; provided, however, that Parent and its Affiliates shall provide Shareholder with a reasonable opportunity to review and comment on such publication and/or disclosure of the name of Shareholder and/or its Affiliates in advance of such publication and/or disclosure, and shall accept any such reasonable and timely comments of the Shareholder. Shareholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

SECTION 10. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that Shareholder shall become the beneficial and/or record owner of any additional shares of Company Common Stock after the date of this Agreement, then the terms of this Agreement shall apply to the shares of Company Common Stock owned beneficially and/or of record by Shareholder immediately following the effectiveness of the events described in clause (a) or Shareholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder. In the event that Shareholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4, then the terms of Section 4 shall apply to such other securities as though they were Shares hereunder.

SECTION 11. Miscellaneous.

(a) Notices. All notices, requests, claims, demands or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent via electronic mail (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Shareholder, to:

[Shareholder Name]
[Shareholder Address]
Attention:	[ ]
E-mail:	[ ]

with copies (which shall not constitute notice) to:

[ ]
[ ]
Attention:	[ ]
E-mail:	[ ]

If to Parent or Merger Sub, to:

[ ]
[Address]
Attention:	[ ]
E-mail:	[ ]

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attn: James P. Faley

Email: jfaley@winston.com

and

Law Offices of Gary M. Holihan, P.C.

2345 Larkdale Drive

Glenview, Illinois 60025

Attn: Gary M. Holihan

Email: garyholihan@gmail.com

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement may be executed by PDF and in counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(d) Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever, other than the Company which is an express third-party beneficiary of Section 4(f) of this Agreement.

(e) Governing Law, Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California (it being agreed that the consents to jurisdiction and venue set forth in this Section 11(e) shall not constitute general consents to service of process in the State of California and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); (ii) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, any party may petition for the removal of such action to any federal court located in California; and (iii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 11(a). The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(f) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY OF PARENT OR ITS AFFILIATES OR THEIR REPRESENTATIVES UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(F).

(g) Assignment; Binding Nature. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Parent, in each case to which it assigns its obligations under the Merger Agreement after providing written notice to Shareholder at least two (2) business days prior to such assignment; provided, that no such assignment shall relieve the assigning party of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h) Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner so that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

(i) Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and each party waives any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 11(i).

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k) No Recourse. Parent and Merger Sub agree that Shareholder (in Shareholder’s capacity as a shareholder of the Company) will not be liable for claims, losses, damages, expenses or other liabilities or obligations resulting from or related to the Merger Agreement, including the Company’s breach of the Merger Agreement.

(l) No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(m) No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Person in the voting of any of the Shares (except as otherwise specifically provided herein) or in the performance of Shareholder’s duties or responsibilities as a shareholder of the Company.

[Signature Pages Follow]

SIGNATURE PAGE TO

SUPPORT AGREEMENT

IN WITNESS WHEREOF, Parent, Merger Sub and Shareholder have caused this Agreement to be duly executed and delivered as of the date first written above.

212F HOLDINGS LLC

By:
Name:
Title:

HT MERGER SUB INC.

By:
Name:
Title:

SIGNATURE PAGE TO

SUPPORT AGREEMENT

[
Shareholder][1]
[[Shareholder]

By:
Name:
Title: ][2]

[1]	Note to Draft: Such signature block is only applicable to individual Shareholders.
[2]	Note to Draft: Such signature block is only applicable to entity Shareholders.

SIGNATURE PAGE TO

SUPPORT AGREEMENT

[The undersigned (x) understands that pursuant to the provisions of the attached Agreement, the undersigned’s spouse agrees to vote Shares and grant proxies with respect thereto, all as provided in the Agreement (capitalized terms being defined in the Agreement), (y) understands that the undersigned may have a community property or other interest in such Shares, and (z) consents to such agreement to vote and agrees to be bound by each and every provision of the Agreement.

[Shareholder’s Spouse]][3]

[3]	Note to Draft: Such signature block is only applicable to individual Shareholders.

SCHEDULE I

NAME AND ADDRESS	COMPANY COMMON STOCK		RESTRICTED STOCK		COMPANY OPTIONS

[Shareholder]
[Shareholder Address]

	[	]	[	]	[	]

TOTAL	[	]	[	]	[	]

ANNEX C

GUGGENHEIM SECURITIES, LLC 330 MADISON AVENUE NEW YORK, NEW YORK 10017 GUGGENHEIMPARTNERS.COM

March 6, 2013

The Board of Directors

Hot Topic, Inc.

18305 East San Jose Ave

City of Industry, CA 91748

Members of the Board:

We understand that Hot Topic, Inc. (“Hot Topic”), 212F Holdings LLC, a Delaware limited liability company (“Parent”) and an affiliate of Sycamore Partners, L.P and Sycamore Partners A (together, “Sycamore”), and HT Merger Sub Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), intend to enter into an Agreement and Plan of Merger, dated as of March 6, 2103 (the “Agreement”), pursuant to which Merger Sub will be merged with and into Hot Topic (the “Merger”) in a transaction in which each outstanding share of common stock, no par value, of Hot Topic (the “Common Stock”), other than shares of Common Stock (i) in the treasury of Hot Topic or owned by a wholly owned subsidiary of Hot Topic or Parent, all of which shares will be canceled, (ii) contributed to Parent by specified members of senior management of Hot Topic (“Rollover Shares”) or (iii) as to which dissenters rights have been properly exercised, will be converted into the right to receive $14.00 per share in cash (the “Sale Price”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Sale Price to be received by holders of shares of Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders, other than holders of Rollover Shares.

In arriving at our opinion, we have:

•	Reviewed a draft of the Agreement dated as of March 6, 2013;

•	Reviewed a draft of the Limited Guarantee dated as of March 6, 2013 made by Sycamore in favor of Hot Topic;

•	Reviewed draft copies dated as of March 3, 2013 of the debt commitment letters and the equity commitment letters with respect to Sycamore’s contemplated financing of the Merger;

•	Reviewed certain publicly available business and financial information regarding Hot Topic;

•

Reviewed certain non-public business and financial information regarding Hot Topic’s business and prospects (including certain financial projections), all as prepared and provided to us by Hot Topic’s senior management;

•	Reviewed the historical prices, trading multiples and trading volumes of the Common Stock;

•

Compared the financial performance of Hot Topic and the trading multiples and trading activity of the Common Stock with relevant data for certain other publicly traded companies which we deemed generally comparable to Hot Topic;

•	Reviewed the valuation and financial metrics of certain relevant mergers and acquisitions involving companies which we deemed generally comparable to Hot Topic;

The Board of Directors

Hot Topic, Inc.

March 6, 2013

•	Performed discounted cash flow analyses based on the financial projections for Hot Topic furnished to us by Hot Topic;

•	Performed illustrative leveraged buyout analyses based on the financial projections for Hot Topic furnished to us by Hot Topic;

•	Reviewed the premia paid in precedent transactions involving retail targets; and

•	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In arriving at our opinion, we have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, any financial projections, other estimates and other forward-looking information) provided to or discussed with us by Hot Topic or obtained by us from public sources, data suppliers and other third parties. We (i) do not assume any responsibility, obligation or liability (whether direct or indirect, in contract or tort or otherwise) for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, any financial projections, other estimates and other forward-looking information), (ii) express no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of any financial projections, other estimates and other forward-looking information or the assumptions upon which they are based and (iii) have relied upon the assurances of Hot Topic’s senior management that they are unaware of any facts or circumstances that would make such information (including, without limitation, any financial projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading. Specifically, with respect to all (i) financial projections, other estimates and other forward-looking information provided to or discussed with us by Hot Topic, we have been advised by Hot Topic’s senior management, and we have assumed, that such financial projections, other estimates and other forward-looking information have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Hot Topic’s senior management as to the expected future performance of Hot Topic and (ii) financial projections, other estimates and/or other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

During the course of our engagement, we were asked by Hot Topic’s Board of Directors to solicit indications of interest from various third parties regarding a potential transaction with Hot Topic, and we have considered the results of such solicitation in rendering our opinion herein.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Hot Topic, nor have we been furnished with any such appraisals. We are not expressing any view or rendering any opinion regarding the tax consequences to Hot Topic of the Merger. We are not legal, regulatory, tax, accounting or actuarial experts and have relied on the assessments made by Hot Topic and its advisors with respect to such issues.

In rendering our opinion, we have assumed that, in all respects material to our analyses, (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) Hot Topic and Sycamore will comply with all terms of the Agreement and (iii) the representations and warranties of Hot Topic and Sycamore contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver thereof. We also have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise.

The Board of Directors

Hot Topic, Inc.

March 6, 2013

In rendering this opinion, we do not express any view or opinion as to the price or range of prices at which the shares of Common Stock or other securities of Hot Topic may trade at any time, including, without limitation, subsequent to the announcement of the Merger.

We have acted as a financial advisor to Hot Topic in connection with the Merger and will receive a customary fee for such services, which is contingent on successful consummation of the Merger. In addition, Hot Topic has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

Guggenheim Securities, LLC (“Guggenheim Securities”) has not previously been engaged by Hot Topic or Sycamore during the last two years (other than Guggenheim Securities’ engagement by Hot Topic in connection with the Merger). Guggenheim Securities may seek to provide Hot Topic and Sycamore and their respective affiliates with certain investment banking and financial advisory services unrelated to the Merger in the future.

Guggenheim Securities and its affiliates engage in a wide range of financial services activities for their own accounts and the accounts of customers, including asset and investment management, investment banking, corporate finance, mergers and acquisitions, restructuring, merchant banking, fixed income and equity sales, trading and research, derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities or its affiliates may (i) provide such financial services to Hot Topic, Sycamore, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies for which services Guggenheim Securities or certain of its affiliates has received, and may receive, compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to Hot Topic, Sycamore, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. Finally, Guggenheim Securities’ affiliates, directors, officers and employees may have investments in Hot Topic, Sycamore, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies.

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Hot Topic, Sycamore, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the Merger that differ from the views of Guggenheim Securities’ investment banking personnel.

It is understood that this letter and our opinion have been provided to Hot Topic’s Board of Directors (solely in its capacity as such) for its information and assistance in connection with its consideration of the Merger. This letter and our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the holders of Common Stock in connection with the Merger.

This letter and our opinion do not constitute a recommendation to Hot Topic’s Board of Directors in connection with the Merger, nor do this letter and our opinion constitute advice or a recommendation to any holder of Common Stock how to vote in connection with the Merger or otherwise. This letter and our opinion do not address Hot Topic’s underlying business or financial decision to pursue the Merger, the relative merits of the

The Board of Directors

Hot Topic, Inc.

March 6, 2013

Merger as compared to any alternative business or financial strategies that might exist for Hot Topic, the financing of the Merger or the effects of any other transaction in which Hot Topic might engage. In addition, this opinion does not constitute a solvency opinion or a fair value opinion, and we have not evaluated the solvency or fair value of Hot Topic under any federal or state laws relating to bankruptcy, insolvency or similar matters.

This letter and our opinion address only the fairness, from a financial point of view, of the Sale Price pursuant to the Agreement. We do not express any view or opinion as to any other term or aspect of the Merger, any term or aspect of any other agreement or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of Hot Topic. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Hot Topic’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Sale Price.

This letter and our opinion have been authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, capital markets and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Sale Price to be received by holders of shares of Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders, other than holders of Rollover Shares.

Very truly yours,

/s/ Guggenheim Securities, LLC

GUGGENHEIM SECURITIES, LLC

ANNEX D

CERTAIN PROVISIONS OF CHAPTER 13 OF THE

CALIFORNIA GENERAL CORPORATION LAW

Section 1300.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply: (1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B). (2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting. (3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301. (4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302. (c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

Section 1301.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who

D-1

desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

Section 1302.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

D-2

Shareowner Services P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET/MOBILE – www.eproxy.com/hott Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 30, 2013.
PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 30, 2013.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	To approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2013, among 212F Holdings LLC, HT Merger Sub Inc. and Hot Topic, Inc., under which HT Merger Sub Inc. will merge with and into Hot Topic, Inc., which will survive the merger and become an affiliate of 212F Holdings LLC (the “Merger”), and to approve the principal terms of the Merger.	☐ For	☐ Against	☐ Abstain

2.	To approve, on an advisory basis, the Merger-related compensation of the Company’s named executive officers.	☐ For	☐ Against	☐ Abstain

3.	To approve a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval of the Merger Agreement and the principal terms of the Merger.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark box, sign, and indicate changes below: ☐		Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HOT TOPIC, INC.

SPECIAL MEETING OF SHAREHOLDERS

May 31, 2013

10:00 AM

Pacific Palms Resort

One Industry Hills Parkway

City of Industry, CA 91744

Hot Topic, Inc. 18305 E. San Jose Avenue City of Industry, CA 91748	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting of Shareholders of Hot Topic, Inc. (the “Company”) on May 31, 2013.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Jonathan Block, and Lisa Harper, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Shareholders of the Company and all adjournments.

See reverse for voting instructions.